As filed with the Securities and Exchange Commission on June 6, 2005

                                                              Reg. No. 333-_____
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                            NATURAL GAS SYSTEMS, INC.
                 (Name of Small Business Issuer in its Charter)
--------------------------------------------------------------------------------

            NEVADA                               1382                        80-0028196
   (State of jurisdiction of         (Primary Standard Industrial         (I.R.S. Employer
incorporation or organization)        Classification Code Number)        Identification No.)

                                   820 GESSNER
                                   SUITE 1340
                                HOUSTON, TX 77024
                                 (713) 935-0122
          (Address and telephone number of principal executive offices and principal place of business)
--------------------------------------------------------------------------------

                            NATURAL GAS SYSTEMS, INC.
                                   820 GESSNER
                                   SUITE 1340
                                HOUSTON, TX 77024
                                 (713) 935-0122

            (Name, address and telephone number of agent for service)
                                    COPY TO:
                             LAWRENCE SCHNAPP, ESQ.
                      TROY & GOULD PROFESSIONAL CORPORATION
                       1801 CENTURY PARK EAST, SUITE 1600
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 789-1255

Approximate date of proposed sale to the public: From time to time after the date this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

================================================================================
                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                        Amount to be    Proposed maximum     Proposed maximum          Amount of
 Title of each class of securities       registered      offering price     aggregate offering    registration fee(1)
          to be registered                                per share(1)           price(1)
----------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.001          6,864,345(2)          $1.85             $12,699,039             $1,495
----------------------------------------------------------------------------------------------------------------------

(1) The price is estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and represents the average of the high and the low prices of the our common stock on June 1, 2005, as reported on the OTC Bulletin Board.

(2) Of these shares, 5,814,345 are currently outstanding shares to be offered for resale by selling stockholders and 1,050,000 shares are currently unissued shares to be offered for resale by selling stockholders following issuance upon exercise of outstanding warrants. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.
================================================================================

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

      The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JUNE ___, 2005

                                   PROSPECTUS

                            NATURAL GAS SYSTEMS, INC.

                      6,864,345 Shares of our common stock

      This prospectus relates to the sale of up to 5,814,345 shares of our currently outstanding shares of common stock that are owned by some of our stockholders, and 1,050,000 shares of our common stock issuable upon the exercise of outstanding common stock purchase warrants held by some of our warrantholders. For a list of the selling stockholders, please see "Selling Stockholders." We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive the exercise price of the warrants if and when those warrants are exercised by the selling stockholders. None of the warrants has been exercised as of the date of this prospectus. We will pay the expenses of registering these shares.

      Our common stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol NGSY. On June 1, 2005, the closing price of our common stock was $1.85 per share.

      The shares included in this prospectus may be offered and sold directly by the selling stockholders in the open market at prevailing prices or in individually negotiated transactions, through agents designated from time to time or through underwriters or dealers. We will not control or determine the price at which a selling stockholder decides to sell its shares. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

      YOU SHOULD UNDERSTAND THE RISKS ASSOCIATED WITH INVESTING IN OUR COMMON STOCK. BEFORE MAKING AN INVESTMENT, READ THE "RISK FACTORS," WHICH BEGIN ON PAGE 3 OF THIS PROSPECTUS.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is ____________, 2005.

                                TABLE OF CONTENTS

                                                                            Page

PROSPECTUS SUMMARY.............................................................1
RISK FACTORS...................................................................3
FORWARD-LOOKING STATEMENTS....................................................12
USE OF PROCEEDS...............................................................13
MARKET OF COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.......................13
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS.......................................................14
BUSINESS......................................................................21
MANAGEMENT....................................................................27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................34
SELLING STOCKHOLDERS..........................................................35
PLAN OF DISTRIBUTION..........................................................40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................42
DESCRIPTION OF SECURITIES.....................................................43
EXPERTS.......................................................................45
LEGAL MATTERS.................................................................45
WHERE YOU CAN FIND MORE INFORMATION...........................................45
GLOSSARY OF TERMS.............................................................45
INDEX TO FINANCIAL STATEMENTS................................................F-1

YOU SHOULD RELY ONLY ON THE INFORMATION THAT IS CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS MAY BE USED ONLY IN JURISDICTIONS WHERE IT IS LEGAL TO SELL THESE SECURITIES. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF OUR COMMON STOCK. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

--------------------------------------------------------------------------------
                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus; it does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus before making an investment decision, including the information under the headings "Risk Factors."

      All information contained in this prospectus is adjusted to reflect a 40:1 reverse split of our common stock effected in May 2004.

      Throughout this prospectus, the terms "we," "us," "our," "our company" and "NGS" refer to Natural Gas Systems, Inc., a Nevada corporation formerly known as Reality Interactive, Inc., and, unless the context indicates otherwise, also includes our wholly-owned subsidiaries.

                                COMPANY OVERVIEW

      Natural Gas Systems, Inc. was formed in late 2003 to acquire established crude oil and natural gas resources and exploit them through the application of conventional and specialized technology with the objective of increasing production, ultimate recoveries, or both. We currently operate in four crude oil and natural gas fields in the State of Louisiana. Our principal executive offices are located at 820 Gessner, Suite 1340, Houston, Texas 77024. Our telephone number is 713-935-0122 and we maintain a website at www.natgas.us. Information contained on our website does not constitute part of this prospectus.

      In acquiring our crude oil and natural gas properties, we target established, shallow oil and gas fields or resources, preferably with existing road, pipeline and storage infrastructure, and reservoirs with low permeability (referred to as "tight" reservoirs in which oil or gas flow is inhibited). Such reservoirs typically have low decline rate production and limited drainage areas per well. Our strategy is to develop incremental value by (i) bringing undrained or partially drained areas of the reservoirs into production, and (ii) accelerating existing production by engaging in:

      o     work-overs to clean sand, water and paraffin from wells,

      o     re-completions into other reservoirs,

      o optimization of production facilities including installation of compression facilities,

      o     development and exploitation drilling, and

      o     selective use of lateral drilling and hydraulic fracturing.

      The NGS team is broadly experienced in oil and gas operations, development, acquisitions and financing and follows a strategy of outsourcing most of the property, corporate administrative and accounting functions.

                       CORPORATE HISTORY OF REVERSE MERGER

      Reality Interactive, Inc. ("Reality"), a Nevada corporation that traded on the OTC Bulletin Board under the symbol RLYI.OB, and the predecessor of Natural Gas Systems, Inc., was incorporated on May 24, 1994 for the purpose of developing technology-based knowledge solutions for the industrial marketplace. On April 30, 1999, Reality ceased business operations, sold substantially all of its assets and terminated all of its employees. Subsequent to ceasing operations, Reality explored other potential business opportunities to acquire or merge with another entity, while continuing to file reports with the SEC.

      On May 26, 2004, Natural Gas Systems, Inc., a privately owned Delaware corporation formed in September 2003 ("Old NGS"), was merged into a wholly owned subsidiary of Reality. Reality was thereafter renamed Natural Gas Systems, Inc. and adopted a June 30 fiscal year end. As part of the merger, the officers and directors of Reality resigned, the officers and directors of Old NGS became the officers and directors of our company and the crude oil and natural gas business of Old NGS became that of our company.
--------------------------------------------------------------------------------

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                                  THE OFFERING

         We are registering 6,864,345 shares of our common stock in order to enable the holders of those shares to freely re-sell those shares (on the open market or otherwise) from time to time in the future through the use of this prospectus. Of these shares, 5,814,345 shares are currently outstanding and were issued in private transactions and 1,050,000 shares may be issued to selling stockholders upon their exercise of outstanding warrants issued in private transactions. Since the foregoing shares and warrants were issued in private, unregistered transactions, none of the 6,864,345 shares can be freely transferred at this time by the selling stockholders unless the shares are included in a prospectus, such as this prospectus, or unless the shares are sold in an exempt transaction such as a sale that complies with the terms and conditions of Rule 144 under the Securities Act of 1933.

Common stock offered by the selling stockholders             6,864,345 shares, consisting of 5,814,345 outstanding
                                                             shares owned by selling stockholders and 1,050,000
                                                             shares issuable to selling stockholders upon exercise
                                                             of warrants.

Common stock currently outstanding                           24,749,600 shares (1)

Common stock to be outstanding after the offering,           24,749,600 shares (1)
assuming no exercise of the warrants for the shares
covered by this prospectus

Common stock to be outstanding after the offering,           25,799,600 shares (1)
assuming the exercise of all warrants for the shares
covered by this prospectus

OTC Bulletin Board Trading Symbol                            NGSY

Risk Factors                                                 An investment in our common stock involves
                                                             significant risks. See "Risk Factors" beginning on
                                                             page 3.

(1) Does not include (i) up to 2,680,000 shares of our common stock available for issuance under our 2004 Stock Plan, (ii) up to 1,200,000 shares of our common stock issuable upon the exercise of options granted under over 2004 Stock Plan, (iii) up to 510,000 shares of our common stock issuable upon the exercise of options granted under our 2003 Stock Option Plan, or (iv) up to 2,028,467 shares of our common stock issuable upon exercise of outstanding warrants. This prospectus covers the resale of 1,050,000 of the shares issuable upon exercise of some of the foregoing warrants.
--------------------------------------------------------------------------------

                                  RISK FACTORS

      An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition or operating results and the trading price or value of our securities could be materially adversely affected.

                   RISKS RELATED TO OUR BUSINESS AND INDUSTRY

WE MAY BE UNABLE TO OBTAIN THE LARGE AMOUNT OF ADDITIONAL CAPITAL THAT WE NEED TO OPERATE OUR BUSINESS.

      Based on our current estimates of production and current oil and gas prices, we currently have sufficient capital reserves to satisfy our immediate short-term obligations and to fund our anticipated development activities through the end of 2005, but we will require more capital or success in our development activities or both to execute additional acquisitions, fund our development plan beyond 2005, replace our existing depleting reserves or exploit any technology projects we may develop from time to time. Additionally, we may encounter unforeseen costs or lower commodity prices that could also require us to seek additional capital. While we are exploring various capital raising avenues, we cannot assure you that we will be able to obtain the capital needed to acquire additional crude oil and natural gas fields. Further, we have been operating at a loss and intend to increase our operating expenses and overhead significantly as we expand our acquisitions and crude oil and natural gas production and expand our field operations staff. The full and timely development and implementation of our business plan and growth strategy beyond 2005 will require significant additional resources, and we may not be able to obtain the funding necessary to implement our growth strategy on acceptable terms or at all. An inability to obtain such resources would significantly impair our ability to execute our growth plan or respond to competitive pressures. Furthermore, our growth strategy may not produce material revenues even if successfully funded.

      We intend to explore a number of options to secure alternative sources of capital, including the issuance of senior secured debt, volumetric production payments, subordinated debt, or additional equity, including preferred equity securities or other equity securities. We have not yet identified the sources for the additional financing we require and we do not have commitments from any third parties to provide this financing. We might not succeed, therefore, in obtaining additional and acceptable financing when we need it or at all. Our ability to obtain additional capital will also depend on market conditions, national and global economics and other factors beyond our control. We cannot assure you that we will be able to implement or capitalize on various financing alternatives or otherwise obtain required working capital, the need for which is substantial given our operating loss history. We refer you to "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources."

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO PREDICT FUTURE RESULTS AND INCREASES THE RISK OF YOUR INVESTMENT.

      We commenced operations in late 2003 and have a limited operating history. Therefore, we face all the risks common to companies in their early stages of development, including uncertainty of funding sources, high initial expenditure levels and uncertain revenue streams, an unproven business model, and difficulties in managing growth. Our prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business. Any forward-looking statements in this prospectus do not reflect any possible effect on us from the outcome of these types of uncertainty. Since inception, we have incurred significant losses. We cannot assure you that we will be successful. While members of our management have previously carried out or been involved with acquisition and production activities in the crude oil and natural gas industry while employed by other companies, we cannot assure you that our intended acquisition targets and development plans will lead to the successful development of crude oil and natural gas production or additional revenue.

WE MAY BE UNABLE TO CONTINUE LICENSING FROM THIRD PARTIES THE TECHNOLOGIES THAT WE USE IN OUR BUSINESS OPERATIONS.

      As is customary in the crude oil and natural gas industry, we utilize a variety of technologies in the crude oil and natural gas development and drilling process. We do not have any patents or copyrights for the technology we utilize. Instead, we license or purchase services from the holders of such technology, or outsource the technology integral to our business from third parties. Our commercial success will depend in part on these sources of technology and assumes that such sources will not infringe on the propriety rights of others. We cannot be certain whether any third-party patents will require us to utilize or develop alternative technology or to alter our business plan, obtain additional licenses, or cease activities that infringe on third-parties' intellectual property rights. Our inability to acquire any third-party licenses, or to integrate the related third-party products into our business plan, could result in delays in development unless and until equivalent products can be identified, licensed, and integrated. Existing or future licenses may not continue to be available to us on commercially reasonable terms or at all. Litigation, which could result in substantial cost to us, may be necessary to enforce any patents licensed to us or to determine the scope and validity of third-party obligations.

REGULATORY AND ACCOUNTING REQUIREMENTS MAY REQUIRE SUBSTANTIAL REDUCTIONS IN PROVEN RESERVES (SEE GLOSSARY) AND LIMITATIONS OF HEDGING.

      We review on a periodic basis the carrying value of our crude oil and natural gas properties under the applicable rules of the various regulatory agencies, including the SEC. Under these rules, the carrying value of proved reserves of crude oil and natural gas properties may not exceed the present value of estimated future net after-tax cash flows from proved reserves, discounted at 10%. Application of this "ceiling" test generally requires pricing future revenues at the unescalated prices in effect as of the end of our fiscal year and requires a write down for accounting purposes if the ceiling is exceeded, even if prices declined for only a short period of time. We may in the future be required to write down the carrying value of our crude oil and natural gas properties when crude oil and natural gas prices are depressed or unusually volatile. Whether we will be required to take such a charge will depend on the prices for crude oil and natural gas at the end of any fiscal period and the effect of reserve additions or revisions and capital expenditures during such period. If a write down is required, it would result in a charge to our earnings but would not impact our cash flow from operating activities.

      In order to reduce our exposure to short-term fluctuations in the price of crude oil and natural gas and comply with the terms of our credit facility, we have entered into commodity contracts. These arrangements apply to only a portion of our production and provide only partial price protection against declines in crude oil and natural gas prices. Our commodity contracts may expose us to risk of financial loss in certain circumstances, including instances where production is less than expected, our customers fail to purchase contracted quantities of crude oil or natural gas or a sudden, unexpected event materially impacts crude oil or natural gas prices. In addition, our commodity contracts may limit the benefit to us of increases in the price of crude oil and natural gas.

WE MAY BE UNABLE TO ACQUIRE AND DEVELOP THE ADDITIONAL OIL AND GAS RESERVES THAT ARE REQUIRED IN ORDER TO SUSTAIN OUR BUSINESS OPERATIONS.

      In general, the volumes of production from crude oil and natural gas properties decline as reserves are depleted, with the rate of decline depending on reservoir characteristics. Except to the extent we acquire properties containing proved reserves or conduct successful development activities, or both, our proved reserves will decline. Our future crude oil and natural gas production is, therefore, highly dependent upon our level of success in finding or acquiring additional reserves.

WE ARE SUBJECT TO SUBSTANTIAL OPERATING RISKS THAT MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

      The crude oil and natural gas business involves numerous operating hazards such as well blowouts, mechanical failures, explosions, uncontrollable flows of crude oil, natural gas or well fluids, fires, formations with abnormal pressures, hurricanes, flooding, pollution, releases of toxic gas and other environmental hazards and risks. We could suffer substantial losses as a result of any of these events. While we carry general liability, control of well, and operator's extra expense coverage typical in our industry, we are not fully insured against all risks incident to our business.

      We may not always be the operator of some of our wells. As a result, our operating risks for those wells and our ability to influence the operations for these wells will be less subject to our control. Operators of these wells may act in ways that are not in our best interests. If this occurs, the development of, and production of crude oil and natural gas from, some wells may not occur which would have an adverse effect on our results of operations.

THE LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT US.

      We depend to a large extent on the services of certain key management personnel, including our executive officers, the loss of any of whom could have a material adverse effect on our operations. In particular, our future success is dependent upon Robert S. Herlin, our President, for capital raising, sourcing and evaluating and closing deals, and oversight of development and operations.

THE LOSS OF ANY OF OUR SKILLED TECHNICAL PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

      We depend to a large extent on the services of skilled technical personnel to operate and maintain our crude oil and natural gas fields. We do not have the resources to perform these services and therefor we outsource our requirements. Additionally, as our production increases, so does our need for such services. Generally, we do not have long-term agreements with our drilling and maintenance service providers. Accordingly, there is a risk that any of our service providers could discontinue servicing our crude oil and natural gas fields for any reason. Although we believe that we could establish alternative sources for most of our operational and maintenance needs, any delay in locating, establishing relationships, and training our sources could result in production shortages and maintenance problems, with a resulting loss of revenue to us. We also rely on third-party carriers for the transportation and distribution of our production, the loss of any of which could have a material adverse effect on our operations.

BECAUSE OUR CURRENT GAS PRODUCING FIELD HAS ONLY ONE GAS PIPELINE OUTLET, OUR BUSINESS WOULD BE ADVERSELY AFFECTED IF WE LOST ACCESS TO THAT OUTLET.

      All of our natural gas sales are made via one gas pipeline connection. Our ability to sell natural gas would be adversely affected if the operators of this pipeline refused to or were unable to accept our gas. We have had infrequent sales curtailment due to gas quality issues resulting from operational problems with our gas treating facility that we believe have been rectified. Our only alternative in such event would be to permit and construct a new pipeline connection to a pipeline located several miles from the field and which could require re-locating our gas treating facility.

WE MAY HAVE DIFFICULTY MANAGING FUTURE GROWTH AND THE RELATED DEMANDS ON OUR RESOURCES AND MAY HAVE DIFFICULTY IN ACHIEVING FUTURE GROWTH.

      We hope to experience rapid growth through acquisitions and development activity. Any future growth may place a significant strain on our financial, technical, operational and administrative resources. Our ability to grow will depend upon a number of factors, including:

            o our ability to identify and acquire new development or acquisition prospects;

            o     our ability to develop existing properties;

            o our ability to continue to retain and attract skilled personnel;

            o the results of our development program and acquisition efforts;

            o     the success of our technology;

            o     hydrocarbon prices;

            o     our ability to successfully integrate new properties; and

            o     our access to capital.

      We can not assure you that we will be able to successfully grow or manage any such growth.

WE FACE STRONG COMPETITION FROM LARGER CRUDE OIL AND NATURAL GAS COMPANIES.

      Our competitors include major integrated crude oil and natural gas companies and numerous independent crude oil and natural gas companies, individuals and drilling and income programs. Many of our competitors are large, well-established companies with substantially larger operating staffs and greater capital resources than we have. We may not be able to successfully conduct our operations, evaluate and select suitable properties and consummate transactions in this highly competitive environment. Specifically, these larger competitors may be able to pay more for development projects and productive crude oil and natural gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, such companies may be able to expend greater resources on the existing and changing technologies that we believe are and will be increasingly important to attaining success in our industry.

THE CRUDE OIL AND NATURAL GAS RESERVE DATA INCLUDED IN THIS PROSPECTUS ARE ONLY ESTIMATES AND MAY PROVE TO BE INACCURATE.

      There are numerous uncertainties inherent in estimating crude oil and natural gas reserves and their estimated values. The reserves discussed in this prospectus are only estimates that may prove to be inaccurate because of these uncertainties. Reservoir engineering is a subjective and inexact process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact manner. Estimates of economically recoverable crude oil and natural gas reserves depend upon a number of variable factors, such as historical production from the area compared with production from other producing areas and assumptions concerning effects of regulations by governmental agencies, future crude oil and natural gas prices, future operating costs, severance and excise taxes, development costs and work-over and remedial costs. Some or all of these assumptions may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of crude oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected therefrom prepared by different engineers or by the same engineers but at different times may vary substantially. Accordingly, reserve estimates may be subject to downward or upward adjustment. Actual production, revenue and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material. The information regarding discounted future net cash flows included in this prospectus should not be considered as the current market value of the estimated crude oil and natural gas reserves attributable to our properties. As required by the SEC, the estimated discounted future net cash flows from proved reserves are based on prices and costs as of the date of the estimate, while actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by factors such as the amount and timing of actual production, supply and demand for crude oil and natural gas, increases or decreases in consumption, and changes in governmental regulations or taxation. In addition, the 10% discount factor, which is required by the SEC to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with us or the crude oil and natural gas industry in general.

OUR CURRENT CREDIT FACILITY INCLUDES STRICT FINANCIAL COVENANTS THAT WE MAY BE UNABLE TO SATISFY.

      We recently entered into a credit facility with Prospect Energy Corporation. This facility is secured by essentially all of our existing and certain future assets including the common stock of our subsidiaries. While no principal payments are required prior to maturity, we are required to meet certain ongoing financial covenants. The primary covenants include maintaining a minimum ratio of borrowing base to debt and a minimum ratio of EBITDA (earnings before interest, income tax and other noncash charges such as depreciation, depletion and amortization) to total interest. Our borrowing base is dependent upon our proved reserves as determined by our outside engineers, to the reasonable satisfaction of Prospect Energy, future operating costs and capital expenditures and commodity prices. We cannot assure you that, in the future, commodity prices will not decline, projected reserve increases will be obtained or current proved reserves will be realized, any one of which could reduce our borrowing base, which could in turn require us to reduce our outstanding borrowings. Other covenants limit additional borrowings, sales of assets and the distributions of cash or properties and prohibit the payment of dividends and the incurrence of liens. The restrictions of the credit facility may have adverse consequences on our operations and financial results, including our ability to obtain financing for working capital, capital expenditures, our development program, purchases of new technology or other purposes. We will be required to use a substantial portion of our cash flow to make debt service payments, which will reduce the funds that would otherwise be available for operations and future business opportunities. A substantial decrease in our operating cash flow or an increase in our expenses could make it difficult for us to meet our debt service requirements, thus requiring us to modify operations which could result in our becoming more vulnerable to downturns in our business or the economy generally.

      Our ability to obtain and service indebtedness will depend on our future performance, including our ability to manage cash flow and working capital, which are in turn subject to a variety of factors beyond our control. Our business may not generate cash flow at or above anticipated levels or we may not be able to borrow funds in amounts sufficient to enable us to service indebtedness, make anticipated capital expenditures or finance our development program. If we are unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service our debt, we may be required to curtail portions of our development program, sell assets, reduce capital expenditures, refinance all or a portion of our existing debt or obtain additional financing. We may not be able to refinance our debt or obtain additional financing, particularly in view of current industry conditions, restrictions on our ability to incur debt under our existing debt or installment purchase arrangements, and the fact that some or all of our assets are currently pledged to secure obligations under our existing debt or installment purchase arrangements.

WE CANNOT MARKET THE CRUDE OIL AND NATURAL GAS THAT WE PRODUCE WITHOUT THE ASSISTANCE OF THIRD PARTIES.

      The marketability of the crude oil and natural gas that we produce depends upon the proximity of our reserves to, and the capacity of, facilities and third-party services, including crude oil and natural gas gathering systems, pipelines, trucking or terminal facilities, and processing facilities. The unavailability or lack of capacity of such services and facilities could result in the shut-in of producing wells or the delay or discontinuance of development plans for properties. A shut-in or delay or discontinuance could adversely affect our financial condition. In addition, federal and state regulation of crude oil and natural gas production and transportation could affect our ability to produce and market our crude oil and natural gas on a profitable basis.

CRUDE OIL AND NATURAL GAS DEVELOPMENT, RE-COMPLETION OF WELLS FROM ONE RESERVOIR TO ANOTHER RESERVOIR, AND RESTORING WELLS TO PRODUCTION ARE SPECULATIVE ACTIVITIES AND INVOLVE NUMEROUS RISKS AND SUBSTANTIAL AND UNCERTAIN COSTS.

      Our growth will be materially dependent upon the success of our future development program. Drilling for crude oil and natural gas and re-working existing wells involve numerous risks, including the risk that no commercially productive crude oil or natural gas reservoirs will be encountered. The cost of drilling, completing and operating wells is substantial and uncertain, and drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors beyond our control, including:

            o     unexpected drilling conditions;

            o     pressure or irregularities in formations;

            o     equipment failures or accidents;

            o     inability to obtain leases on economic terms;

            o     adverse weather conditions;

            o     compliance with governmental requirements; and

            o shortages or delays in the availability of drilling rigs or crews and the delivery of equipment.

      Drilling or re-working is a highly speculative activity. Even when fully utilized, modern well completion techniques such as hydraulic fracturing and lateral drilling do not guarantee that we will find crude oil and/or natural gas in our wells. Hydraulic fracturing involves pumping a fluid with particulates into a formation at high pressure, thereby creating fractures in the rock and leaving the particulates in the fractures to ensure that the fractures remain open, thereby potentially increasing the ability of the reservoir to produce oil or gas. Lateral drilling involves drilling horizontally out from an existing vertical well bore, thereby potentially increasing the area and reach of the well bore that is in contact with the reservoir. Our future drilling activities may not be successful and, if unsuccessful, such failure would have an adverse effect on our future results of operations and financial condition. We cannot assure you that our overall drilling success rate or our drilling success rate for activities within a particular geographic area will not decline. Although we may discuss in this prospectus drilling prospects that we have identified or budgeted for, we may ultimately not lease or drill these prospects within the expected time frame, or at all. We may identify and develop prospects through a number of methods, some of which do not include lateral drilling or hydraulic fracturing. The drilling and results for these prospects may be particularly uncertain. Our drilling schedule may vary from our capital budget. The final determination with respect to the drilling of any scheduled or budgeted prospects will be dependent on a number of factors, including, but not limited to:

            o the results of previous development efforts and the acquisition, review and analysis of data;

            o the availability of sufficient capital resources to us and the other participants for the drilling of the prospects;

            o the approval of the prospects by other participants after additional data has been compiled;

            o economic and industry conditions at the time of drilling, including prevailing and anticipated prices for crude oil and natural gas and the availability of drilling rigs and crews;

            o     our financial resources and results;

            o the availability of leases and permits on reasonable terms for the prospects; and

            o     the success of our drilling technology.

      We cannot assure you that these projects can be successfully developed or that the wells discussed will, if drilled, encounter reservoirs of commercially productive crude oil or natural gas. There are numerous uncertainties in estimating quantities of proved reserves, including many factors beyond our control.

CRUDE OIL AND NATURAL GAS PRICES ARE HIGHLY VOLATILE IN GENERAL AND LOW PRICES WILL NEGATIVELY AFFECT OUR FINANCIAL RESULTS.

      Our revenues, profitability, cash flow, future growth and ability to borrow funds or obtain additional capital, as well as the carrying value of our properties, are substantially dependent upon prevailing prices of crude oil and natural gas. Lower crude oil and natural gas prices also may reduce the amount of crude oil and natural gas that we can produce economically. Historically, the markets for crude oil and natural gas have been volatile, and such markets are likely to continue to be volatile in the future. Prices for crude oil and natural gas are subject to wide fluctuation in response to relatively minor changes in the supply of and demand for crude oil and natural gas, market uncertainty and a variety of additional factors that are beyond our control, including:

            o     the level of consumer product demand;

            o     weather conditions;

            o     domestic and foreign governmental regulations;

            o     the price and availability of alternative fuels;

            o     political conditions;

            o     the foreign supply of crude oil and natural gas; and

            o     the price of foreign imports and overall economic conditions.

      It is impossible to predict future crude oil and natural gas price movements. Declines in crude oil and natural gas prices may materially adversely affect our financial condition, liquidity, ability to finance planned capital expenditures and results of operations.

GOVERNMENT REGULATION AND LIABILITY FOR ENVIRONMENTAL MATTERS MAY ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

      Crude oil and natural gas operations are subject to extensive federal, state and local government regulations, which may be changed from time to time. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of crude oil and natural gas wells below actual production capacity in order to conserve supplies of crude oil and natural gas. There are federal, state and local laws and regulations primarily relating to protection of human health and the environment applicable to the development, production, handling, storage, transportation and disposal of crude oil and natural gas, by-products thereof and other substances and materials produced or used in connection with crude oil and natural gas operations. In addition, we may be liable for environmental damages caused by previous owners of property we purchase or lease. As a result, we may incur substantial liabilities to third parties or governmental entities. We are also subject to changing and extensive tax laws, the effects of which cannot be predicted. The implementation of new, or the modification of existing, laws or regulations could have a material adverse effect on us.

                           RISKS RELATED TO OUR STOCK

OUR STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE VERY VOLATILE.

      Our common stock is thinly traded and the market price has been, and is likely to continue to be, highly volatile. During the nine months prior to March 31, 2005 and following the merger of Old NGS (our predecessor) into a subsidiary of our company, our stock price as traded on the OTC Bulletin Board has ranged from $1.49 to $3.65. The variance in our stock price makes it extremely difficult to forecast with any certainty the stock price at which you may be able to buy or sell shares of our common stock. The market price for our common stock could be subject to wide fluctuations as a result of factors that are out of our control, such as:

            o     actual or anticipated variations in our results of operations;

            o naked short selling of our common stock and stock price manipulation;

            o changes or fluctuations in the commodity prices of crude oil and natural gas;

            o general conditions and trends in the crude oil and natural gas industry; and

            o     general economic, political and market conditions.

PRESENT MANAGEMENT AND DIRECTORS MAY CONTROL THE ELECTION OF OUR DIRECTORS AND ALL OTHER MATTERS SUBMITTED TO OUR STOCKHOLDERS FOR APPROVAL.

      Our executive officers and directors, in the aggregate, beneficially own (or have the right to acquire within 60 days of the date of this prospectus) approximately 38% of our outstanding common stock. Further, our Chairman of the Board, Mr. Laird Q. Cagan, Managing Director of Cagan McAfee Capital Partners, LLC ("CMCP") currently owns or controls, directly or indirectly, approximately
7.7 million shares (including shares issuable upon the exercise of warrants), or approximately 31% of our outstanding common stock. Mr. Eric McAfee, also a Managing Director of CMCP, currently owns or controls, directly or indirectly, approximately 5.9 million shares (including shares issuable upon the exercise of warrants), or approximately 24% of our outstanding common stock. Collectively, these two managing directors of CMCP currently own or control, directly or indirectly, approximately 13.6 million shares (including shares issuable upon the exercise of warrants), or approximately 55% of our outstanding common stock. As a result, these holders of our outstanding common stock are able to exercise control over all matters submitted to our stockholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets). This concentration of ownership may have the effect of delaying, deferring or preventing a change in control of our company, impede a merger, consolidation, takeover or other business combination involving our company or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, which in turn could have an adverse effect on the market price of our common stock.

"PENNY STOCK" REGULATIONS MAY RESTRICT THE MARKETABILITY OF OUR COMMON STOCK.

      The SEC's regulations generally define "penny stock" to be an OTC Bulletin Board ("OTCBB") stock that has a market price of less than $5.00 per share. Our common stock may be subject to rules that impose additional sales practice requirements on broker-dealers who sell these securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities and have received the purchaser's prior written consent to the transaction.

      Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability to sell our common stock in the secondary market.

THE MARKET FOR OUR COMMON STOCK IS LIMITED AND MAY NOT PROVIDE ADEQUATE
LIQUIDITY.

      Our common stock is currently thinly traded on the OTC Bulletin Board, a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. As a result, an investor may find it more difficult to dispose of, or obtain accurate quotations as to the price of, our securities than if the securities were traded on the Nasdaq Stock market, or another national exchange. There are a limited number of active market makers of our common stock. In order to trade shares of our common stock you must use one of these market makers unless you trade your shares in a private transaction. In the nine months prior to March 31, 2005, the actual trading volume in our common stock ranged from a low of no shares of common stock traded to a high of over 64,500 shares of common stock traded, with only 46 days exceeding a trading volume of 10,000 shares. On most days, this trading volume means there is limited liquidity in our shares of common stock. Selling our shares is more difficult because smaller quantities of shares are bought and sold and news media coverage about us is limited. These factors result in a limited trading market for our common stock and therefore holders of our stock may be unable to sell shares purchased should they desire to do so.

IF SECURITIES OR INDUSTRY ANALYSTS DO NOT PUBLISH RESEARCH REPORTS ABOUT OUR BUSINESS OR IF THEY DOWNGRADE OUR STOCK, THE PRICE OF OUR COMMON STOCK COULD DECLINE.

      Small, relatively unknown companies can achieve visibility in the trading market through research and reports that industry or securities analysts publish. However, to our knowledge, no analysts cover our company. The lack of published reports by independent securities analysts could limit the interest in our common stock and negatively affect our stock price. We do not have any control over the research and reports these analysts publish or whether they will be published at all. If any analyst who does cover us downgrades our stock, our stock price would likely decline. If any analyst ceases coverage of our company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price to decline.

THE ISSUANCE OF ADDITIONAL COMMON AND PREFERRED STOCK WOULD DILUTE EXISTING STOCKHOLDERS.

      We are authorized to issue up to 100,000,000 shares of common stock. To the extent of such authorization, our board of directors has the ability, without seeking stockholder approval, to issue additional shares of common stock in the future for such consideration as our board may consider sufficient. The issuance of additional common stock in the future will reduce the proportionate ownership and voting power of the common stock offered hereby. We are also authorized to issue up to 5,000,000 shares of preferred stock, the rights and preferences of which may be designated in series by our board of directors. Such designation of new series of preferred stock may be made without stockholder approval, and could create additional securities which would have dividend and liquidation preferences over the common stock offered hereby. Preferred stockholders could adversely affect the rights of holders of common stock by:

            o exercising voting, redemption and conversion rights to the detriment of the holders of common stock;

            o receiving preferences over the holders of common stock regarding or surplus funds in the event of our dissolution or liquidation;

            o delaying, deferring or preventing a change in control of our company; and

            o     discouraging bids for our common stock.

SUBSTANTIAL SALES OF OUR COMMON STOCK COULD CAUSE OUR STOCK PRICE TO FALL.

      As of May 20, 2005, we had outstanding 24,749,600 shares of common stock, of which approximately 23,713,345 shares were "restricted securities" (as that term is defined in Rule 144 promulgated under the Securities Act of 1933). Other than the shares registered for resale by this prospectus, only approximately 1,036,255 shares are currently freely tradable shares without further registration under the Securities Act. However, as a result of the registration of the shares included in this prospectus, an additional 5,814,345 shares of our currently outstanding common stock will be able to be freely sold on the market, which number will increase to 6,864,345 shares if the warrants are exercised by the selling stockholders and the underlying 1,050,000 shares that are included in this prospectus are purchased. Because there currently are only 1,036,255 freely tradable shares, the release of 5,814,345 additional freely trading shares included in this prospectus onto the market, or the perception that such shares will or could come onto the market, could have an adverse affect on the trading price of the stock.

      In addition to the shares that are being registered for re-sale under this prospectus, an additional 18,000,000 shares of restricted stock became eligible for public resale under Rule 144 in late May 2005. Although Rule 144 restricts the number of shares that any one holder can sell during any three-month period under Rule 144, because more than one stockholder holds these restricted shares, a significant number of shares can now be sold under Rule 144. We cannot predict the effect, if any, that sales of the shares included in this prospectus or subject to Rule 144 sales, or the availability of such shares for sale, will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of our common stock may be sold in the public market may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities.

WE DO NOT PLAN TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK.

      We have not paid any dividends on our common stock to date and do not anticipate that we will be paying dividends in the foreseeable future. Any payment of cash dividends on our common stock in the future will be dependent upon the amount of funds legally available, our earnings, if any, our financial condition, our anticipated capital requirements and other factors that our board of directors may think are relevant. However, we currently intend for the foreseeable future to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business and, therefore, do not expect to pay any dividends on our common stock in the foreseeable future. Additionally, we are currently restricted from paying dividends pursuant to the terms of our credit agreement.

                           FORWARD-LOOKING STATEMENTS

      This document contains forward-looking statements, which reflect the views of our management with respect to future events and financial performance. Certain of the statements contained in all parts of this document including, but not limited to, those relating to our acquisition and development plans, the effect of changes in strategy and business discipline, our project portfolio, future general and administrative expenses on a per unit of production basis, increases in wells operated, future growth, expansion and acquisitions, future exploration, future seismic data (including timing and results), purchase of technology licenses and their value and application, expansion of operations, generation of additional prospects, review of outside generated prospects and acquisitions, additional reserves and reserve increases, enhancement of visualization and interpretation strengths, expansion and improvement of capabilities, integration of new technology into operations, credit facilities, attraction of new members to our exploration team, future compensation programs, new focus on core areas, new prospects and drilling locations, future capital expenditures (or funding thereof), sufficiency of future working capital, borrowings and capital resources and liquidity, projected cash flows from operations, expectation or timing of reaching payout, outcome, effects or timing of any legal proceedings, drilling plans, including scheduled and budgeted wells, the number, timing or results of any wells, the plans for timing, interpretation and results of new or existing seismic surveys or seismic data, future production or reserves, future acquisition of leases, lease options or other land rights and any other statements regarding future operations, financial results, opportunities, growth, business plans and strategy and other statements that are not historical facts are forward looking.

      These forward-looking statements reflect our current view of future events and financial performance. When used in this document, the words "budgeted," "anticipate," "estimate," "expect," "may," "project," "believe," "intend," "plan," "potential" and similar expressions are intended to be among the statements that identify forward looking statements. These forward-looking statements speak only as of their dates and should not be unduly relied upon. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future events, or otherwise. Such statements involve risks and uncertainties, including, but not limited to, the numerous risks and substantial and uncertain costs associated with drilling of new wells, the volatility of crude oil and natural gas prices and the effects of relatively low prices for our products, conducting successful exploration and development in order to maintain reserves and revenue in the future, operating risks of crude oil and natural gas operations, our dependence on key personnel, our ability to utilize changing technology and the risk of technological obsolescence, the significant capital requirements of our exploration and development and technology development programs, governmental regulation and liability for environmental matters, results of litigation, management of growth and the related demands on our resources and the ability to achieve future growth, competition from larger crude oil and natural gas companies, the potential inaccuracy of estimates of crude oil and natural gas reserve data, property acquisition risks, and other factors detailed in this document and our other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes will likely vary materially from those indicated. For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors" beginning on page 3.

      You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of our common stock by the selling stockholders pursuant to this prospectus. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise by them of their warrants. If warrants to purchase all of the underlying 1,050,000 shares are exercised for cash, we would receive approximately $850,000 of total proceeds. We would expect to use these proceeds, if any, for general working capital purposes. We have agreed to pay the expenses of registration of these shares, including specified legal and accounting fees.

            MARKET OF COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

      Our common stock has been traded on the OTC Bulletin Board over-the-counter market since August 9, 2004 under the symbol "NGSY." Prior to the merger in which Natural Gas Systems, Inc. became our wholly owned subsidiary on May 26, 2004, our common stock was listed on the OTC Bulletin Board over-the-counter market under the symbol "RLYI." We recently submitted an application to have our stock traded on the American Stock Exchange.

      There was little trading in our common stock prior to the merger on May 26, 2004, and there has only been limited trading since then. Prior to the merger, trading in our common stock was not necessarily based on our company's operations or prospects, and trading since the merger also may not be fully reflective of those factors. The following price information is reported as of May 20, 2005 and represent prices between dealers, excluding retail mark-up or commissions, reflects inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:

QUARTER ENDING                            HIGH                  LOW
-------------------------------   ---------------------    ---------------

FISCAL 2004

September 30, 2003                         $2.60                 $1.20

December 31, 2003                          $1.60                 $0.64

March 31, 2004                             $2.00                 $0.75

June 30, 2004                              $4.45                 $0.91

FISCAL 2005

September 30, 2004                         $3.65                 $2.05

December 31, 2004                          $2.29                 $1.49

March 31, 2005                             $2.20                 $1.55

June 30, 2005 (through
May 20, 2005)                              $3.47                 $1.80

HOLDERS

      As of June 1, 2005, there were approximately 246 holders of record of our common stock and 771 holders in street name, for a total of 1,017 stockholders.

DIVIDENDS

      We have not paid any dividends on our common stock to date and do not anticipate that we will be paying dividends in the foreseeable future. Any payment of cash dividends on our common stock in the future will be dependent upon the amount of funds legally available, our earnings, if any, our financial condition, our anticipated capital requirements and other factors that our board of directors may think are relevant. However, we currently intend for the foreseeable future to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business and, therefore, do not expect to pay any dividends on our common stock in the foreseeable future. Additionally, we are currently restricted from paying dividends pursuant to the terms of our credit agreement.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

      We did not commence our oil and gas operations until October 2003. Accordingly, our comparative results are limited.

      During the nine months ended March 31, 2005, we generated revenues of $1,016,828, as compared to $72,801 for the period from our inception (September 23, 2003) through March 31, 2004 (herein referred to as "the six months ended March 31, 2004"). Of significance in the nine months ended March 31, 2005, we began our first natural gas sales from our Delhi Field in July 2004, began recognizing revenues from our first property acquisition in the Tullos Field Area in September 2004 and began recognizing revenues from our second acquisition in our Tullos Field Area during February 2005.

      Although our revenues have continued to increase substantially each quarter, our most disappointing result for the current fiscal quarter is that revenues did not increase more dramatically, despite the fact that our most recent acquisition in the Tullos Field Area generated revenues for two of the latest three month period. Specifically, our operating results for the three months ended March 31, 2005 were adversely impacted by the following events:

      o What appears to be our most significant oil well to date, a re-completion of the Delhi Ut. #87-2, did not begin production until April 2005.

      o Our second most significant oil well, the Delhi Ut. #197-2, continued to experience reduced production and numerous non-production days due to sand production.

      o A major constraint on our revenues was caused by heavy rains that prevented our crude oil purchaser from loading oil at many of our tank batteries. Therefore, our oil sales during the quarter were substantially less than our production, causing our crude oil inventories to increase materially, thus reducing our recognized revenues. In the Tullos Field Area, our ending inventories in storage tanks were approximately 5,600 gross barrels of oil (which is not recorded on our balance sheet), approximately 4,300 of which are salable under ordinary operating conditions. Oil produced and stored and not sold due to inaccessibility represents potential future revenues to be recognized in subsequent periods.

      o Extended rains also prevented most development work in all of our fields as roads could not be built for new locations and existing roads could not be maintained. The heavy rains also severely limited ongoing maintenance and repair work in the Tullos area fields, causing a loss in production from wells shut-in for repairs.

      o The high industry demand for workover service rigs led to our not having access to equipment during most of March 2005. As our wells in the Tullos Field Area require a high level of maintenance and repair, more active wells were not producing for a portion of those months than is normal.

      The following remedial actions have been or are planned to be taken:

      o We are aggressively taking action to establish steady production for the Delhi Ut. #87-2 re-completion, as we believe it has the potential to substantially increase our production and results from operations, beginning with the quarter ending June 30, 2005. Initial test production from the well was approximately 90 barrels of oil per day (90 BOD) and 30 thousand cubic feet of gas per day (30
            MCFD). The well free-flowed at virgin pressure, indicating a lack of previous depletion. Our completion activities caused a packer leak that began constraining production, thus requiring us to shut-in the well for remedial service at the end of April 2005. We anticipate the well will be returned to production in the near future

      o We are evaluating a switch to a progressive cavity pump for the Delhi Ut. #197-2 that is more resistant to sand production.

      o We are planning to sell our 4,300 gross barrels of excess inventory at Tullos, thus improving our results from operations.

      o We plan to start a program of improving the roads in the Tullos Field Area and we are evaluating the movement of certain tank batteries to locations more resistant to rain.

      o We are considering the replacement of high maintenance beam pumps with submersible pumps in the Tullos Field Area, potentially reducing maintenance expense and production downtime.

      o We have arranged for a local well service company to activate and dedicate a service rig to our priority use in the Tullos Field Area.

      Following is a summary of the progress we have made in both production and revenue, net to our interest:

                                                                      THREE MONTHS ENDED
                                                 -----------------------------------------------------------------
             Net to NGS:                Units    12-31-03   3-31-04    6-30-04     9-30-04     12-31-04    3-31-05
Oil & Gas Revenue                         $       $24,249   $48,572    $69,586     $231,167    $365,768    $419,893

Oil Volumes Sold                          BO        857      1,498      1,934       3,955       5,234       6,545
Gas Volumes Sold                         MCF         -         -         110        11,252      15,679      16,378
Barrels of Oil Equivalent Sold           BOE        857      1,498      1,952       5,830       7,847       9,275

Oil Price                               $/BBL     $28.29     $32.43    $ 35.64      $42.66      $47.94      $47.61
Gas Price                               $/MCF        -         -        $5.90       $5.55       $7.32       $6.71

Operating cost                           BOE      $92.54     $43.20     $43.17      $26.38      $24.14      $25.97

Depreciation, depletion and
amortization ("DD&A")                    BOE      $16.29     $9.06      $14.33      $6.88       $6.88       $6.01

      Highlights of our performance, as shown in the table above:

      o Increasing revenues for each quarter since we began our operations in September of 2003.

      o Increasing volumes sold for each quarter since inception, with average daily sales increasing from 9 BOEPD during the three months ended December 31, 2003 to 103 BOEPD, net to our interest.

      o Decreasing operating costs per BOE for all quarters since inception (except for the most recent fiscal quarter, as a result of constrained oil sales due to purchaser's inability to gain access to storage tanks because of heavy rain).

      o Decreasing DD&A, due to lower acquisition costs per BOE on recent field purchases.

      Average daily sales were 103 BOEPD for the three months ended March 31, 2005 compared to 16 BOEPD during the three months ended March 31, 2004.

      General and administrative expenses increased for the nine months ended March 31, 2005 to $1,706,871, from $509,783 for the six months ended March 31, 2004. Of the $1,706,871 incurred in the most recent nine month period, $620,589 was due to non-cash charges for stock compensation expense (mostly attributable to the Tatum contract re-negotiation), versus $104,707 of similar non-cash charges for the six months ended March 31, 2004. Also included in general and administrative expenses for the nine month period ended March 31, 2005, are significant costs of being a public company. Such costs include additional audit, tax, legal, printing, stock transfer, annual proxy statement preparation, public merger expenses and similar costs incurred by public companies. We were not a public company during the six months ended March 31, 2004.

      There were no changes in our internal control over financial reporting that occurred during our last fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

LIQUIDITY AND CAPITAL RESOURCES

      As of March 31, 2005, we had $978,412 of unrestricted cash and positive working capital of $832,243. In addition, we had $800,000 available for drawing under a facility provided by Prospect Energy Corporation (the "Prospect Facility" or "Facility"), which we allowed to expire on May 3, 2005 as described in note 5 of our financial statements for the nine months ended March 21, 2005. We incurred losses for the nine months ended March 31, 2005 of $1,682,775, of which $620,589 were related to non-cash general and administrative charges associated with compensatory stock expense (see note 6 to our financial statements for the nine months ended March 31, 2005). Our working capital of $832,243 at March 31, 2005 was positively impacted by the $4,000,000 we received under the Prospect Facility, the proceeds of which were used to pay off most of our short-term debt and to replenish our working capital. See note 5, Notes Payable, to our financial statements for the nine months ended March 31, 2005.

      During the nine months ended March 31, 2005, the Chairman of our Board of Directors, Laird Q. Cagan, loaned us, through a series of advances, $920,000 pursuant to a secured promissory note bearing interest at 10% per annum (the "Bridge Loan"), earmarked for our purchase of working interests in the Tullos Urania Field in Louisiana, working capital and certain costs related to the closing of the Prospect Facility. Pursuant to the terms of the Prospect Facility, we were permitted to repay in full the Bridge Loan following satisfaction of certain requirements, including the acquisition of oil and gas price hedges for at least 50% of current net production for a two year period. On February 15, 2005, we paid off the Bridge Loan in full, including accrued interest thereon, in the amount of $953,589. As of February 22, 2005 we had entered into commodity contracts representing in excess of 50% of our estimated production from existing proved developed producing reserves covering a two year period.

      On February 3, 2005, we closed the Prospect Facility and drew down $3,000,000, and on March 16, 2005 we drew down an additional $1,000,000 on the total of $4,800,000 committed under the Facility. The draws were used to fund the February 2005 acquisition of properties in Louisiana, costs of the financing, funding of a debt service reserve fund, repayment of the Bridge Loan, immediate re-development of our existing properties and for working capital purposes. We allowed the remaining $800,000 commitment to expire on May 3, 2005. After taking into account the effect of the completion of the February 2005 acquisition of properties (see note 2 to our financial statements for the nine months ended March 31, 2005), the closing of the Prospect Facility and our recent private placement of common stock described below, and before taking into account the effect of any new projects or acquisitions, we believe that our current liquidity and anticipated operating cash flows will be sufficient to meet our near-term operating expense and capital expenditure needs, absent unanticipated reductions of revenue or increases in expenses due to factors including, but not limited to, drops in product prices, unanticipated shut downs, bad weather and unforeseen expenses.

      On May 6, 2005, we closed a private placement of 1,200,000 shares of our common stock with a European institutional investor at a $2.50 price per share. The gross proceeds to us from this offering were $3,000,000 before payment of a $240,000 placement fee to Chadbourn Securities and Laird Q. Cagan, the Chairman of our board of directors. We also issued Chadbourn Securities and Mr. Cagan warrants to purchase up to a total of 96,000 shares of our common stock at a price of $2.50 per share.

      In accordance with our business objectives, we plan to continue expending considerable time and effort to secure additional capital in order to acquire additional oil and gas properties. We cannot assure you that we will be able to secure such additional financing on terms satisfactory to us or at all, or that we will be able to identify acquisitions that meet our strategic objectives.

      During the nine months ended March 31, 2005, we raised gross proceeds of $1,728,876 from the sale of our common stock and warrants to purchase our common stock. Of the total, $579,868 was received from the sale of 394,200 shares of our common stock and the issuance of 70,000 shares of our common stock upon the exercise of options previously granted under our 2004 Stock Plan. The remaining $1,149,008 was raised through the sale of warrants to Prospect Energy as described under "Options and Warrants" in note 6 to our financial statements for the nine months ended March 31, 2005.

      During the nine months ended March 31, 2005, we increased our debt, net of repayments, by $2,118,385, and replaced short-term debt with long-term debt and equity under the Prospect Facility.

      These debt and equity issuances have allowed us to:

      o Better match our long-term asset base with a longer term debt structure, while also relieving our liquidity issues. This is in sharp contrast to our previous debt structure that was comprised entirely of short-term debt.

      o Close the acquisition of additional oil and gas properties in the Tullos Urania, Colgrade and Crossroads field area where we already own existing offset production acquired in September 2004 (together, the "Tullos Field Area"), thus potentially increasing our cash flow from operations through both increased production and synergies with our existing properties.

      o Initiate further development of our existing oil and gas properties in accordance with our business plan to exploit known petroleum resources.

      o Continue to seek additional acquisition candidates in accordance with our business plan.

      For a summary of the terms of the Prospect Facility, the Prospect Loans and the Prospect Warrants, see note 5, Notes Payable, and note 6, Common Stock, Options and Warrants, to our financial statements for the nine months ended March 31, 2005.

INCREASE IN OPERATING CASH FLOWS

      We continue to work on increasing cash flow from operations through our Delhi, Tullos Urania, Colgrade and Crossroads Fields, thereby spreading our overhead, including significant expenses of being a public company, over a larger revenue base. We also expect to continue evaluating additional acquisition candidates that would increase our cash flows from operations.

SIGNIFICANT PROPERTIES, ESTIMATED PROVED CRUDE OIL AND NATURAL GAS RESERVES, AND FUTURE NET REVENUES

      We engaged W. D. Von Gonten & Associates ("Von Gonten") to perform independent reviews of our proved developed reserves located in the Delhi Field as of July 1, 2004, the Tullos Field assets purchased in September 2004 as of July 1, 2004, and the Tullos Field assets purchased in February 2005 as of January 1, 2005. Von Gonten also previously performed an independent review of our proved developed reserves in the Delhi Field at January 1, 2004.

      Estimates of reserve quantities and values must be viewed as being subject to significant change as more data about the properties becomes available. All of our existing wells are generally mature wells, some of which were originally drilled as many as 79 years ago. As such, they contain older down-hole equipment that is more subject to failure than new equipment. The failure of such equipment or other subsurface failure can result in the complete loss of a well.

      Utilizing the most recent engineering reports of Von Gonten, natural gas and associated liquids represented 10% and crude oil represented 90% of total proved reserves, denominated in equivalent barrels using a six MCF of natural gas to one barrel of crude oil conversion ratio.

      The following table sets forth information regarding our proved reserves based on the assumptions set forth in note 10 to our consolidated financial statements for the six months ended June 30, 2004, where additional reserve information is provided. The average NYMEX prices used were adjusted for transportation, market differentials and BTU content of natural gas produced. Amounts do not include estimates of future Federal and State income taxes.

                                 PROVED RESERVES

                                                                                     ESTIMATED FUTURE
                                                                                     ----------------
                                        GAS &                               ESTIMATED
                         CRUDE OIL      NGL(1)           $ PER                FUTURE             NET REVENUES
                                        ------           -----                ------             ------------
AS OF DATE                 (BBLS)       (MCF)        BBL        MCF        NET REVENUES        DISCOUNTED AT 10%
----------                 ------       -----        ---        ---        ------------        -----------------
July 1, 2004               238,904    508,800      $34.80     $6.506         $8,181,711             $6,320,754
July 1, 2004(2)            302,597                  34.80                     4,637,508              2,232,286
January 1, 2005(3)         275,664                  41.20                     5,457,703              2,891,390
-------------------------------------------------------------------------------------------------------------------
Total                      817,165    508,800                                18,276,922             11,444,430
-------------------------------------------------------------------------------------------------------------------
January 1, 2004            240,362    778,700       28.93      8.17          10,065,493              8,119,670
-------------------------------------------------------------------------------------------------------------------

(1) NGL reserves of 5,000 bbls are included in the above natural gas volumes, at a 6:1 ratio.

(2)   Reserves acquired post July 1, 2004, but effective as of July 1, 2004.

(3)   Reserves acquired February 3, 2005.

Proved Developed reserves total 100% of Total Proved reserves, and Proved Developed Producing reserves total 68% of Total Proved reserves.

PRODUCTION, AVERAGE SALES PRICES AND AVERAGE PRODUCTION COSTS

                                                                      THREE MONTHS ENDED
                                            -----------------------------------------------------------------------
NET TO NGS:                       UNITS      12/31/03    03/31/04    06/30/04   09/30/04    12/31/04    03/31/05
------------------------------- ----------- ----------- ----------- ---------- ----------- ----------- ------------
Oil Volumes Sold                    BO            857       1,498       1,934      3,955       5,234       6,545
Gas Volumes Sold                   MCF              -           -         110     11,252      15,679      16,378

Oil Price                         $/BBL        $28.29      $32.43      $35.64     $42.66      $47.94      $47.61
Gas Price                         $/MCF          -           -          $5.90      $5.55       $7.32       $6.71

Production Cost                    BOE         $92.54      $43.20      $43.17     $26.38      $24.14      $25.97

PRODUCTIVE WELLS AND DEVELOPED ACREAGE

      Developed acreage at February 28, 2005 totaled 14,155.36 net and gross acres held by a unitization agreement or by production. Unitization occurs when more than one owner of working interests in a given field and reservoir agree to combine their interests into a single block, each owning a pro rata percentage of the overall project. Unitization is used to simplify, or enable, comprehensive and efficient development activity that is common to numerous leases.

                         GROSS AND NET DEVELOPED ACREAGE

PROPERTY                                   GROSS ACRES         NET ACRES
--------                                   -----------         ---------
Delhi Field                                 13,636.55          13,636.55
Tullos Field - Sept 2004 Acq.                  386.04             386.04
Tullos Field - Feb 2005 Acq.                   132.77             132.77
Total                                       14,155.36          14,155.36

      We own total working interests in 306 net and gross wells consisting of 253 crude oil wells, 3 natural gas wells, 18 water disposal wells and 32 shut-in wells with uncertain future utility. Following is a table of productive wells (defined as producing or capable of production) as of June 1, 2005:

                         Productive Gross and Net Wells

                                       OIL                     GAS
                            ------------------------- ---------------------
          State                Gross        Net          Gross       Net
       ------------         -----------   ---------   ---------  ----------

         Louisiana              253         253            3          3
                            -----------   ---------   ---------  ----------
             Total              253         253            3          3
                            -----------   ---------   ---------  ----------

UNDEVELOPED ACREAGE

      All working interest acreage owned by us is held by production or through an active lease or through the Delhi unitization agreement described above.

DRILLING

      During the fiscal year ended June 30, 2004 and for the period from July 1, 2004 to May 24, 2005, we drilled no new wells.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

      Accounting for Oil and Gas Property Costs. As more fully discussed in note 3 to our consolidated financial statements for the six months ended June 30, 2004, we (i) follow the full cost method of accounting for the costs of our oil and gas properties, (ii) amortize such costs using the units of production method, and (iii) apply a quarterly full cost ceiling test. Adverse changes in conditions (primarily oil or gas price declines) could result in permanent write-downs in the carrying value of our oil and gas properties as well as non-cash charges to operations, but would not affect our cash flows.

      Estimates of Proved Oil and Gas Reserves. An independent petroleum engineer annually estimates 100% of our proved reserves. Reserve engineering is a subjective process that is dependent upon the quality of available data and the interpretation thereof. In addition, subsequent physical and economic factors such as the results of drilling, testing, production and product prices may justify revision of such estimates. Therefore, actual quantities, production timing, and the value of reserves may differ substantially from estimates. A reduction in proved reserves would result in an increase in depreciation, depletion and amortization ("DD&A") expense.

      Estimates of Asset Retirement Obligations. In accordance with SFAS No 143, we make estimates of future costs and the timing thereof in connection with recording our future obligations to plug and abandon wells. Estimated abandonment dates will be revised in the future based on changes to related economic lives, which vary with product prices and production costs. Estimated plugging costs may also be adjusted to reflect changing industry experience. Increases in operating costs and decreases in product prices would increase the estimated amount of the obligation and increase DD&A expense. Cash flows would not be affected until costs to plug and abandon were actually incurred.

                                    BUSINESS

COMPANY OVERVIEW

      Natural Gas Systems, Inc. was formed as a Delaware corporation in late 2003 to acquire established crude oil and natural gas properties and exploit them through the application of conventional and specialized technology, with the objective of increasing the production of crude oil and natural gas and revenue from these properties. We currently operate our properties in the State of Louisiana, with three full time employees and a small number of independent contractors and service providers operating from our headquarters in Houston, Texas.

      Our principal executive offices are located at 820 Gessner, Suite 1340, Houston, TX 77024 and our telephone number at that address is (713) 935-0122. We maintain a website at www.natgas.us. Information contained on our website does not constitute part of this prospectus. Our stock is quoted on the OTC Bulletin Board under the symbol of NGSY.OB.

CORPORATE HISTORY

      Reality Interactive, Inc. ("Reality"), a Nevada corporation, was incorporated on May 24, 1994 for the purpose of developing technology-based knowledge solutions for the industrial marketplace. On April 30, 1999, this company ceased business operations, sold substantially all of its assets and terminated all of its employees. Subsequent to ceasing operations, Reality explored potential business opportunities to acquire or merge with an entity with existing operations, while continuing to file reports with the SEC.

      On May 26, 2004, Natural Gas Systems, Inc., a privately owned Delaware corporation formed in September 2003 ("Old NGS"), was merged into a wholly owned subsidiary of Reality and Reality acquired all the outstanding shares of Old NGS in exchange for 21,750,001 shares of our common stock and warrants and options to purchase approximately 903,932 shares of our common stock upon cancellation of outstanding warrants and options to purchase shares of Old NGS. Reality thereafter changed its name to Natural Gas Systems, Inc. and adopted a June 30 fiscal year end. As part of the merger, the officers and directors of Reality resigned and the officers and directors of Old NGS became the officers and directors of Natural Gas Systems, Inc., and we moved our offices to Houston, Texas. Immediately prior to the merger, Reality did not conduct any operations and had minimal assets and liabilities.

BUSINESS ACTIVITIES

      We formed NGS to acquire crude oil and natural gas resources and to develop these resources through the application of capital and technology. We focus particularly on majority working interests in established oil and gas resources in fields with low decline rate production from shallower reservoirs, particularly those reservoirs with low permeability or high geological complexity. We believe this strategy provides us with the following advantages:

      o By focusing on established resources, we believe we are likely to incur less exposure to the risk of whether or not resources are present. We also expect a lower level of capital expenditures necessary for infrastructure, such as roads, water handling facilities and pipelines.

      o By acquiring low decline rate producing wells that can be expected to produce for many years, we expect to reduce the risk from short-term crude oil and natural gas price volatility.

      o By focusing on shallower reservoirs, we hope to reduce technical and operational risks associated with higher pressures and temperatures that are associated with deeper reservoirs, as well as the higher overall cost of repair, maintenance and drilling associated with deeper wells.

      o By seeking majority working interests, we maintain control of operations and development.

      o By focusing on low permeability or highly complex reservoirs we may be able to apply certain technologies that could increase recovery or aid in the identification of development opportunities.

      Old NGS purchased its first property in September 2003 through the acquisition of a 100% working interest and an approximate 80% average net revenue interest, in property and wells located in northeastern Louisiana which we refer to as the "Delhi Field." Please see "--Properties." This acquisition included the purchase of six producing wells, one salt water disposal well and 37 shut-in wells with aggregate average production of approximately 18 barrels of crude oil per day ("BOPD") and no natural gas sales. The Delhi Field encompasses approximately 13,636 acres. We own all working interest rights from the surface to the top of the Massive Anhydride Formation, which lies below the Tuscaloosa formation in which our currently producing wells are completed and that are targeted in our development plan, less and except the Mengel Reservoir, which is being produced by another operator in a small number of wells.

      In September 2004, we completed the acquisition of a 100% working interest and an approximate 78% average net revenue interest, in producing crude oil wells, equipment and improvements located in the Tullos Urania, Colgrade and Crossroads Fields in LaSalle and Winn Parishes, Louisiana, which we refer to collectively as the "Tullos Field." The purchased assets included approximately 124 oil wells, nine water disposal wells, and all associated infrastructure, including water disposal facilities, crude oil and water tanks, flow lines and pumping units. The purchase included 15 wells without leases, for which we are attempting to secure new leases.

      In early February 2005, we completed the acquisition of a 100% working interest and an approximate 80% average net revenue interest in similar properties in the Tullos Field. The purchased assets included approximately 121 oil wells, 8 salt water disposal wells and associated infrastructure and equipment.

MARKETS AND CUSTOMERS

      Marketing of crude oil and natural gas production is influenced by many factors that are beyond our control, the exact effect of which is difficult to predict. These factors include changes in supply and demand, market prices, government regulation and actions of major foreign producers.

      Over the past 20 years, crude oil price fluctuations have been extremely volatile, with crude oil prices varying from $8.50, to in excess of $50 per barrel. Worldwide factors such as geopolitical, macroeconomic, supply and demand, refining capacity, petrochemical production and derivatives trading, among others, influence prices for crude oil. Local factors also influence prices for crude oil and include regulation and transportation issues unique to certain producing regions.

      Over the past 20 years, domestic natural gas prices have also been volatile, ranging from $1 to $9 per MCF. The spot market for natural gas, changes in supply and demand, derivatives trading, pipeline availability, BTU content of the natural gas and weather patterns, among others, cause natural gas prices to be subject to significant fluctuations. Due to the practical difficulties in transporting natural gas, price influences tend to be more localized for natural gas than for crude oil.

      In the U.S. market where we operate, crude oil and gas liquids are readily transportable and marketable. We sell all of our crude oil production from our Delhi and Tullos Fields to Plains Marketing, a crude oil purchaser, at competitive spot field prices. A portion of our crude oil production, approximately 2100 barrels per month, is subject to a twelve month fixed price contract with Plains Marketing that began March 1, 2005 and was extended through May 31, 2006. Please see "--Commodity Contracts." We believe that other crude oil purchasers are readily available.

      We currently sell our natural gas liquids to Dufour Petroleum, L.P., a subsidiary of Enbridge, at a market- competitive price. We receive an index price based upon the components of the liquids less a charge of $0.175 per gallon for transportation and fractionation.

      All of our current crude oil and natural gas production is located in northern Louisiana. There is only one natural gas pipeline sales point readily available in this area, which reduces our leverage in negotiating a more favorable transportation charge and sales price. The current natural gas sales line is also a delivery line to customers, downstream of the pipeline's processing and treating facilities, thus making the pipeline very sensitive to the quality of natural gas sold into our point of interconnection.

      We presently sell a portion of our natural gas under a short-term contract with Texla Energy Management, Inc., a natural gas marketer/aggregator, at either the daily cash price or at the monthly index, as elected by us prior to each month. The balance, a fixed volume of 100 MMBTU per day, is sold at a fixed price of $6.21 per MMBTU over a fifteen month period beginning March 1, 2005 (see "Commodity Contracts"). We believe that other natural gas marketers are readily available. Title to the natural gas passes to the purchaser at the metered interconnection to the transportation pipeline, where the Index price is reduced by certain pipeline charges. Natural gas sold from the Delhi Field that is not subject to the commodity contract referred to above is priced on either a monthly average index price or a daily cash price as established at the Henry Hub market, less a $0.21 per MMBTU deduction for the market differential between Henry Hub and our sales point. All gas sold from the Delhi Field also is charged $0.0854 per MCF by Gulf South, the pipeline into which we deliver our gas, for transportation. These costs, along with the costs for natural gas processing and transportation prior to delivery to the sales point, are deducted from the natural gas sales receipts before calculation and distribution of royalties.

      In late 2003, we entered into an agreement with Verdisys, Inc. to provide us with lateral drilling services based on our projected needs, subject only to adequate advance notice, at a fixed price not to exceed the lowest price offered to any other customer for similar services. Although we may find the Verdisys technology useful, our business plan does not rely on it. To date, we have used the Verdisys technology in only two wells, the results of which were inconclusive.

      Since purchase of the Delhi Field and the Tullos Field, we have expended an estimated approximately $735,000 on development activities.

COMMODITY CONTRACTS

      In February 2005, we entered into three commodity contracts. The first, with Plains Marketing L.P., includes the purchase of 70 barrels of crude oil per day for a 12 month period, including the months of March 2005 through February 2006. The fixed sale price is based upon the NYMEX WTI (West Texas Intermediate) crude oil price and requires monthly settlements wherein Plains Marketing delivers a fixed price of $48.35 per barrel to us before adjustment for the basis differential between NYMEX price and the contract price. This hedge was extended for the months of March 2006 through May 2006 at a fixed price of $52.55 per barrel of oil or 70 barrels of oil per day.

      The second contract is between us and Wells Fargo Bank, N.A. We purchased a series of price floors, set at a NYMEX WTI price of $38.00 per barrel of crude oil based upon the arithmetic average of the daily settlement price for the first nearby month of NYMEX WTI futures, for 2000 barrels of crude oil per month for March 2006 through February 2007. The cost of the hedge was $3.00 per barrel of oil. It is our intent to, each month, buy back the front month of crude oil floor, purchase a back month, and extend our fixed price contract with Plains Marketing by one month. Plains Marketing L.P. is our crude oil purchaser and picks up our production in the field using their trucks.

      Our third contract is with Texla Energy Management, Inc., a natural gas marketer currently purchasing our natural gas production at the Delhi Field. This contract provides for us to sell 3 MMMBTU of natural gas each month at a fixed price of $6.21 per MMBTU, before deduction of the $0.0854 per MCF gathering charge by Gulf South, the owner of the natural gas pipeline into which we deliver our natural gas from Delhi Field. This fixed price includes the basis differential from NYMEX to our sales point on the Gulf South pipeline.

      As required under our credit agreement with Prospect Energy, these contracts are placed in amounts aggregating more than 50% of the production volumes that our outside petroleum engineers have estimated to occur from our existing proved developed producing reserves over the next two years. Our credit agreement also requires us to extend such coverage on a rolling two-year basis through the five year term of the loan.

COMPETITION

      Our competitors include major integrated crude oil and natural gas companies and numerous independent crude oil and natural gas companies, individuals and drilling and income programs. Many of our competitors are large, well-established companies with substantially larger operating staffs and greater capital resources than us. Competitors are national, regional or local in scope and compete on the basis of financial resources, technical prowess or local knowledge. The principal competitive factors in our industry are the ability to efficiently conduct operations, achieve technological advantages and identify and acquire suitable properties.

GOVERNMENT REGULATION

      Crude oil and natural gas drilling and production operations are regulated by various Federal, state and local agencies. These agencies issue binding rules and regulations that carry penalties, often substantial, for failure to comply. These regulations and rules require monthly, semiannual and annual reports on production amounts and water disposal amounts, and govern most aspects of operations, drilling and abandonment, as well as crude oil spills. We anticipate the aggregate burden of Federal, state and local regulation will continue to increase, including in the area of rapidly changing environmental laws and regulations. We also believe that our present operations substantially comply with applicable regulations. To date, such regulations have not had a material effect on our operations, or the costs thereof. We do not believe that capital expenditures related to environmental control facilities or other regulatory matters will be material in the near term. We cannot predict what subsequent legislation or regulations may be enacted or what affect it will have on our operations or business.

EMPLOYEES

      We currently operate our properties in the State of Louisiana with a small number of independent contractors and service providers administered by four full time employees located in our Houston office. Our development operations in Louisiana are carried out by independent contractors through our wholly owned subsidiaries, Arkla Petroleum, LLC and Four Star Development Corporation. We plan to add a senior operations executive to our staff in the near term. Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We have not experienced work stoppages, and we believe that our relationship with our employees is good.

PROPERTIES

      DELHI FIELD

      In late September 2003, Old NGS purchased a 100% working interest and an 80% net revenue interest in 43 wells in Richland, Franklin and Madison Parishes, Louisiana, which we refer to as the Delhi Field, by paying $995,000 in cash, issuing non-interest bearing notes for $1,500,000 and assuming a plugging and abandonment reclamation liability in the amount of approximately $302,000, in exchange for the conveyance of all the underlying, unitized leasehold interests. The notes were collateralized by a first mortgage on the leasehold interests and were fully repaid by the end of 2004.

      The Delhi Field was discovered in the mid-1940's and extensively developed over the subsequent decades through the drilling and completion of approximately 450 wells. According to W. D. Von Gonten & Associates engineers, the third party reservoir engineering firm that audits our reserves, the Delhi Field has produced more than 200 million barrels of crude oil and substantial amounts of natural gas to date. Much of the natural gas production was processed to remove natural gas liquids and re-injected for pressure maintenance. Beginning in the late 1950's, the field was unitized to conduct a pressure maintenance water flood project. Unitization is the process of combining multiple leases into a single ownership entity in order to simplify operations and equitably distribute royalties when common operations are conducted over multiple leases. Drilling operations resulted in primarily 40-acre spacing across the unit's 13,636 acres. A few wells were drilled below the targeted Tuscaloosa formation.

      At the time of acquisition in 2003, production in the Delhi Field averaged approximately 18 BOPD with no natural gas being sold due to a lack of natural gas processing and transportation facilities. The best producing well, the 161-36, was immediately lost during a periodic sand wash work-over when water from a lower reservoir broke through along the casing exterior and into the producing reservoir. Following the acquisition, we initiated a development program for the Delhi Field based on re-completion of wells to other reservoirs and restoring nonproducing wells to producing status. We further refurbished a gas injection line to serve as our gas gathering line.

      In March of 2004, we installed a leased natural gas treating and compression facility under a one-year operating lease that automatically extends on a month-to-month basis. The facility, located just north of the Delhi Field on land provided to us by another oil and gas operator, was necessary to begin sales of natural gas, which began in July of 2004, thus expanding our revenue base as contemplated by our original plan for the Delhi Field.

      By early April 2005, the gross productive rate of the field was approximately 110 BOPD and 375 MCFD of natural gas and 5 BLPD. Current natural gas sales have been about 75-100 MCFD less as a portion of the produced natural gas is utilized as compressor, dehydrator and pump engine fuel on site and a portion is converted into natural gas liquids. Several of our currently shut-in wells are scheduled to be restored to production through workovers to repair mechanical problems or through re-completions into new reservoirs. In addition, we have scheduled the first five development wells to be drilled that target remaining oil and gas reserves.

      TULLOS FIELD AREA

      On September 3, 2004, through a wholly owned subsidiary, we completed the acquisition of a 100% working interest and approximately 78% average net revenue interest in producing and shut-in crude oil wells, water disposal wells, equipment and improvements located in the Tullos Urania, Colgrade and Crossroads Fields in LaSalle and Winn Parish, Louisiana, collectively referred to as the Tullos Field. The purchased assets included 124 completed wells, nine water disposal wells, and all associated infrastructure, including water disposal facilities, crude oil and water tanks, flow lines and pumping units. In addition we acquired 15 crude oil wells that required new leases. Of the purchased wells, 81 were producing and 43 were shut-in due to repair and maintenance requirements. Our current production rate is approximately 65 barrels of crude oil per day plus a small amount of associated natural gas that is not sufficient in volume to warrant collection for sales. The purchase price for the acquisition was $725,000, before adjustment for post-effective date production and expenses.

      In early February 2005, we closed the purchase of a 100% working interest and approximately 80% average net revenue interest in additional properties in the same Tullos Urania and Colgrade Fields. The purchased assets included 65 producing crude oil wells, 56 shut-in crude oil wells, eight salt water disposal wells and associated infrastructure and equipment with estimated gross production of approximately 70 barrels of crude oil per day. The purchase price for the acquisition was $798,907, after post-closing adjustments.

      To date, our development work has been focused on reducing producing well downtime due to mechanical problems. In April of 2005, we began a program to return wells to active production that had been shut-in for extended periods of time. Other near term projects include gathering natural gas from the producing wells to power electric generators that will power our electric pumps in the area. We also plan to increase the overall and localized capacity for produced water disposal.

      We maintain insurance on our properties and operations for risks and in amounts customary in the industry. Such insurance includes general liability, excess liability, control of well, operators extra expense and casualty coverage. Not all losses are insured, and we retain certain risks of loss through deductibles, limits and self-retentions. We do not carry lost profits coverage.

      We occupy a leased headquarters containing 2,259 square feet in a modern high-rise office building located in the West Memorial area of Houston, Texas. In April 2004, we extended our lease for three years with an option for early termination after 18 months, and the right to use furniture and fixtures without cost.

      For more complete information regarding current year activities, including crude oil and natural gas production, refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations."

LEGAL PROCEEDINGS

      We are not a party to any material legal proceedings.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the name, age, background and position held by each of our executive officers and directors as of May 20, 2005. Directors are elected for a period of one year and thereafter serve until the next annual meeting at which their successors are duly elected by the stockholders.

                                                                                                            YEAR FIRST
                                                                                                              ELECTED
NAME                       AGE    PRINCIPAL OCCUPATION                                                       DIRECTOR
----                       ---    --------------------                                                       --------
Laird Q. Cagan             47     Mr. Cagan has served as our Chairman of the Board and Secretary since        2004
                                  May 2004.  Mr. Cagan is a co-founder, and, since 2001, has been
                                  Managing Director, of Cagan McAfee Capital Partners, LLC, a
                                  technology-focused private equity firm in Cupertino, California. He also serves as President of Cagan Capital, LLC, a merchant bank he formed in 1990. From 1999 to 2001, he served as Chairman and Chief
                                  Executive Officer of BarterNet Corporation, a worldwide Internet B2B exchange.  Mr. Cagan attended M.I.T. and received a BS and an MS degree in engineering, and an MBA from Stanford University. He is a member of the Young Presidents Organization.  Please also see
                                  "Certain Relationships and Related Transactions."

Robert S. Herlin           50     Mr. Herlin has been President, Chief Executive Officer and a Director        2004
                                  of our company since May 2004.  Prior to the merger of Natural Gas
                                  Systems, Inc. ("Old NGS") into our company, Mr. Herlin served as
                                  President, Chief Executive Officer and Director of Old NGS.  He is
                                  responsible for all of our operations, development of our business model, identifying acquisitions of applicable crude oil and natural gas properties, developing our operating team and creating, establishing and maintaining industry partnerships. Mr. Herlin has more than 21 years of experience in energy transactions, operations and finance with small independents, larger independents and major integrated crude oil companies. Since 2003, Mr. Herlin has also served as a Partner with Tatum CFO, a financial advisory firm that provides executive officers on a part-time or full-time basis to clients. From 2001 to 2003, Mr. Herlin served as Senior Vice
                                  President and Chief Financial Officer of Intercontinental Towers
                                  Corporation, an international wireless infrastructure company. From
                                  1997 to 2001, he was employed at Benz Energy, Inc., a crude oil and natural gas company, most recently as President, CEO and CFO. Mr.
                                  Herlin also serves on the board of directors of Boots and Coots
                                  Group, a crude oil field services company. Mr. Herlin graduated with honors from Rice University with B.S. and M.E. degrees in chemical engineering and has an MBA from Harvard University.

John Pimentel              38     Mr. Pimentel has served as a director of our company since May 2004.         2004
                                  Since 2002, Mr. Pimentel has been a principal of Cagan McAfee Capital
                                  Partners, where he is responsible for business development, investment structuring, and portfolio company management. From 1998 to 2002, he worked with Bain & Company in that firm's Private Equity
                                  Group, and the general consulting practice. From 1993-1996, Mr.
                                  Pimentel served as Deputy Secretary for Transportation for the State of California. Mr. Pimentel has served as a director of World Waste
                                  Technologies, Inc., a waste technology company, and Pacific Ethanol,
                                  Inc. since early 2004. Mr. Pimentel has an MBA degree from the
                                  Harvard Business School, and a BA degree from UC Berkeley

                                                                                                            YEAR FIRST
                                                                                                              ELECTED
NAME                       AGE    PRINCIPAL OCCUPATION                                                       DIRECTOR
----                       ---    --------------------                                                       --------
Gene Stoever (1)(2)        65     Mr. Stoever has served as a director of our company since May 2004.          2004
                                  In 1993, Mr. Stoever retired from KPMG Peat Marwick after 32 years of service, including 24 years as a partner. Since 1999, he has acted as an independent consultant for various companies.  From 1999 to 2004, he served as a trustee of the Sterling Diagnostic Imaging and SDI
                                  Liquidating Trust. He also serves as a Director of Exopack, LLC, a flexible packaging company and Propex Fabricx, Inc., a producer of primary and secondary carpet backing and manufacturer of
                                  polypropylene synthetic fabrics.  Mr. Stoever earned his B.B.A.
                                  degree in accounting with honors from the University of Texas at
                                  Austin, is a Certified Public Accountant in the State of Texas and a
                                  member of the American Institute of CPAs and the Texas Society of
                                  Certified Public Accountants.  Mr. Stoever serves as Chairman of our
                                  Audit Committee.

E.J. DiPaolo (1)(2)        51     Mr. DiPaolo has served as a director of our company since May 2004.          2004
                                  Mr. DiPaolo has served as an Energy Advisor to Growth Capital
                                  Partners, L.P., an investment banking company, since 2003. From 2002 to the present, Mr. DiPaolo has served as an independent energy producer. From 1976 to 2002, Mr. DiPaolo was with Halliburton
                                  Company, most recently as Group Senior Vice President of Global
                                  Business Development, where he was responsible for the management of overall customer relationships with the companies within
                                  Halliburton's upstream businesses, including Halliburton Energy
                                  Services, Brown and Root Energy Services, and Landmark Graphics and
                                  Wellstream. Previously, Mr. DiPaolo was the North American Regional
                                  Vice President and Far East Regional Vice President for Halliburton,
                                  accountable for the overall operation of Halliburton Energy Services in those regions. Mr. DiPaolo also serves on the Board of Directors of Boots and Coots Group, a crude oil field services company, and
                                  Edgen Corporation, a pipe distribution company. He received his undergraduate degree in agricultural engineering from West Virginia
                                  University in 1976 where he currently serves on the Advisory Board of the College of Engineering.  Mr. DiPaolo serves as Chairman of our
                                  Compensation Committee.

Sterling H. McDonald       56     Mr. McDonald joined Old NGS as Chief Financial Officer in 2003 and            N/A
                                  has served as our Chief Financial Officer since the merger of Old NGS into our company in May 2004.  Since joining us, Mr. McDonald has also been responsible for our administrative functions. From 1999 to
                                  2003, Mr. McDonald acted as an independent consultant and interim
                                  Chief Financial Officer to various companies. From 1997 to 1999, he served as Chief Financial Officer for PetroAmerican Services, a
                                  subsidiary of an integrated NYSE-traded crude oil and natural gas company.  Previously, he served as Chief Financial Officer of
                                  PetroStar Energy, an exploration and production company, and
                                  Treasurer of Reading and Bates Corporation, a NYSE-traded
                                  international offshore drilling services, exploration and production company. Mr. McDonald holds an MBA, with highest academic
                                  achievement, from the University of Tulsa.

(1)   Member of our Audit Committee.

(2)   Member of our Compensation Committee.

AUDIT COMMITTEE AND COMPENSATION COMMITTEE

      In May 2004, our board of directors established an Audit Committee. Our board has instructed the Audit Committee to meet periodically with our management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss our financial statements, recommend to our board the independent accountants to be retained, and receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is also authorized to review related party transactions for potential conflicts of interest. The Audit Committee is composed of Mr. Gene Stoever, Chairman, and Mr. E.J. DiPaolo. Each of these individuals is a non-employee director. Mr. Stoever has been designated as an "audit committee financial expert" as defined under Item 401(e)(2) of Regulation SB of the Securities Act of 1933. Messrs. Stoever and DiPaolo are each considered "independent" directors as that term is used in Item 7(d)(3)(iv) of
Schedule 14A under the Securities Act.

      In addition, our board of directors has established a Compensation Committee, currently comprised of Mr. DiPaolo, as Chairman, and Mr. Stoever. The Compensation Committee administers our 2004 Stock Option Plan and negotiates and approves employment agreements with our executive officers.

      EXECUTIVE COMPENSATION

      The following table sets forth the compensation for services in all capacities to our company for the fiscal year ended June 30, 2004, for our Chief Executive Officer (the "Named Executive"). No other executive officer earned total annual salary and bonus in excess of $100,000:

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION
                                                       -------------------
NAME AND                                 FISCAL                                SECURITIES UNDERLYING
PRINCIPAL POSITION                         YEAR             SALARY             OPTIONS AND WARRANTS
---------------------------------------- --------- ------------------------- --------------------------
Robert S. Herlin                           2004             $141,187                  250,000 (1)
President and Chief Executive Officer

--------------

(1) These options were issued at an exercise price of $0.001. In 2005, Mr. Herlin was awarded an option to acquire up to an additional 50,000 shares at an exercise price of $1.80 per share and a warrant to acquire up to 287,500 shares of common stock at an exercise price of $1.80 per share.

OPTION GRANTS AND EXERCISES IN LAST FISCAL YEAR

      The following table sets forth certain information with respect to stock options granted under our 2004 Stock Plan to the Named Executive during the fiscal year ended June 30, 2004, stock option exercises during that year, and the value of unexercised stock options at that year's end.

                                                              INDIVIDUAL GRANTS
                              -----------------------------------------------------------------------------------
          NAME                 NUMBER OF SHARES           % OF TOTAL            EXERCISE        EXPIRATION DATE
                                 OF OUR COMMON         OPTIONS GRANTED
                               STOCK UNDERLYING        TO EMPLOYEES IN
                              OPTIONS GRANTED (1)        FISCAL YEAR          PRICE ($/SH)
--------------------------    --------------------    -------------------    ---------------    -----------------
Robert S. Herlin                   250,000                   50%                $0.001          9/23/2013 (1)

--------------

(1) The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

      There were no option exercises during the fiscal year ended June 30, 2004.

EMPLOYMENT AGREEMENTS; CHANGE IN CONTROL AGREEMENTS

Executive Employment Agreement: Robert S. Herlin

      On September 23, 2003, Natural Gas Systems, Inc., a Delaware corporation ("Old NGS"), a subsidiary of Natural Gas Systems, Inc., a Nevada corporation (the "Company"), entered into an Executive Employment Contract (the "Original Herlin Employment Contract") with Robert S. Herlin for Mr. Herlin to serve as President and Chief Executive Officer. Pursuant to the Original Herlin Employment Contract, Mr. Herlin was granted a stock option to purchase 250,000 shares of Old NGS common stock with an exercise price equal to $0.001 vesting over four years, that were to be cancelled when the Company granted warrants to Tatum CFO Partners, LLP, a provider of contract CFO's and other executive level executives ("Tatum"), in connection with Mr. Herlin's status as a partner of Tatum and certain other services to be provided by Tatum. In addition, under the Original Herlin Employment Contract Mr. Herlin received an annual salary of $180,000, an annual discretionary bonus of up to $180,000, a six month severance package, and purchased 1,000,000 shares of common stock of Old NGS, with Old NGS having a repurchase right under a reverse vesting arrangement over 27 months (the "Stock Purchase Agreement"). The Original Herlin Employment Contract and Stock Purchase Agreement were assumed by us when our subsidiary merged with Old NGS in May 2004. In addition, the stock options were exchanged in the merger for stock options exercisable for shares of our common stock.

      On April 4, 2005, we entered into an Executive Employment Contract (the "New Herlin Employment Contract") with Mr. Herlin. The New Herlin Employment Contract supersedes the Original Herlin Employment Contract. Pursuant to the New Herlin Employment Contract, Mr. Herlin will continue to serve as our President and Chief Executive Officer. He will receive an annual salary of $180,000, which will increase to $210,000 at the end of one year, and a one year severance package. Mr. Herlin is also eligible to receive an annual discretionary bonus equal to 100% of his annual salary. As a bonus for fiscal 2004, Mr. Herlin will retain the 250,000 stock options granted to him under the Original Employment Agreement. We also entered into a new agreement with Tatum, which supercedes the original agreement with Tatum and provides for us to grant Tatum a warrant to purchase 262,500 shares our common stock, exercisable at $0.001 exercisable for five years. We refer you to "Amended and Restated Agreement with Tatum Partners."

      On April 4, 2005, Mr. Herlin was granted a stock option to purchase 500,000 shares of our common stock, with an exercise price equal to $1.80 that vests over four years, as well as an additional grant of a warrant to purchase 287,500 shares of our common stock, with an exercise price equal to $1.80 that vests over four years.

Amended and Restated Agreement with Tatum Partners.

      In September 2003, Old NGS entered into a Resources Agreement with Tatum CFO Partners, LLP (the "Original Tatum Contract"). The Original Tatum Contract provided for Tatum to make available to Old NGS the services of its partner, Robert S. Herlin, and provide access to various Tatum resources in exchange for sharing of Mr. Herlin's compensation from Old NGS. The Original Tatum Contract was assumed by us when our subsidiary merged with Old NGS in May 2004.

      On April 4, 2005, we executed an Amended and Restated Resources Agreement (the "Amended and Restated Tatum Contract") with Tatum. Pursuant to the Amended and Restated Tatum Contract, Tatum will receive $12,000 per year for access to its services. In addition, we granted Tatum a warrant to purchase 262,500 shares of our common stock, exercisable at $0.001 per share and exercisable for a period of five years.

Executive Employment Agreement: Sterling H. McDonald

      On November 10, 2003, Old NGS entered into an Executive Employment Contract with Sterling H. McDonald for Mr. McDonald to serve as Chief Financial Officer (the "Original McDonald Employment Contract"). The Original McDonald Employment Contract provided for a grant of a stock option to purchase 250,000 shares of common stock of Old NGS, with an exercise price of $0.25 that vests over 48 months. In addition, under the Original McDonald Employment Contract Mr. McDonald received an annual salary of $120,000, an annual discretionary bonus, and a maximum six month severance package. The Original McDonald Employment Contract was assumed by us when our subsidiary merged with Old NGS in May 2004. In addition, the stock options were exchanged in the merger for stock options exercisable for shares of our common stock.

      On April 4, 2005, we entered into an Executive Employment Contract (the "New McDonald Employment Contract") with Mr. McDonald. The New McDonald Employment Contract supersedes the Original McDonald Employment Contract, with the exception that Mr. McDonald retained the stock options under the terms previously granted. Pursuant to the New McDonald Employment Contract, Mr. McDonald will continue to serve as our Chief Financial Officer. In addition, Mr. McDonald will receive an annual salary of $150,000. Mr. McDonald is also eligible to receive an annual discretionary bonus equal to 75% of his annual salary, and a six month severance package which may be increased to one year under conditions related to a change of control. In addition, on April 4, 2005, Mr. McDonald was granted a stock option to purchase 350,000 shares of our common stock at an exercise price of $1.80 vesting over four years.

COMPENSATION OF BOARD OF DIRECTORS

      On October 22, 2004, our board approved the grant of options to purchase up to 100,000 shares of common stock with an exercise price of $1.27 per share, to each of our two independent board members, Messrs. Gene Stoever and Jed DiPaolo. The options vest annually over a two-year period beginning May 26, 2004, the date of the directors' election to our board. The independent directors are paid $3,000 per fiscal quarter for attending board meetings. Mr. Stoever is also paid $13,000 per year for his services as Chairman of the Audit Committee, and Mr. DiPaolo is paid $13,000 per year for his services as Chairman of the Compensation Committee. We also reimburse our non-employee directors for any direct expenses they incur in their capacity as directors.

      Laird Q. Cagan, chairman of our board, also earns compensation from our company through his relationship with our financial advisor, Cagan McAfee Capital Partners, LLC ("CMCP") and placement agent (Chadbourn Securities, Inc.). In addition, we reimburse CMCP for the costs of legal services performed by staff members of CMCP under the direction of our general counsel. Mr. Cagan is also reimbursed by us for documented travel expenses he incurs from time to time directly on our behalf. Please see "Certain Relationships and Related Transactions."

      Mr. Pimentel, who also serves on our board, is a principal of CMCP but does not receive compensation from CMCP in connection with CMCP's services to us.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

      On August 2, 2004, our stockholders approved the adoption of our 2004 Stock Plan, under which 4,000,000 shares are authorized for issuance. The purpose of the 2004 Stock Plan is to grant stock options to purchase our common stock to our employees and key consultants. On October 22, 2004, our board of directors authorized the issuance of an option to acquire up to 100,000 shares of our common stock to each of our two independent directors, Mr. E. J. DiPaolo and Mr. Gene Stoever, at an exercise price of $1.27 per share. On April 4, 2005, our board authorized the issuance of options to acquire a total of up to 1,000,000 shares of our common stock and the issuance of warrants to purchase up to 287,500 shares of our common stock, all at an exercise price of $1.80 per share, to our employees and general counsel. On May 5, 2005, we granted Liviakis Financial Communications, Inc. ("Liviakis"), our investor relations firm, 120,000 restricted shares of common stock, at a purchase price of $0.001 per share, subject to monthly vesting over one year. Further, in connection with the Merger, we assumed the obligations of 600,000 stock options under our newly acquired subsidiary's 2003 Stock Option Plan. No further shares will be issued under the 2003 Stock Option Plan.

STOCK PLAN

      We adopted an equity incentive plan, the 2004 Stock Plan, pursuant to which we are authorized to grant options, restricted stock and stock appreciation rights to purchase up to 4,000,000 shares of our common stock to our employees, officers, directors, consultants and other agents and advisors. Our wholly owned subsidiary, Natural Gas Systems, Inc., a Delaware corporation ("Old NGS"), also adopted a Stock Option Plan in 2003. The 2003 Stock Option Plan was adopted prior to the consummation of the merger with Old NGS so as to enable us to issue in connection with the merger options to purchase our common stock in exchange for all of the stock options that were outstanding under Old NGS's option plan. Awards under the plan may consist of stock options (both non-qualified options and options intended to qualify as "Incentive Stock Options" under Section 422 of the Internal Revenue Code of 1986, as amended), restricted stock awards and stock appreciation rights.

      The 2004 Stock Plan is administered by our board of directors or a committee of our board, which determines the persons to whom awards will be granted, the type of award to be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the plan.

      The 2004 Stock Plan provides that the exercise price of each incentive stock option may not be less than the fair market value of our common stock on the date of grant (or 110% of the fair market value in the case of a grantee holding more than 10% of our outstanding common stock). Non-qualified stock options may be granted under the plan at an exercise price established by the administrator at the time of grant. The maximum number of options that may be granted in any fiscal year to any participant is 500,000.

      The plan also permits the committee to grant freestanding stock appreciation rights or in tandem with option awards. The grant price of a stock appreciation right may not be less than the fair market value of a share on the date of grant of the stock appreciation right. No stock appreciation right may be exercisable later than the tenth anniversary of its grant. Upon the exercise of a stock appreciation right, a participant is entitled to receive common stock at a fair market value equal to the benefit to be received by the exercise.

      The plan also provides us with the ability to grant or sell shares of common stock that are subject to certain transferability, forfeiture, repurchase or other restrictions. The type of restriction, the number of shares of restricted stock granted and other such provisions are determined by the committee.

      Unless otherwise determined by the committee, awards granted under the 2004 Stock Plan are not transferable other than by will or by the laws of descent and distribution.

      The committee may alter, amend or terminate the plan in any respect at any time, but no alteration, amendment or termination can adversely affect in any material way any award previously granted under the plan, without the written consent of the participant holding such award.

      We currently have outstanding options under our 2003 Stock Option Plan to purchase 510,000 shares of our common stock at a weighted- average exercise price of approximately $0.12 per share. We currently have outstanding options under our 2004 Stock Plan to purchase 1,200,000 shares of our common stock at a weighted- average exercise price of approximately $1.71 per share.

INDEMNIFICATION

      Our articles of incorporation provide that no officer or director shall be personally liable to our corporation or our stockholders for monetary damages except as provided pursuant to Nevada law. Our bylaws and articles of incorporation also provide that we shall indemnify and hold harmless each person who serves at any time as a director, officer, employee or agent of our company from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director, officer, employee or agent of our company, and shall reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with Nevada law. The rights accruing to any person under our bylaws and articles of incorporation do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by our bylaws or articles of incorporation.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our common stock as of May 20, 2005 by (1) each person who is known by us to beneficially own more than five percent of our common stock; (2) each director; (3) the Named Executive; and (4) all executive officers and directors as a group. Shares of common stock that are subject to outstanding options and warrants that are presently exercisable or exercisable within 60 days of May 20, 2005 are deemed to be outstanding for purposes of computing the percentage ownership of the holder of the options and warrants, but not for any other person. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to community property laws where applicable.

NAME AND ADDRESS OF                                          AMOUNT AND NATURE OF
BENEFICIAL OWNER                                             BENEFICIAL OWNERSHIP               PERCENT OF CLASS(1)
--------------------------------------------------    -------------------------------------    ----------------------
Robert Herlin(2)(3)                                               1,158,594                               4.65%
Laird Q. Cagan(4)(5)                                              7,704,643                              30.83
John Pimentel(4)                                                    450,000                               1.82
E.J. DiPaolo(2)(6)                                                   50,000                               *
Gene Stoever(2)(6)                                                   50,000                               *
Eric A. McAfee, P2 Capital LLC , Park Capital                     5,907,500                              23.79
III, and McAfee Capital LLC(4)(7)
All executive officers and directors as a group                   9,528,862                              37.57
(six persons)(3)(5)(6)(7)

-------------

*     Less than 1%

(1)   Based on 24,749,600 shares outstanding on May 20, 2005.

(2) Address: c/o Natural Gas Systems, Inc., 820 Gessner, Suite 1340, Houston, Texas 77024.

(3) Includes (i) 1,000,000 shares directly held by Mr. Herlin of which 100,000 shares are subject to a repurchase agreement in favor of our company expiring September 22, 2005; (ii) up to 140,625 shares of our common stock issuable upon exercise of options currently exercisable (or exercisable within 60 days of the date of this prospectus); and (iii) up to 17,969 shares of our common stock issuable upon exercise of warrants currently exercisable (or exercisable within 60 days of the date of this prospectus). Does not include (i) up to 609,375 shares of our common stock issuable upon the exercise of options and (ii) up to 232,031 shares of our common stock issuable upon the exercise of warrants, in each case not exercisable within 60 days of the date of this prospectus.

(4) Address: c/o Cagan McAfee, 10600 N. De Anza Blvd., Suite 250, Cupertino, California 95014.

(5) Includes (i) 6,464,000 shares directly held by Mr. Cagan; (ii) 1,000,000 shares held in trust by Mr. Cagan's two daughters; (iii) currently exercisable warrants to acquire 158,143 shares of common stock held by Mr. Cagan issued in connection with services rendered through Chadbourn Securities as our placement agent; and (iv) currently exercisable warrants to purchase 82,500 shares owned by Cagan McAfee Capital Partners, LLC ("CMCP"), out of a total of warrants to purchase 165,000 shares owned by CMCP, an entity in which Mr. Cagan owns a 50% interest and shares voting and dispositive power.

(6) Includes 50,000 shares of our common stock issuable upon exercise of options currently exercisable (or exercisable within 60 days of the date of this prospectus), but excludes up to 50,000 shares of our common stock issuable upon exercise of options not exercisable within 60 days of the date of this prospect.

(7) Includes (i) 1,000,000 shares directly held by Mr. McAfee, (ii) 2,000,000 shares held by P2 Capital LLC, an entity owned 50% by Marguerite McAfee (Mr. McAfee's spouse) and 25% by each of Mr. and Mrs. McAfee's minor children (over which shares Mrs. McAfee holds sole dispositive and voting power), (iii) 2,700,000 shares held by McAfee Capital, LLC, an entity owned 50% by each of Mr. and Mrs. McAfee (over which shares Mr. and Mrs. McAfee share voting and dispositive power); (iv) 125,000 shares owned by Berg McAfee Companies, LLC (out of total of 250,000 shares owned by Berg McAfee Companies, LLC), an entity in which Mr. McAfee owns a 50% interest and shares voting and dispositive power; and (v) currently exercisable warrants to purchase 82,500 shares owned by Cagan McAfee Capital Partners, LLC ("CMCP"), out of a total of warrants to purchase 165,000 shares owned by CMCP, an entity in which Mr. McAfee owns a 50% interest and shares voting and dispositive power. Mr. McAfee disclaims beneficial ownership over all of the shares held by P2 Capital LLC and 50% of the shares held by Berg McAfee. McAfee Capital LLC disclaims beneficial ownership over all of the shares held by P2 Capital LLC.

                              SELLING STOCKHOLDERS

      We are registering our shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of our common stock issued pursuant to a Securities Purchase Agreement between us and Rubicon Master Fund, or as otherwise set forth below, none of the selling stockholders have had any material relationship with us within the past three years.

      The table below lists the selling stockholders and other information regarding the beneficial ownership of our shares of common stock by each of the selling stockholders. The second column lists the number of shares of our common stock beneficially owned by each selling stockholder as of May 20, 2005.

      In accordance with the terms of registration rights agreements with certain of the selling stockholders, this prospectus generally covers the resale of 100% of the securities as of the trading day immediately preceding the date the registration statement is initially filed with the SEC. The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

-------------------------------------------------------------------------------------------------------------------------
                                                                 BENEFICIAL OWNERSHIP            BENEFICIAL OWNERSHIP
                                                                    BEFORE OFFERING               AFTER OFFERING (1)
-------------------------------------------------------------------------------------------------------------------------
                                                                                  NUMBER OF
                                                          NUMBER OF              SHARES BEING   NUMBER OF
NAME                                                       SHARES     PERCENT      OFFERED        SHARES       PERCENT
-------------------------------------------------------------------------------------------------------------------------
Rubicon Master Fund(2)                                      1,200,000   4.84%       1,200,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Prospect Energy Corporation (3)                             1,000,000   3.88        1,000,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Linden Growth Partners, L.P.                                  500,000   2.02          500,000       -0-
-------------------------------------------------------------------------------------------------------------------------
Bradley Rotter                                                299,477   1.21          299,477       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Berg McAfee Companies, LLC (4)                                250,000   1.01          250,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Sunrise Foundation Trust                                      249,667   1.01          249,667       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Prima Capital Group, Inc. (5)                                 210,000    *            210,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Sobrato 1979 Revocable Trust                                  200,001    *            200,001       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Michael Brown Trust dated 6/30/2000                           200,000    *            200,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
MLPF&S Custodian FBO Michael L. Peterson, IRRA                200,000    *            200,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Thomas R. Grimm TTEE                                          200,000    *            200,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                 BENEFICIAL OWNERSHIP            BENEFICIAL OWNERSHIP
                                                                    BEFORE OFFERING               AFTER OFFERING (1)
-------------------------------------------------------------------------------------------------------------------------
                                                                                  NUMBER OF
                                                          NUMBER OF              SHARES BEING   NUMBER OF
NAME                                                       SHARES     PERCENT      OFFERED        SHARES       PERCENT
-------------------------------------------------------------------------------------------------------------------------
Tom Lenner                                                    200,000    *            200,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
George Andros                                                 100,000    *            100,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Matthew R. Iwasaka                                            100,000    *            100,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Pepper Snyder                                                 100,000    *            100,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Barry Fay                                                      75,000    *             75,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Karen P. Christensen                                           57,500    *             57,500       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Bill Kemp                                                      55,000    *             55,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Barsema Community Property Trust                               50,000    *             50,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Douglas J. Hansen Revocable Trust-dated Feb. 22, 2000          50,000    *             50,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Ellis Group                                                    50,000    *             50,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
James F. George                                                50,000    *             50,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Joseph B. Childrey                                             50,000    *             50,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Richard From (6)                                               50,000    *             50,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Select Partnership                                             50,000    *             50,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Sycamore Capital Partners (7)                                  45,000    *             45,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Stephen George                                                 42,500    *             42,500       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Elizabeth A. Reed                                              40,000    *             40,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Blair Capital, Inc.                                            35,000    *             35,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Louis S. Lyras                                                 35,000    *             35,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Alex & Lisa Jachno                                             30,000    *             30,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
George Myers                                                   30,000    *             30,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
R.V. Edwards, Jr.                                              30,000    *             30,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Albert T. & Janice T. Kogura                                   25,000    *             25,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Andrew Hoffman                                                 25,000    *             25,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
David J. Scoffone                                              25,000    *             25,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Elizabeth Rose                                                 25,000    *             25,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
James and Patricia Iwasaka 2000 Living Trust                   25,000    *             25,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
James E. George                                                25,000    *             25,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Jim Wolfenberger                                               25,000    *             25,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Kranenburg Fund, LP                                            25,000    *             25,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Larry J. & Kathie L. Magdaleno                                 25,000    *             25,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Marcus Abundis                                                 25,000    *             25,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Navid Eskandari                                                25,000    *             25,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Nigel Gallimore                                                25,000    *             25,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Peter Rettman                                                  25,000    *             25,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Venkata S K Kollipara Cust Priya Kollipara UTMA OH             25,000    *             25,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Tony Lao                                                       21,800    *             21,800       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Jeffrey Schlossberg                                            20,400    *             20,400       -0-           -
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                 BENEFICIAL OWNERSHIP            BENEFICIAL OWNERSHIP
                                                                    BEFORE OFFERING               AFTER OFFERING (1)
-------------------------------------------------------------------------------------------------------------------------
                                                                                  NUMBER OF
                                                          NUMBER OF              SHARES BEING   NUMBER OF
NAME                                                       SHARES     PERCENT      OFFERED        SHARES       PERCENT
-------------------------------------------------------------------------------------------------------------------------
Bellano Family Trust                                           20,000    *             20,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Colum McDermott                                                20,000    *             20,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Ellias & Tina Argyropoulos                                     20,000    *             20,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Gary B. Laughlin                                               20,000    *             20,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
John G. Fallon                                                 20,000    *             20,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Lakshmana Madala                                               20,000    *             20,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
McDonald Investments Inc., c/FBO Michael A.                    20,000    *             20,000       -0-           -
Frangopoulos IRA Rollo A/C 85413874 dtd 02/05/99
-------------------------------------------------------------------------------------------------------------------------
Ruben Rey & Marie A. Rey                                       20,000    *             20,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Steven Chang                                                   20,000    *             20,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Venkata Kollipara                                              20,000    *             20,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Venkata S.K.  Kollipara                                        20,000    *             20,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Venkata S K Kollipara Cust Puneet Kollipara UTMA OH            15,000    *             15,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Vincent J. Cicillini                                           15,000    *             15,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Judy Hui                                                       13,000    *             13,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Wing Chun Liu                                                  11,500    *             11,500       -0-           -
-------------------------------------------------------------------------------------------------------------------------
George Myers                                                   10,000    *             10,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Armen Arzoomanian                                              10,000    *             10,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Barbara Sherman                                                10,000    *             10,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Byron Sudduth                                                  10,000    *             10,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Daniel J. Yates                                                10,000    *             10,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
David A. Desilva                                               10,000    *             10,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Dr. Sayed M. Yossef                                            10,000    *             10,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Edward W Muransky Revocable Trust                              10,000    *             10,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Elizabeth G. Reinhold, sole trustee of Revocable                         *                          -0-           -
Living Trust                                                   10,000                  10,000
-------------------------------------------------------------------------------------------------------------------------
Henry H. Mauz, Jr.                                             10,000    *             10,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Henry Mauz                                                     10,000    *             10,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Howard Kaplan                                                  10,000    *             10,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
James Todd Burkdoll                                            10,000    *             10,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Joseph W. Brown                                                10,000    *             10,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Joseph Zito                                                    10,000    *             10,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Kennon Harlen White                                            10,000    *             10,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Kevin Henning                                                  10,000    *             10,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Lakshmana R. Madala MD Defined Benefits Plan                   10,000    *             10,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Mark V. Taylor                                                 10,000    *             10,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Michael Kemp                                                   10,000    *             10,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Rex V. Jobe                                                    10,000    *             10,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                 BENEFICIAL OWNERSHIP            BENEFICIAL OWNERSHIP
                                                                    BEFORE OFFERING               AFTER OFFERING (1)
-------------------------------------------------------------------------------------------------------------------------
                                                                                  NUMBER OF
                                                          NUMBER OF              SHARES BEING   NUMBER OF
NAME                                                       SHARES     PERCENT      OFFERED        SHARES       PERCENT
-------------------------------------------------------------------------------------------------------------------------
Steve Elefter                                                  10,000    *             10,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Steven A. McIntee                                              10,000    *             10,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Talbert Sakamoto                                               10,000    *             10,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Vandeweghe Living Trust                                        10,000    *             10,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Yannis Kaplanis                                                10,000    *             10,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Michael L. Bowman                                               7,500    *              7,500       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Richard Garia                                                   6,700    *              6,700       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Jim Phillips (8)                                                6,000    *              6,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
 Bhargava Ravi                                                  5,000    *              5,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Donna Velazquez                                                 5,000    *              5,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
G. Alfred Roensch Trust (9)                                     5,000    *              5,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Gregg Wm Mullery                                                5,000    *              5,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
James & Bernice Campbell                                        5,000    *              5,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
John J. Burke                                                   5,000    *              5,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Lori Bosi                                                       5,000    *              5,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Mace Matiosian                                                  5,000    *              5,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Martin Hagenson                                                 5,000    *              5,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Robert Bellano (10)                                             5,000    *              5,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Santuccio Ricciardi                                             5,000    *              5,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Steven Berglund                                                 5,000    *              5,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Tom Beck                                                        5,000    *              5,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Cynthia Hiatt                                                   3,800    *              3,800       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Alex & Agafio L. Jachno                                         3,000    *              3,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Barbara M. LaCosse                                              3,000    *              3,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Leif Johansson                                                  3,000    *              3,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Steven Saint Germain                                            3,000    *              3,000       -0-           -
-------------------------------------------------------------------------------------------------------------------------
Charles Ta                                                      2,500    *              2,500       -0-           -
-------------------------------------------------------------------------------------------------------------------------

-----------------

* Less than 1%

(1) The "Beneficial Ownership After Offering" table assumes that all shares being offered under this prospectus will be resold by the selling stockholders after this offering, including all convertible securities.

(2) Pursuant to investment agreements, each of Rubicon Fund Management Ltd., a company organized under the laws of the Cayman Islands, which we refer to in this prospectus as Rubicon Fund Management Ltd, and Rubicon Fund Management LLP, a limited liability partnership organized under the laws of the United Kingdom, which we refer to in this prospectus as Rubicon Fund Management LLP, Mr. Paul Anthony Brewer, Mr. Jeffrey Eugene Brummette, Mr. William Francis Callanan, Mr. Vilas Gadkari, Mr. Robert Michael Greenshields and Mr. Horace Joseph Leitch III share all investment and voting power with respect to the securities held by Rubicon Master Fund. Mr. Brewer, Mr. Brummette, Mr. Callanan, Mr. Gadkari, Mr. Greenshields and Mr. Leitch control both Rubicon Fund Management Ltd and Rubicon Fund Management LLP. Each of Rubicon Fund Management Ltd, Rubicon Fund Management LLP, Mr. Brewer, Mr. Brummette, Mr. Callanan, Mr. Gadkari, Mr. Greenshields and Mr. Leitch disclaim beneficial ownership of these securities.

(3) Represents shares of common stock issuable upon exercise of warrants issued in connection with the Prospect Facility. These five year warrants give Prospect the right to purchase up to 600,000 shares of our common stock at an exercise price of $0.75 per share, and to purchase up to an additional 400,000 shares of our common stock at an exercise price of $0.75 per share ("revocable warrants"); provided that the revocable warrants are subject to cancellation by us prior to their exercise if we meet certain operating cash flow targets.

(4) Mr. McAfee is a founder and major stockholder of our company (see "Security Ownership of Certain Beneficial Owners and Management"). Mr. McAfee has represented to us that he is a 50% owner of Berg McAfee Companies, LLC, which owns approximately 30% of the shares of Verdisys, Inc. a company for which Mr. McAfee previously served as Vice Chairman of the Board. We paid $130,000 to Verdisys during calendar year 2003 for horizontal drilling services, and $25,960 to Verdisys during 2004. In 2004, Mr. McAfee resigned from the Board of Directors of Verdisys, but continues to hold shares in both Verdisys and our company. Mr. McAfee is also a Managing Director of CMCP, which has acted as a financial consultant to our company. During fiscal 2003, we paid CMCP $32,500 as monthly retainers. During the six months ended June 30, 2004, we paid CMCP $30,000 as monthly retainers and recorded an additional $150,000 for accrued but unpaid retainers. During the nine months ended March 31, 2005, we paid CMCP $15,000 as monthly retainers and recorded an additional $120,000 for accrued but unpaid retainers. In May 2005 we paid CMCP $180,000 for accrued but unpaid monthly retainers. In May 2004 we issued CMCP seven-year warrants to purchase up to 165,000 shares of our common stock as additional compensation for arranging the merger of Old NGS into our company. These warrants have an exercise price of $1.00 per share.

(5) Includes 10,000 shares of our common stock purchased by Demetri Argyropoulos, who has a controlling interest in Prima Capital Group ("Prima") from Laird Q. Cagan at a nominal price in connection with consulting services performed for Mr. Cagan, and 50,000 shares purchased from us by Prima in a capital raising transaction. Prima was also a founder of our company (acquiring 150,000 shares at a nominal price) and has acted periodically as a consultant in connection with acquiring such shares.

(6) Represents shares sold to Richard From by CMCP at a nominal price in connection with consulting services performed for CMCP. We agreed to register these shares in consideration for various consulting services performed by Mr. From for us.

(7) Represents warrants to purchase 45,000 shares issued to Sycamore Capital Partners in connection with consulting services performed for us.

(8) Represents 6,000 shares purchased by Jim Phillips from Laird Q. Cagan at a nominal price in connection with consulting services performed for Mr. Cagan.

(9) Represents 5,000 shares sold to G. Alfred Roensch Trust by CMCP at a nominal price in connection with consulting services performed for CMCP. We agreed to register these shares in consideration for various consulting services performed by Mr. Roensch for us.

(10) Represents warrants to purchase 5,000 shares issued to Robert Bellano in connection with consulting services performed for us.

RELATIONSHIPS WITH SELLING STOCKHOLDERS

      All stockholders, other than as disclosed in the footnotes above, are investors who acquired their securities from us in one or more private placements of common stock and who have had no position, office, or other material relationship (other than as purchasers of securities) with us or any of our affiliates within the past three years.

      The information in the above table is as of the date of this prospectus. Information concerning the selling stockholders may change from time to time and any such changed information will be described in supplements to this prospectus if and when necessary.

                              PLAN OF DISTRIBUTION

      We are registering shares of our common stock to permit the resale of these shares of our common stock by the holders of such shares of our common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of our common stock. We will bear all fees and expenses incident to our obligation to register the shares of our common stock.

      The selling stockholders may sell all or a portion of the shares of our common stock owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of our common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of our common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

            o on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

            o     in the over-the-counter market;

            o in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

            o through the writing of options, whether such options are listed on an options exchange or otherwise;

            o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

            o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

            o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

            o an exchange distribution in accordance with the rules of the applicable exchange;

            o     privately negotiated transactions;

            o     short sales;

            o     sales pursuant to Rule 144;

            o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

            o     a combination of any such methods of sale; and

            o     any other method permitted pursuant to applicable law.

      If the selling stockholders effect such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or others, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of our common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of our common stock to broker-dealers or others that in turn may sell such shares.

      The selling stockholders may pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of our common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus, including, without limitation, with respect to shares being sold by Rubicon Master Fund, in accordance with Section 2(f) of the Securities Purchase Agreement.

      The selling stockholders and any broker-dealer participating in the distribution of the shares of our common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of our common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of our common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

      Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We cannot assure you that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

      The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

      We will pay all expenses of the registration of the shares of our common stock pursuant to various registration rights agreements, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the applicable registration rights agreements, or we may be entitled to contribution.

      Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of our common stock will be freely tradable in the hands of persons other than our affiliates.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Laird Q. Cagan, Chairman of our board of directors, is a Managing Director of Cagan McAfee Capital Partners, LLC ("CMCP"), with a 50% controlling interest. CMCP performs financial advisory services to us pursuant to a written agreement and is entitled to the payment of a monthly retainer of $15,000. During fiscal 2003, we expensed and paid CMCP $32,500 as monthly retainers. During the six months ended June 30, 2004, we expensed and paid CMCP $30,000 as monthly retainers and expensed an additional $60,000 for accrued but unpaid retainers. During the nine months ended March 31, 2005, we expensed and paid CMCP $15,000 as monthly retainers and expensed an additional $120,000 for accrued but unpaid retainers. In May 2005 we paid CMCP $180,000 for previously expensed but unpaid monthly retainers. In May 2004 we issued CMCP and their assigns seven-year warrants to purchase up to 240,000 shares of our common stock as additional compensation for arranging the merger of Old NGS into our company, in addition to a cash fee of $300,000. These warrants have an exercise price of $1.00 per share.

      Mr. Cagan is a registered representative of Chadbourn Securities, Inc. ("Chadbourn"), our placement agent in private equity and debt financings. We pay Mr. Cagan and Chadbourn a cash fee and warrant fee that is negotiated for each investor round. Since the inception of Old NGS on September 23, 20 through June 1, 2005, we paid $337,840 to Chadbourn and Mr. Cagan for commissions from sales of our common stock and also during this period, we issued seven-year warrants to Mr. Cagan and Chadbourn (and their assigns) to purchase a total of 188,467 shares in connection with capital raising services, at an exercise price equal to the offering price paid by the investors in each round.

      In connection with the founding of Old NGS, 18,000,000 shares of Old NGS's common stock were directly and indirectly purchased by various parties as founder's shares, including, 1,000,000 shares by Robert S. Herlin offered as an incentive for Mr. Herlin to serve as our president and chief executive officer; 1,000,000 shares by Liviakis Financial Communications, Inc., our investor relations firm; 7,500,000 shares by Mr. Cagan, the Chairman of our board of directors and a Managing Director of CMCP; 5,700,000 shares by Eric M. McAfee, a Managing Director of CMCP; and 450,000 shares by John Pimentel, a member of our board of directors and a principal of CMCP. Later in May 2005, we renewed our investor relations contract with Liviakis Financial Communications, Inc., and issued them 120,000 shares of the Company's common stock at a purchase price of $0.001 per share, vesting over one year, and a monthly fee of $5,000.

      Mr. McAfee, a Managing Director of CMCP, previously served as Vice Chairman of the Board of Verdisys, Inc., the provider of a limited amount of horizontal drilling services to us in 2003. In 2004, Mr. McAfee resigned from the Board of Directors of Verdisys, but continues to hold shares in both Verdisys and our company. Mr. McAfee has represented to us that he is also a 50% owner of Berg McAfee Companies, LLC, which owns approximately 30% of the shares of Verdisys. We paid $130,000 to Verdisys during calendar year 2003 for horizontal drilling services, but did not utilize the services of Verdisys in the years 2004 or 2005 to date.

      During 2004, we borrowed $920,000 under a short-term secured promissory note (the "Bridge Loan") held by Mr. Cagan, our Chairman and a major stockholder, secured by a pledge of all of our assets. The loans were earmarked as partial bridge financing for our purchase of the Tullos Urania Field properties for $725,000, prior to post closing adjustments, on September 2, 2004, working capital and certain costs related to the closing of the loan with Prospect Energy Corporation. On February 15, 2005, we paid off the Bridge Loan to Mr. Cagan, totaling $953,589, including accrued interest at 10% per annum as specified in the Bridge Loan, from a portion of the proceeds of the loan with Prospect Energy Corporation.

      During 2004 Mr. Herlin advanced us $3,000 for working capital under a demand note bearing interest at 8% per annum, which was repaid in April 2005.


                            DESCRIPTION OF SECURITIES

      We are presently authorized to issue 100,000,000 shares of $.001 par value common stock and 5,000,000 shares of $0.001 par value preferred stock. As of May 20, 2005, we had 24,749,600 shares of common stock issued and outstanding and no preferred stock issued and outstanding.

COMMON STOCK

      The holders of our common stock are entitled to equal dividends and distributions per share with respect to our common stock when, as and if declared by our board of directors from funds legally available therefor. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any of our common shares subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding-up of our company, and after payment of creditors and preferred stockholders, if any, our remaining assets will be divided pro rata on a share-for-share basis among the holders of our shares of common stock. All shares of our common stock now outstanding are fully paid, validly issued and non-assessable. Each share of our common stock is entitled to one vote with respect to the election of any director or any other matter upon which stockholders are required or permitted to vote.

PREFERRED STOCK

      Under our articles of incorporation, our board of directors has the power, without further action by the holders of our common stock, to designate the relative rights and preferences of our preferred stock, and to issue our preferred stock in one or more series as designated by our board of directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of our common stock or our preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further stockholder action and may adversely affect the rights and powers, including voting rights, of the holders of our common stock.

REGISTRATION RIGHTS

      Under the terms of the private placements that we completed in 2003, 2004 and January 2005, we are required under certain conditions to register certain shares of our common stock and certain shares of our common stock that may be issued in the future upon exercise of the warrants that were acquired by the investors in those offerings.

      We are required to use our reasonable best efforts to maintain the effectiveness of the registration statement of which this prospectus is a part until the first anniversary of its effectiveness or until all of the registered shares have been sold, whichever comes first, except that we will be permitted to suspend the use of the registration statement during certain periods under certain circumstances. We will bear all registration expenses, other than underwriting discounts and commissions.

      In connection with various consulting services, we also agreed to register the 71,000 shares of our common stock held by Demetri Argyropoulos, Richard From, G. Alfred Roensch Trust and Jim Phillips. This prospectus includes the shares that we are obligated to register under the foregoing registration rights agreements.

SHARES ELIGIBLE FOR FUTURE SALE

      As of Mary 20, 2005, we had 24,749,600 shares of common stock outstanding. That number does not include (i) the 1,720,000 shares that are reserved for issuance under outstanding options that may be issued if and when the options are exercised, or (ii) the 2,028,467 shares and that may be issued upon the exercise of warrants, of which 1,050,000 are included in this prospectus.

      Freely Tradable Shares After This Offering. As of May 20, 2005, only 1,036,255 of our 24,749,600 outstanding shares were free trading shares. However, upon the sale of the 5,814,345 currently outstanding shares covered by this prospectus, and the exercise and sale of the 1,050,000 warrant shares included in this prospectus, all of these 6,864,345 shares will also be freely tradable without restriction or limitation under the Securities Act. As a result, after the completion of this offering, assuming the exercise of warrants to purchase 1,050,000 shares of our common stock, there will be a total of 7,900,600 shares of our common stock that will be tradable without restriction under the Securities Act. Other than these 7,900,600 shares, the remaining 17,899,000 shares are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act.

      Rule 144. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year, including persons who may be deemed our "affiliates," as that term is defined under the Securities Act, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares (approximately 247,496 shares if the outstanding warrants and options are not exercised, or approximately 257,996 shares if all warrant shares included in the prospectus are exercised) or the average weekly trading volume of shares during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the company. A person who has not been our affiliate at any time during the three months preceding a sale, and who has beneficially owned his shares for at least two years, would be entitled under Rule 144(k) to sell such shares without regard to any manner of sale or volume limitations under Rule 144.

      Of the 23,713,345 "restricted shares" currently outstanding, 22,199,145 shares are currently eligible for public resale under Rule 144. The sale, or availability for sale, of substantial amounts of our common stock could, in the future, adversely affect the market price of our common stock and could impair our ability to raise additional capital through the sale of our equity securities or debt financing. The future availability of Rule 144 to our holders of restricted securities would be conditioned on, among other factors, the availability of certain public information concerning our company.

      Form S-8 Registration of Options. We intend to file a registration statement on Form S-8 covering the shares of our common stock that have been issued or reserved for issuance under our stock option plan, which would permit the resale of such shares in the public marketplace.

TRANSFER AGENT

      Our transfer agent currently is Continental Stock Transfer, 17 Battery Park, New York, NY 10004.

                                     EXPERTS

      The financial statements for the six month period ended June 30, 2004 and the period from September 23, 2003 (inception) to December 31, 2003 included in this prospectus have been audited by Hein & Associates, LLP to the extent and for the periods indicated in their report thereon. Such financial statements have been included in this prospectus and registration statement in reliance upon the report of Hein & Associates, LLP and upon the authority of such firm as experts in auditing and accounting.

                                  LEGAL MATTERS

      Troy & Gould Professional Corporation, Los Angeles, California, has rendered an opinion with respect to the validity of the shares of our common stock covered by this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with that act, file periodic reports, proxy statements and other information with the SEC. The periodic reports, proxy statements and other information filed by us are available for inspection and copying at prescribed rates at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC's Public Reference Room. The SEC also maintains an Internet site that contains all reports, proxy statements and other information that we file electronically with the SEC. The address of that website is http://www.sec.gov.

      We have filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock offered under this prospectus. The registration statement, including the exhibits to the registration statement, contains additional information about us and the common stock offered by this prospectus. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. For further information about us and our common stock, you should review the registration statement and the exhibits filed with the registration statement.

                                GLOSSARY OF TERMS

                      GLOSSARY OF SELECTED PETROLEUM TERMS

      The following abbreviations and definitions are terms commonly used in the crude oil and natural gas industry and throughout this prospectus:

      "BBL" A standard measure of volume for crude oil and liquid petroleum products. One barrel equals 42 U.S. gallons.

      "BCF" Billion cubic feet of natural gas at standard conditions (see MCF).

      "BOE" Barrels of crude oil equivalent. Calculated by converting 6 MCF of natural gas to 1 BBL of crude oil.

      "BTU" or "British Thermal Unit" The standard unit of measure of energy equal to the amount of heat required to raise the temperature of one pound of water 1 degree Fahrenheit. One BBL of crude is typically 5.8 MMBTU, and one standard MCF is typically 1 MMBTU. 1 MMBTU is one million BTU, and 1 MMMBTU is one billion BTU.

      "FIELD" An area consisting of one or more reservoirs all grouped on or related to the same geologic feature.

      "GROSS WELL" The total number of wells participated in, regardless of the amount of working interest owned. (See net wells).

      "MBOE" One thousand barrels of crude oil equivalent.

      "MCF" One thousand cubic feet of natural gas at standard conditions, being approximately sea level pressure and 60 degrees Fahrenheit temperature. Standard pressure in the state of Louisiana is deemed to be 15.025 psi by regulation but varies in other states. 1 MMCF is one million cubic feet of natural gas.

      "NET WELLS" The aggregate fractional working interests owned, e.g., a 20% working interest in each of 5 gross wells equals one net well. (See Gross Well).

      "NGL" Natural gas liquids, being the combination of ethane, propane, butane and natural gasolines that can be removed from natural gas through processing, typically through refrigeration plants that utilize low temperatures, or through J-T plants that utilize compression, temperature reduction and expansion to a lower pressure.

      "NYMEX" New York Mercantile Exchange.

      "PERMEABILITY" The measure of ease with which petroleum can move through a reservoir.

      "POROSITY" The relative volume of the pore space compared to the total bulk volume of the reservoir.

      "PROVED RESERVES" The estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e. prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions. A complete definition of reserves can be found in Regulation S-X, Subsection 4-10 (a). Proved Developed Producing reserves are proved reserves that are currently producing.

      "ROYALTY OR ROYALTY INTEREST" The mineral owner's share of crude oil or natural gas production (typically 1/8, 1/6 or 1/4), free of costs, but subject to severance taxes unless the lessor is a government. In certain circumstances, the royalty owner bears a proportionate share of the costs of making the natural gas saleable, such as processing, compression and gathering.

      "PSI" Pounds per square inch, a measure of pressure. "SHUT-IN WELL" A well that is not on production, but has not been plugged and abandoned. Wells may be shut-in in anticipation of future utility as a producing well, plugging and abandonment or other use.

      "STANDARDIZED MEASURE" An estimate of future net reserves from a property, is calculated in the same exact same fashion as a PV-10 value, except that the projected revenue stream is adjusted to account for the estimated amount of federal income tax that must be paid.

      "WORKING INTEREST" The interest in the crude oil and natural gas in place which is burdened with the cost of development and operation of the property. Also referred to as the operating interest.

      "WORK-OVER" A remedial operation on a completed well to restore, maintain or improve the well's production.

                          INDEX TO FINANCIAL STATEMENTS

                            NATURAL GAS SYSTEMS, INC.

INDEPENDENT AUDITORS REPORT                                                 F-2
AUDITED FINANCIAL STATEMENTS:                                               F-3

BALANCE SHEETS                                                              F-3
STATEMENTS OF OPERATIONS                                                    F-4
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)                                F-5
STATEMENTS OF CASH FLOW                                                     F-6
NOTES TO AUDITED FINANCIAL STATEMENTS                                       F-7

INDEPENDENT AUDITORS REPORT                                                 F-19
STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES OF THE DELHI FIELD
  ACQUIRED ON SEPTEMBER 23, 2003                                            F-20

UNAUDITED FINANCIAL STATEMENTS:                                             F-23
BALANCE SHEETS                                                              F-24
STATEMENTS OF OPERATIONS                                                    F-25
STATEMENTS OF CASH FLOW                                                     F-26
NOTES TO UNAUDITED FINANCIAL STATEMENTS                                     F-27

INDEPENDENT AUDITORS' REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Natural Gas Systems, Inc.
Houston, Texas

      We have audited the accompanying consolidated balance sheets of Natural Gas Systems, Inc. as of June 30, 2004 and December 31, 2003 and the related consolidated statements of operations, stockholders' equity, and cash flows for the six month period ended June 30, 2004 and the period from September 23, 2003 (inception) to December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Natural Gas Systems, Inc. and subsidiaries as of June 30, 2004 and December 31, 2003, and the results of their operations and their cash flows for each of the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

HEIN & ASSOCIATES LLP

Houston, Texas
September 28, 2004

                   NATURAL GAS SYSTEMS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                     JUNE 30,        DECEMBER 31,
                                                                                       2004              2003
                                     ASSETS
Current Assets
   Cash and short-term investments                                                 $    367,831      $    830,312
   Receivables                                                                           24,387            56,837
   Inventories                                                                          115,859           109,216
   Prepaid expenses                                                                      69,067            25,930
   Retainers and deposits                                                                 5,000           210,000
                                                                                   ------------      ------------
                 Total current assets                                                   582,144         1,232,295
Oil and gas properties being amortized (full cost method)                             3,075,438         2,971,468
Oil and gas properties not being amortized                                              105,225                --
Less:  accumulated amortization                                                         (55,509)          (13,960)
                                                                                   ------------      ------------
                 Net oil and gas properties                                           3,125,154         2,957,508
Furniture, fixtures and equipment, at cost                                                3,091             3,091
Less:  accumulated depreciation                                                          (1,159)             (386)
                                                                                   ------------      ------------
                 Net furniture, fixtures and equipment                                    1,932             2,705
Other assets (cash balances earmarked for bonding requirements)                         301,835           301,835
                                                                                   ------------      ------------
                 Total Assets                                                      $  4,011,065      $  4,494,343
                                                                                   ============      ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                                                                $    139,188      $    114,188
   Accrued liabilities                                                                   50,073            41,118
   Notes payable                                                                        776,235         1,437,073
   Production taxes payable                                                                  --               665
                                                                                   ------------      ------------
                 Total current liabilities                                              965,496         1,593,044
Deferred plugging and abandonment liabilities                                           311,442           305,004
Stockholders' equity:
   Common stock, par value $0.001 per share; 100,000,000 shares authorized,              22,945            21,772
   22,945,406 and 21,772,362 shares issued and outstanding as of June 30, 2004 and December 31, 2003, respectively
   Additional paid-in capital                                                         4,453,905         3,398,178
   Deferred stock based compensation                                                   (378,136)         (486,750)
   Accumulated deficit                                                               (1,364,587)         (336,905)
                                                                                   ------------      ------------
           Total stockholders' equity                                                 2,734,127         2,596,295
                                                                                   ------------      ------------
           Total liabilities and stockholders' equity                              $  4,011,065      $  4,494,343
                                                                                   ============      ============

See accompanying notes to consolidated financial statements.

                   NATURAL GAS SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                            FOR THE
                                                                                          PERIOD FROM
                                                                   SIX MONTHS          SEPTEMBER 23, 2003
                                                                      ENDED              (INCEPTION) TO
                                                                  JUNE 30, 2004         DECEMBER 31, 2003
Revenues:
    Oil sales                                                   $         117,509      $          24,229
    Gas sales                                                                 649                     --
                     Total revenues                                       118,158                 24,229
Expenses:
    Operating costs                                                       134,420                 76,303
    Production taxes                                                       14,581                  3,002
    Depletion                                                              41,549                 13,960
    Reverse-merger fees and expenses                                      370,000                     --
    General and administrative                                            542,761                239,093
                     Total expenses                                     1,103,311                332,358
Loss from operations                                                     (985,153)              (308,129)
Other revenues and expenses:
    Interest income                                                         4,093                  1,148
    Interest expense                                                      (46,622)               (29,924)
                     Total other revenues and expenses                    (42,529)               (28,776)
Net loss                                                        $      (1,027,682)     $        (336,905)
Income (loss) per common share:
    Basic and diluted                                           $           (0.05)     $           (0.02)
Weighted average number of common shares, basic and diluted            22,057,614             20,091,720

See accompanying notes to consolidated financial statements.

                   NATURAL GAS SYSTEMS, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
       FOR THE PERIOD FROM SEPTEMBER 23, 2003 (INCEPTION) TO JUNE 30, 2004

                                                               ADDITIONAL                                       TOTAL
                                                                 PAID-IN                    ACCUMULATED     STOCKHOLDERS'
                                   SHARES        DOLLARS         CAPITAL       DEFERRED       DEFICIT          EQUITY
Balances, September 23, 2003             --   $         --   $         --   $         --    $         --
Sales of common stock            21,772,362         21,772      2,861,028             --              --       2,882,800
Stock-based compensation                 --             --        537,150       (486,750)             --          50,400
Net loss                                 --             --             --             --        (336,905)       (336,905)
Balances, December 31, 2003      21,772,362         21,772      3,398,178       (486,750)       (336,905)      2,596,295
Sales of common stock               923,377            923        825,977             --              --         826,900
before merger
Sales of common stock after         249,667            250        229,750             --              --         230,000
merger
          Deferred                       --             --             --        108,614              --         108,614
          compensation
Net loss                                 --             --             --             --      (1,027,682)     (1,027,682)
Balances, June 30, 2004          22,945,406   $     22,945   $  4,453,905   $   (378,136)   $ (1,364,587)   $  2,734,127

See accompanying notes to consolidated financial statements.

                   NATURAL GAS SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                   FOR THE PERIOD FROM
                                                                                 SIX MONTHS         SEPTEMBER 23, 2003
                                                                                    ENDED              (INCEPTION) TO
                                                                                 JUNE 30, 2004      DECEMBER 31, 2003
Operating activities:
   Net loss                                                                     $      (1,027,682)   $        (336,905)
   Adjustments to reconcile net loss to net cash provided (used) by operating activities:
      Depletion                                                                            41,549               13,960
      Depreciation                                                                            773                  386
      Stock-based compensation expense                                                    108,614               50,400
      Accretion of debt discount                                                               --               29,924
      Changes in assets and liabilities:
          Accretion of deferred plugging
          and abandonment
                           Liability                                                        6,438                3,169
          Accounts receivable                                                              32,450              (28,762)
          Inventories                                                                      (6,643)            (109,216)
          Accounts payable                                                                 24,999              114,188
          Other current liabilities                                                         8,289               41,783
          Prepaid expenses                                                                (43,137)             (25,930)
          Retainers and deposits                                                          205,000             (210,000)
                           Net cash used by operating                                    (649,350)            (457,003)
                           activities
Investing activities:
   Capital expenditures for oil and gas properties                                       (209,194)          (1,290,560)
   Capital expenditures for furniture, fixtures, and equipment                                 --               (3,090)
   Cash restricted for Delhi bonding requirements                                              --             (301,835)
                           Net cash used in investing                                    (209,194)          (1,595,485)
                           activities
Financing activities:
   Payments on notes payable                                                             (710,327)                  --
   Proceeds from notes payable                                                             49,490                   --
   Proceeds from issuance of common stock                                               1,056,900            2,882,800
                           Net cash provided by                                           396,063            2,882,800
                           financing activities
Net (decrease) increase in cash                                                          (462,481)             830,312
Cash and cash equivalents, beginning of period                                            830,312                   --
Cash and cash equivalents, end of period                                        $         367,831    $         830,312
Supplemental Cash Flow Information:
   Interest paid                                                                $          46,622                   --
   Taxes paid                                                                                  --                   --
Non-cash transactions:
   Seller note issued to acquire properties, net of discount                                   --    $       1,407,049
   Assumption of plugging and abandonment liability                                            --    $         301,835

See accompanying notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

                   NATURAL GAS SYSTEMS, INC. AND SUBSIDIARIES

1.    COMPANY'S BUSINESS

Reality Interactive, Inc. ("REALITY"), a Nevada corporation that traded on the OTC Bulletin Board under the symbol RLYI.OB, and the predecessor of Natural Gas Systems, Inc., was incorporated on May 24, 1994 for the purpose of developing technology-based knowledge solutions for the industrial marketplace. On April 30, 1999, Reality ceased business operations, sold substantially all of its assets and terminated all of its employees. Subsequent to ceasing operations, Reality explored other potential business opportunities to acquire or merge with another entity, while continuing to file reports with the SEC. During the most recent two years, Reality represented that it had not conducted any operations and had minimal assets and liabilities.

On May 26, 2004, Natural Gas Systems, Inc., a privately owned Delaware corporation formed in September of 2003 ("OLD NGS"), was merged into a wholly owned subsidiary of Reality and Reality changed its name to Natural Gas Systems, Inc. On the effective date of the merger, Laird Q. Cagan was elected as Chairman of the Board of Directors of Reality and Robert S. Herlin and Sterling H. McDonald, the CEO and CFO of Old NGS, were elected CEO and CFO of Reality, respectively. The corporation was renamed Natural Gas Systems, Inc. (the "COMPANY" or "NGS") and adopted a June 30 fiscal year end.

Headquartered in Houston, Texas, Natural Gas Systems, Inc. is a development stage petroleum company engaged primarily in the acquisition, exploitation and development of properties for the production of crude oil and natural gas from underground reservoirs. NGS acquires established oil and gas properties and exploits them through the application of conventional and specialized technology to increase production, ultimate recoveries, or both. At June 30, 2004, NGS conducted operations through its 100% working interest in the Delhi Field in Louisiana.

All regulatory filings and other historical information including stock prices prior to May 26, 2004 apply to Reality, the predecessor of the Company. NGS trades on the OTC Bulletin Board under the symbol NGSY.OB. All stock information is adjusted to reflect Reality's 40:1 reverse stock split effected prior to the merger with NGS.

2.    SIGNIFICANT RISKS AND UNCERTAINTIES

Preparation of the Company's financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and contingencies as of the balance sheet date, and the reported amount of revenues and expenses during the reporting period. On an ongoing basis, management reviews its estimates, including those related to litigation, environmental liabilities, income taxes, abandonment costs and the determination of proved reserves. Changes in circumstances may result in revised estimates and actual results may differ from those estimates.

The Company's business makes it vulnerable to changes in crude oil and natural gas prices. Such prices have been volatile in the past and can be expected to be volatile in the future. This volatility can dramatically affect cash flows and proved reserves, since price declines reduce the estimated quantity of proved reserves and increase annual amortization expense (which is based on proved reserves). Other risks related to proved reserves, revenues, and cash flows include the Company's current reliance on the concentration of a few wells. The reserve report dated July 1, 2004, identified six wells that make up approximately 60% of the Company's future net cash flows, discounted at 10% per annum. At July 31, 2004, approximately 85% of the Company's production was derived from three wells.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation --The consolidated financial statements include the Company and its subsidiaries. All material intercompany accounts and transactions have been eliminated.

Oil and Gas Properties and Furniture, Fixtures and Equipment --The Company follows the full cost method of accounting for its investments in oil and natural gas properties. All costs incurred in the acquisition, exploration and development of oil and natural gas properties, including unproductive wells, are capitalized. Included in capitalized costs are general and administrative costs that are directly related to acquisition, exploration and development activities. Proceeds from the sale of oil and natural gas properties are credited to the full cost pool, unless the sale involves a significant quantity of reserves, in which case a gain or loss is recognized. Under the rules of the Securities and Exchange Commission ("SEC") for the full cost method of accounting, the net carrying value of oil and natural gas properties, reduced by the asset retirement obligation, is limited to the sum of the present value (10% discount rate) of the estimated future net cash flows from proved reserves, based on the current prices, plus the lower of cost or estimated fair market value of unproved properties adjusted for related income tax effects.

Capitalized costs of proved oil and natural gas properties are depleted on a unit of production method using proved oil and natural gas reserves. Costs depleted include net capitalized costs subject to depletion and estimated future dismantlement, restoration and abandonment costs.

Equipment, which includes computer equipment, hardware and software and furniture and fixtures, is recorded at cost and is generally depreciated on a straight-line basis over the estimated useful lives of the assets, which range from two to seven years.

Repairs and maintenance are charged to expense as incurred.

Statement of Cash Flows --For purposes of the statements of cash flows, cash equivalents include highly liquid financial instruments with maturities of three months or less as of the date of purchase.

Concentrations of Credit Risk --All of the Company's trade receivables are due from one purchaser. Accounts receivable are not collateralized.

Revenue Recognition --The Company recognizes oil and natural gas revenue from its interests in producing wells as oil and natural gas is sold.

Accounting for Reverse Merger --The Company accounts for its reverse-merger in accordance with Staff Accounting Bulletin ("SAB") Topic 2A. Generally, the staff of the Division of Corporate Finance considers reverse-mergers into public shells to be capital transactions in substance, rather than business combinations. That is, the transaction is equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation, accompanied by a recapitalization.

Under this treatment, post reverse-acquisition comparative historical financial statements are those of the "legal acquiree" ( i.e. , the "accounting acquirer"), with appropriate disclosure concerning the change in the capital structure effected at the acquisition date. In the Company's case, the historical financial statements are those of the oil and gas operations of Old NGS, except that the Consolidated Statement of Changes in Stockholder's Equity reflect the activity of Old NGS prior to the merger. All share and per share amounts have been adjusted to reflect the conversion ratio of shares exchanged between Reality and Old NGS.

Also, in accordance with SAB Topic 2A, transaction costs incurred for the reverse-merger, such as legal fees, investment banking fees and the like, may be charged directly to equity only to the extent of the cash received, while all costs in excess of cash received should be charged to expense. Accordingly, since no cash was received, $370,000 in transaction fees were expensed in the Company's accompanying financial statements.

Stock Options --As permitted by SFAS No. 123, "Accounting for Stock Based Compensation," the Company follows the accounting requirements for stock options and stock-based awards contained in Accounting Principles Board Opinion No. 25, "Accounting for stock Issued to Employees," and related Interpretations and consensus of the Emerging Issues Task Force in terms of measuring compensation expense.

SFAS 123, "Accounting for Stock-Based Compensation," as amended by SFAS 148, "Accounting for Stock-Based Compensation--Transition and Disclosure," established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25").

Fair Value of Financial Instruments --Our financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and seller notes. The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the highly liquid nature of these short-term instruments. The fair values of the seller notes approximates their carrying amounts as of June 30, 2004, based upon interest rates currently available to us for borrowings with similar terms.

New Accounting Pronouncements --During December 2003, the FASB issued Interpretation No. 46R, "Consolidation of Variable Interest Entities" ("FIN 46"), which requires the consolidation of certain entities that are determined to be variable interest entities ("VIE's"). An entity is considered to be a VIE when either (i) the entity lacks sufficient equity to carry on its principal operations, (ii) the equity owners of the entity cannot make decisions about the entity's activities or (iii) the entity's equity neither absorbs losses or benefits from gains. NGS owns no interest in variable interest entities, and therefore this new interpretation has not affected the Company's consolidated financial statements.

4.    ACQUISITIONS

In September 2003, Old NGS completed the acquisition of a 100% working interest in the Delhi Field. The acquisition closed on September 25, 2003, whereby Old NGS paid $995,000 in cash, issued a purchase money mortgage for $1,500,000 (See
Note 7, Notes Payable, for a description of the mortgage) and assumed a plugging and abandonment reclamation liability in the amount of approximately $302,000 (see Note 5, Asset Retirement Obligations), in exchange for the conveyance of all the underlying leasehold interests. In addition to the mortgage, the property is burdened by an aggregate 20% royalty interest.

On May 26, 2004, Reality Interactive, Inc., a publicly traded Nevada corporation ("Reality"), executed an Agreement and Plan of Merger with Natural Gas Systems, Inc., a private Delaware corporation ("Old NGS"), whereby the shareholders of Old NGS received 21,749,478 shares of common stock of Reality, in exchange for all of the 21,749,748 shares of Old NGS common stock then outstanding. The operations and management of Old NGS became our own, and Reality's name was changed to Natural Gas Systems, Inc., a Nevada corporation (the "Company" or "NGS"). Immediately prior to the closing of the merger, Reality had virtually no operations, assets or liabilities.

5.    ASSET RETIREMENT OBLIGATIONS

When an oil or gas property ceases economic production, the Company dismantles and removes all surface equipment, plugs the wells and restores the property's surface in accordance with various regulations and agreements before abandoning the property. The state of Louisiana requires operators of oil and gas properties to secure plugging, abandonment and reclamation liabilities with financial collateral in favor of the state. In the case of the Delhi Field, the previous owner had established a Site Specific Trust Fund (SSTA Account) that is considered a fully funded liability by the state of Louisiana. Pursuant to the Company's agreement to purchase the Delhi Field in September of 2003, NGS agreed to replace the seller's collateral on the SSTA Account within 120 days of closing. During the six months ended June 30, 2004, NGS replaced the seller's collateral by posting a letter of credit in the face amount of $301,835, fully collateralized by a certificate of deposit issued on Wells Fargo Bank. These restricted cash equivalents are carried as "Other Assets" in the Company's balance sheet.

In accordance with FAS 143, the Company has recorded an estimated asset retirement obligation ("ARO") for its Delhi Field of approximately $302,000, of which $274,000 relates to the Company's wells and $28,000 relates to wells operated by the Company for a third party. Accordingly, the Company has recorded an asset retirement obligation in the amount of $302,000, with an offsetting $274,000 charge to the full cost pool and a $28,000 receivable due from the 3rd party at December 31, 2003. The receivable was collected during the six months ended June 30, 2004.

Also in accordance with FAS 143, the Company provides accretion expense on all ARO liabilities. For the Delhi Field, NGS uses the 10-year constant maturity Treasury yield of 4.27% available at September 30, 2003, which equates to 1.05% per quarter.

The following table describes the change in the Company's asset retirement obligations for the period from September 23, 2003 (inception) to June 30, 2004:

      Asset retirement obligation at September 23, 2003           $301,835
      Accretion expense for 2003                                     3,169
      Asset retirement obligation at December 31, 2003             305,004
      Accretion expense for 2004                                     6,438
      Asset retirement obligation at June 30, 2004                $311,442

6.    OIL AND GAS PROPERTIES

Depletion expense for the period from September 23, 2003 (inception) to December 31, 2003 and for the six months ended June 30, 2004 totaled $13,960 and $41,549, respectively.

During 2003, no costs were excluded from amortization. For the six months ended June 30, 2004, $105,225 of costs were not being amortized, pending the closing or abandonment of property acquisitions under active consideration.

7.    NOTES PAYABLE

In September 2003, the Company issued $1,500,000 of notes payable in connection with its acquisition of the Delhi Field. The notes were collateralized by a first mortgage on the Company's Delhi field and are payable to the sellers in twelve equal monthly installments beginning on January 30, 2004. Although the notes bear no interest, the Company has imputed interest at 8% per annum, thus resulting in an initial recorded principal amount of $1,407,049. At December 31, 2003, the balance of the notes payable was $1,436,973, including $29,924 of imputed interest. At June 30, 2004, the principal balance outstanding was $732,807.

In May 2004, the Company borrowed $49,490 to finance 70% of its Director and Officer's liability insurance premiums. The note requires eight level mortgage-amortizing payments in the amount of $5,350 per month, including 7% interest per annum, with the first payment due on June 25, 2004. At June 30, 2004, the principal outstanding balance of the note was $43,429.

8.    COMMON STOCK AND STOCK OPTIONS

At December 31, 2003, Reality had issued and outstanding 256,598 shares of its $0.001 par value common stock. From January 1, 2004, up to, but not including, the merger closing on May 26, 2004, Reality issued 689,663 of its $0.001 par value common shares, net of cancellations and redemptions. At the closing of the merger on May 26, 2004, Reality issued 21,749,478 of its $0.001 par value common shares in exchange for all of the 21,749,478 issued and outstanding $0.001 par value common shares of Old NGS.

During 2003, Old NGS issued 18,000,000 common shares as founder's capital at $0.001 per share, and sold 2,864,600 of its $0.001 par value common shares at $1.00 per share through a private equity offering to accredited investors. Prior to the merger closing in 2004, Old NGS sold an additional 884,878 of its $0.001 par value common shares to accredited investors for $886,900 gross proceeds, less $60,000 in commissions equal to 8% of the gross cash proceeds and the issuance of 7 year term warrants equal to 8% of the shares issued, for the account of Chadbourn Securities, Inc. and Laird Q. Cagan, an affiliate of the Company as described in Footnote 9 on Related Party Transactions.

Since the merger closing through June 30, 2004, the Company sold 249,667 shares of its $0.001 par value common shares for gross proceeds of $250,000, less $30,000 in commissions and the same warrant structure described above for the account of Chadbourn Securities, Inc. and Laird Q. Cagan.

At June 30, 2004, the Company had 22,945,406 issued and outstanding shares of common stock.

See Note 11, Subsequent Events, for information on additional sales of common stock since June 30, 2004.

Options

Old NGS adopted a stock option plan in 2003 (the "2003 Plan"). The purpose of the 2003 Plan was to offer selected individuals an opportunity to acquire a proprietary interest in the success of Old NGS, or to increase such interest, by purchasing shares of the Old NGS' common stock. The 2003 Plan provided both for the direct award or sale of shares and for the grant of options to purchase shares in an aggregate amount not to exceed 4,000,000 shares. Options granted under the Plan included nonstatutory options as well as incentive stock options intended to qualify under Section 422 of the Code. Options granted under the 2003 Plan were assumed by Reality Interactive, Inc., predecessor to the Company. No further shares will be granted under the 2003 Stock Option Plan.

At June 30, 2004, options totaling 600,000 shares of the Company's stock had were outstanding, having been granted in 2003 by Old NGS and assumed in 2004 by the Company, subject to various vesting requirements. Options to purchase 250,000, 250,000 and 100,000 shares were granted to Messrs. Herlin, McDonald and Lee (counsel to the Company), respectively. Mr. Herlin's options are committed for subsequent cancellation and re-issuance as warrants to Tatum Partners, in consideration of its services agreement with the Company. These options were accounted for under APB 25, with respect to Messrs. Herlin and McDonald, and under FASB 123 with respect to Messrs. Lee, and gave rise to $537,150 of Company expense to be recognized over the respective vesting periods of the options.

On August 3, 2004, the Company adopted its 2004 Stock Option Plan (the "2004 Plan"). The purpose of the 2004 Plan is to offer selected individuals an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing shares of the Company's common stock. The 2004 Plan provides both for the direct award or sale of shares and for the grant of options to purchase shares in an aggregate amount not to exceed 4,000,000 shares. Options granted under the 2004 Plan may include nonstatutory options as well as incentive stock options intended to qualify under Section 422 of the Code.

No options were issued during the six months ended June 30, 2004. However, 200,000 options have been authorized, but not issued, to two members of the Board of Directors of the Company.

A reconciliation of reported loss as if the Company used the fair value method of accounting for stock-based compensation has not been provided as the fair value of options computed under FASB 123 was essentially the same as the amount determined in accordance with APB 25.

Fair value was estimated at the date of grant using the Black-Scholes options pricing model with the following weighted average assumptions: risk-free interest rate of approximately 2.5%; dividend yield of 0%; volatility factor of 1.31; and a weighted-average expected life of three years. These assumptions resulted in a weighted average grant date fair value of $.99. For purposes of the pro forma disclosures, the estimated fair value is amortized to expense over the awards' vesting period.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a single measure of the fair value of its employee stock options. At June 30, 2004, 3,400,000 shares were available for grant under the plans. A summary of options transactions for the period from September 23, 2003 (inception) to June 30, 2004 follows:

                                                    NUMBER          WEIGHTED
                                                   OF SHARES        AVERAGE
                                                                 EXERCISE PRICE
Outstanding at September 23, 2003               $         --
                             Granted                 600,000             0.10
                             Exercised                    --               --
                             Canceled                     --               --
Outstanding at December 2003                         600,000     $       0.10
                             Granted                      --               --
                             Exercised                    --               --
                             Canceled                     --               --
Outstanding at June 30, 2004                         600,000     $       0.10
Shares exercisable at June 30, 2004                  153,122     $       0.05

                               OPTIONS OUTSTANDING
                                            WEIGHTED
      RANGE OF        OUTSTANDING AT        AVERAGE               EXERCISABLE
 EXERCISABLE PRICES   JUNE 30, 2004       EXERCISE PRICE         JUNE 30, 2004
..001                      350,000              .001                 121,872
..25                       250,000               .25                  31,250

The weighted average remaining contractual life of options outstanding at June 30, 2004, was approximately 38 months. The weighted average grants date fair value of the options granted in 2003 was $.89 per share. The options vest as follows: 2004 - 150,000; 2005 - 150,000; 2006 - 150,000; and 2007 - 150,000.

Warrants

At June 30, 2004, outstanding warrants to purchase the Company's $0.001 par value common shares were as follows:

                                                  WARRANTS OUTSTANDING
                                                                                      EXERCISABLE
                                            RANGE OF           OUTSTANDING AT        JUNE 30, 2004
HOLDER                                 EXERCISABLE PRICES       JUNE 30, 2004          THRU 2011
                                       -------------------    ------------------   ------------------
Fairmont Analytics                           $1.00                   25,000               25,000
Michael Peterson                             $1.00                   50,000               50,000
Cagan McAfee Capital Partners, LLC           $1.00                  165,000              165,000
Chadborn Securities, Inc.                    $1.00                    3,147                3,147
Demetri Argyropoulos                         $1.00                    1,000                1,000
Kathy Cole                                   $1.00                    5,000                5,000
Patricia Prass                               $1.00                    2,000                2,000
Barbara Hall                                 $1.00                    2,000                2,000
Laird Q. Cagan                               $1.00                   66,784               66,784
Total                                                               319,932              319,932

The warrants above were issued for services rendered for the merger and the sale of the Company's common shares. Laird Q. Cagan and Cagan McAfee Capital Partners ("CMCP") are affiliates of the Company. We issued 240,000 of these warrants to CMCP in connection with arranging the merger. We issued 79,932 to Laird Q. Cagan and Chadbourn Securities, Inc., in connection with capital raising services.

9.    RELATED PARTY TRANSACTIONS

Laird Cagan, Chairman of the Board of the Company, is a Managing Director of Cagan McAfee Capital Partners, LLC ("CMCP"). CMCP performs financial advisory services to the Company pursuant to a written agreement and is paid a monthly retainer of $15,000. In addition, Mr. Cagan is a registered representative of Chadbourn Securities, Inc. ("Chadbourn"), the Company's placement agent in private equity financings. Pursuant to the Agreement between the Company, Mr. Cagan, and Chadbourn, the Company pays a cash fee equal to 8% of gross equity proceeds and warrants equal to 8% of the shares purchased. During 2003, the Company expensed and paid CMCP $32,500 for monthly retainers.

In connection with the founding of the Company, 18,000,000 shares of NGS common stock were directly and indirectly purchased by various parties as founder's shares, including, 1,000,000 shares by Robert S. Herlin as an incentive to perform as the Company's President and CEO; 1,000,000 shares by Liviakis Financial Communications, Inc., the Company's investor relations firm; 7,500,000 shares by Laird Q. Cagan, the Company's Chairman and Managing Director of CMCP; and 5,700,000 by Eric M. McAfee, Managing Director of CMCP, and 450,000 by John Pimentel, a member of the Company's Board of Directors.

During the six months ended June 30, 2004 the Company has expensed $90,000 in monthly retainers, $60,000 of which remains unpaid at June 30, 2004, and charged $80,000 to stockholder's equity as a reduction of the proceeds from common stock sales in the amount of $1,000,000. The $80,000 paid to Chadbourn Securities and Laird Q. Cagan was for commissions from the sale of the common stock. Also during the six months ended June 30. 2004 NGS issued warrants to purchase 319,932 shares of our common stock to CMCP, Chadbourn Securities and Laird Q. Cagan in connection with arranging the merger, (240,000 warrants) and placement of 999,145 common shares (79,932 warrants). These warrants have a $1.00 exercise price and a seven year term.

Eric McAfee, also a Managing Director of Cagan McAfee Capital Partners, has served as Vice Chairman of the Board of Verdisys, Inc., the provider of certain horizontal drilling services to the Company. Subsequently in 2004, Mr. McAfee resigned from the Board of Directors of Verdisys, but continues to hold shares in both companies. Mr. McAfee has represented to the Company that he is also a 50% owner of Berg McAfee Companies, LLC, which owns approximately 30% of Verdisys, Inc. NGS paid $130,000 to Verdisys during 2003 and $25,960 during 2004 for horizontal drilling services.

Subsequent to June 30, 2004, Laird Cagan, Chairman of the Board of the Company, loaned the Company $475,000 as partial bridge financing for the acquisition of the Tullos Urania Field. See Footnote 11, Subsequent Events, for a further explanation.

10.   SUPPLEMENTAL OIL AND GAS DISCLOSURES (UNAUDITED)

               COSTS INCURRED IN OIL AND GAS PRODUCING ACTIVITIES

                                                             FOR THE PERIOD FROM
                                            SIX MONTHS        SEPTEMBER 23, 2003
                                               ENDED            (INCEPTION) TO
                                           JUNE 30, 2004      DECEMBER 31, 2003
Property acquisition costs:
           Proved                       $           6,855     $       2,363,716
           P&A liability assumed                       --               273,760
           Unproved                               105,225                    --
Exploration costs                                      --                    --
Development costs                                  97,114               333,992
Total Property Acquisition Costs        $         209,194     $       2,971,468

           RESULTS OF OPERATIONS FOR OIL AND GAS PRODUCING ACTIVITIES

                                                                  FOR THE PERIOD FROM
                                                SIX MONTHS         SEPTEMBER 23, 2003
                                                   ENDED             (INCEPTION) TO
                                               JUNE 30, 2004       DECEMBER 31, 2003
Oil and gas sales                            $        118,158      $          24,229
Production costs                                     (134,420)               (76,303)
Production taxes                                      (14,581)                (3,002)
Depletion                                             (41,549)               (13,960)
Results of operations for oil and gas
producing activities (excluding corporate    $        (72,392)     $         (69,036)
overhead and financing costs)

                    PROVED DEVELOPED AND UNDEVELOPED RESERVES
              PREPARED BY W.D. VON GONTEN & CO. PETROLEUM ENGINEERS

The following table sets forth the net proved reserves of the Company as of July 1, 2004, and the changes therein for the period from September 23, 2003 (inception) to July 1, 2004. The reserve information was reviewed by W.D. Von Gonten & Co., independent petroleum engineers. All of the Company's oil and gas producing activities are located in the United States.

                                                          OIL            GAS
                                                        (BBLS)          (MCF)
September 23, 2003                                          --              --
Purchases of minerals in place                         241,219         778,700
Extensions and discoveries                                  --              --
Production                                                (857)             --
Sales of minerals in place                                  --              --
December 31, 2003                                      240,362         778,700
Purchases of minerals in place
Extensions, discoveries and revisions                    2,352        (270,021)
Production                                              (3,810)           (123)
Sales of minerals in place                                  --              --
July 1, 2004                                           238,904         508,556*
Proved developed reserves:
December 31, 2003                                      240,400         778,700
July 1, 2004                                           238,900         508,556*

*     Includes 5,000 BBL of NGL's converted at 6 BBLs / MCF

            STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS
                     AT DECEMBER 31, 2003 AND JUNE 30, 2004

The information that follows has been developed pursuant to SFAS No. 69 and utilizes reserve and production data prepared or reviewed by independent petroleum consultants. Reserve estimates are inherently imprecise and estimates of new discoveries are less precise than those of producing oil and natural gas properties. Accordingly, these estimates are expected to change as future information becomes available.

The estimated discounted future net cash flows from estimated proved reserves are based on prices and costs as of the date of the estimate unless such prices or costs are contractually determined at such date. Actual future prices and costs may be materially higher or lower. Actual future net revenues also will be affected by factors such as actual production, supply and demand for oil and natural gas, curtailments or increases in consumption by natural gas purchasers, changes in governmental regulations or taxation and the impact of inflation on costs. Future income tax expense has been reduced for the effect of available net operating loss carryforwards.

                                                                     FOR THE PERIOD FROM
                                                   SIX MONTHS         SEPTEMBER 23, 2003
                                                     ENDED              (INCEPTION) TO
                                                 JUNE 30, 2004        DECEMBER 31, 2003
Future cash inflows                            $      11,549,850      $      13,318,169
Future production costs                               (2,978,139)            (2,895,677)
Future development costs                                (450,000)              (357,000)
Future income taxes                                   (1,465,000)            (2,412,000)
         Future Net Cash Flows                         6,656,711              7,653,492
10% annual discount                                   (1,476,100)            (1,479,544)
                  Standardized Measure         $       5,180,611      $       6,173,948

                         CHANGES IN STANDARDIZED MEASURE

The following table sets forth the changes in standardized measure of discounted future net cash flows for the period from September 23, 2003 (inception) to December 31, 2003 and for the six months ended June 30, 2004:

                                                             FOR THE PERIOD FROM
                                           SIX MONTHS         SEPTEMBER 23, 2003
                                             ENDED              (INCEPTION) TO
                                         JUNE 30, 2004        DECEMBER 31, 2003

Standardized Measure, beginning        $       6,173,948      $              --
Net change in income taxes                       737,006             (1,945,721)
Oil and gas sales, net of costs                   30,843                 51,065
Purchase of minerals in place                         --              8,068,605
Changes in prices and costs                       82,230                     --
Change in developments costs                     (84,042)                    --
Accretion of discount                            308,697                     --
Revisions of estimates                        (2,131,318)                    --
Other                                             64,246                     --
Standardized Measure, ending           $       5,180,611      $       6,173,948

11.   SUBSEQUENT EVENTS

Subsequent to June 30, 2004, the Company received $475,000 under a short-term secured promissory note (the "Note") held by Laird Q. Cagan, the Company's Chairman and major stockholder, for the purpose of bridge financing part of the purchase price of the Tullos Urania Field. Under the terms of the Note, all net revenue derived from the Company's Tullos Urania Field, less operating expenses and development costs, must be applied toward repayment of the Note. The Note bears interest at 10% per annum, is secured by a pledge of all of the Company's assets and is due in full by February 10, 2005. Since the origination of the loan, the Company and Mr. Cagan agreed to amend the repayment terms of the loan by delaying the repayment until the earlier of (a) July 1, 2005, or (b) the date on which the cumulative gross equity funding after August 14, 2004 reaches $1 million. Also amended are the terms of the Note which delays the mandatory prepayment until all net revenue derived from the Company's Tullos Urania Field, less operating expenses and capital costs accruing after February 5, 2005 and 50% of the net proceeds of any related third party financings of any kind conducted by the Company after the date of this Note.

From July 1, 2004 through September 24, 2004, NGS raised gross proceeds from the sale of common stock in the amount of $544,734.

On September 2, 2004, NGS purchased its second property comprising a 100% working interest in approximately 81 producing oil wells, 8 salt water disposal wells and 54 shut-in wells located in La Salle and Winn Parishes, Louisiana. Fourteen of the shut-in wells will require a new lease prior to restoration of production. The purchase included leases covering 386.04 gross and net acres, and fee ownership of 2.33 acres around certain of the wells. NGS intends to initiate a program of restoring the shut-in wells to production, increasing overall production per well by addition of incremental water disposal capacity and utilizing gas production to replace purchased power for pumps. NGS will file at a later date a Form 8-K to further describe the purchased assets.

12.   INCOME TAXES

The tax effect of significant temporary differences representing deferred tax assets and liabilities at December 31, 2003 and June 30, 2004 are as follows:

                                       JUNE 30, 2004        DECEMBER 31, 2003

Oil and gas properties               $         (69,389)     $        (113,558)
Net operating loss carryforwards               366,425                228,043
Valuation Allowance                           (297,036)              (114,485)
Net deferred tax asset               $              --      $              --

The increase in the valuation allowance during fiscal 2003 and 2004 of $114,485 and $182,551; respectively, is the result of additional net tax losses incurred during the year.

As of June 30, 2004, the Company has net operating loss carryforwards of approximately $1,078,000 that will expire in 2023 and 2024. Future utilization of the net operating loss carryforwards and other tax attributes may be limited by changes in the ownership of the Company in May 2004 under section 382 of the Internal Revenue Code.

The following is a reconciliation of the Company's expected income tax expense (benefit) based on statutory rates to the actual expense (benefit):

                                                                            FOR THE PERIOD FROM
                                                          SIX MONTHS         SEPTEMBER 23, 2003
                                                            ENDED              (INCEPTION) TO
                                                        JUNE 30, 2004        DECEMBER 31, 2003
Income taxes (benefit) at US statutory rate           $        (349,412)     $        (114,548)
Non-deductible amortization and expenses                        165,141                     62
Deferred tax asset valuation allowance adjustment               182,551                114,485
Net operating losses                                                 --                     --
Other                                                 $           1.720                      1
                                                      $              --      $              --

13.   LIQUIDITY

As of June 30, 2004, we had $367,831 of unrestricted cash and negative working capital of $383,352. We incurred losses for the six months period ended June 30, 2004 and three months period ended December 31, 2003 of $1,027,682 and $336,905, respectively. Our negative working capital of $383,352 was adversely impacted by $732,806 of short-term mortgage notes we owe on the Delhi Field, payable in approximately equal monthly installments through December 30, 2004 (the "Delhi Notes" See Note 7 to the financial statements for a further description). Although our cash flow from operations currently approximates our recurring overhead, our cash flow has been, and continues to be, insufficient to cover the Delhi Note payments. Although we are current in our payments on the Delhi Notes, we have relied on additional funding sources to meet these payments since the beginning of 2004. At September 24, 2004, we owed four remaining monthly payments of $125,000 each on the Delhi Notes. At that date, we had cash balances of approximately $256,000 and approximately $176,000 of accounts payable due (excluding deferred fees due CMCP).

Our negative working capital and cash position, as well as our ongoing operating losses, raise concerns about our ability to meet future obligations and fund future operations. Accordingly, management has and continues to expend considerable time and effort to deal with this issue as discussed below. Subsequent to June 30, 2004, we have been working to improve our liquidity using three strategies:

      1. ADDITIONAL SALES OF COMMON STOCK: From June 30 through September 24, 2004 we received $544,734 of additional gross cash proceeds from the private sale of our common stock, before commissions. We plan to raise funds through additional sales of equity securities in private transactions. Because there can be no assurance that we will be able to do so, we are pursuing borrowing arrangements as discussed below.

      2. BORROWING: On August 11, 2004, we borrowed $475,000 under a short-term secured promissory note (the "Bridge") held by Laird Q. Cagan, the Company's Chairman and major stockholder, secured by a pledge of all of our assets. The loan was earmarked as partial bridge financing for our purchase of the Tullos Urania Field properties for $732,000 on September 3, 2004. The Bridge loan with Mr. Cagan has been amended to delay the repayment until the earlier of (a) July 1, 2005, or (b) the date on which the cumulative gross equity funding after August 14, 2004 reaches $1 million. Terms of the mandatory prepayment have also been amended as more fully described in the original documents filed or incorporated by reference herein. Mr. Cagan is a founding Managing Partner of Cagan McAfee Capital Partners, the financial advisor to the Company that is arranging private equity fundings. If additional funds are not raised, we may not have sufficient funds to repay the Bridge loan or complete our capital expenditure program as currently contemplated.

            Since the beginning of 2004, we also began developing relations with at least three commercial banks and several private equity sources that specialize in making loans or investing in oil and gas producers. We believe that our Delhi and Tullos properties could provide sufficient collateral to repay the remaining Delhi Notes in full, as well as providing us with additional development capital aimed at increasing our production from our existing wells according to our original plan. In the event that the collateral is not sufficient to also repay the Bridge loan above, we would likely be required to negotiate those terms further.

      3. INCREASED PRODUCTION: We continue to work on increasing cash flow from operations through our Delhi Field and additional acquisition candidates, thereby spreading our overhead, including significant expenses of being a public company, over a larger revenue base. On September 3, 2004, we closed the purchase of producing properties in the Tullos Urania Field, located close to our Delhi Field operations in Northern Louisiana. We believe that net cash flow from operations at our Tullos property currently exceeds $30,000 per month. We also believe that opportunities exist to increase Tullos production with relatively small amounts of additional capital expenditures.

            We are pursuing additional acquisition candidates meeting our targeted requirements.

14.   LEASES

The Company is obligated for operating lease payments related to the Company's headquarters in Houston, Texas, and a gas processing plant servicing the Company's Delhi Field. Minimum lease payments are:

                      Fiscal 2005:        $  101,772
                      Fiscal 2006:            12,516
                      Total               $  114,288

Lease expense was $44,770 for the six months ended June 30, 2004 and $8,541 for the three months ended December 31, 2003.

15.   EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings
(loss) per share:

                                                                                                 FOR THE PERIOD FROM
                                                                               SIX MONTHS        SEPTEMBER 23, 2003
                                                                                  ENDED            (INCEPTION) TO
                                                                              JUNE 30, 2004       DECEMBER 31, 2003
Numerator:
   Net loss applicable to common stockholders                               $   (1,027,682)      $         (336,905)
   Plus income impact of assumed conversions:
            Preferred stock dividends                                                  N/A                      N/A
            Interest on convertible subordinated notes                                 N/A                      N/A
   Net loss applicable to common stockholders plus assumed Conversions          (1,027,682)                (336,905)
Denominator:
                                                                                22,057,614               20,091,720
Affect of potentially dilutive common shares:
   Warrants                                                                            N/A                      N/A
   Employee and director stock options                                                 N/A                      N/A
   Convertible preferred stock                                                         N/A                      N/A
   Convertible subordinated notes                                                      N/A                      N/A
   Redeemable preferred stock                                                          N/A                      N/A
Denominator for dilutive earnings per share--weighted-average shares
   Outstanding and assumed conversions                                          22,057,614               20,091,720
Loss per common share:
   Basic and diluted                                                        $        (0.05)      $            (0.02)

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Natural Gas Systems, Inc.

We have audited the accompanying statements of revenues and direct operating expenses of the Delhi Field acquired on September 23, 2003, for the period from January 1, 2003 to September 23, 2003 and for the nine-month period ended December 31, 2002. The statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free from material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statements referred to above present fairly, in all material respects, the direct operating revenues and direct operating expenses of the Delhi Field acquired on September 23, 2003, in conformity with accounting principles generally accepted in the United States of America.

Hein & Associates LLP
Houston, Texas

July 30, 2004

--------------------------------------------------------------------------------

                            NATURAL GAS SYSTEMS, INC.

     STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES OF THE DELHI FIELD
                         ACQUIRED ON SEPTEMBER 23, 2003

                                                    FOR THE
                                                  PERIOD FROM        FOR THE
                                                   JANUARY 1,       NINE-MONTH
                                                    2003 TO        PERIOD ENDED
                                                 SEPTEMBER 23,     DECEMBER 31,
                                                      2003             2002
                                                -------------     -------------
OIL AND GAS SALES                               $     148,506     $      64,491
DIRECT OPERATING EXPENSES                             141,854            55,202
                                                -------------     -------------

NET REVENUE                                     $       6,652     $       9,289
                                                =============     =============

--------------------------------------------------------------------------------

                            NATURAL GAS SYSTEMS, INC.

          NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

1.    BASIS OF PREPARATION

      The accompanying historical summaries of revenues and direct operating expenses relate to the operations of the Delhi Field oil and gas properties acquired by Natural Gas Systems, Inc. (the "Company") on September 23, 2003 from Delta Exploration and Development Co. and Camark Production Co. The properties were acquired for $1,000,000 in cash and an interest-free note payable in the amount of $1,495,000.

      Revenues are recorded when the Company's share of oil or natural gas and related liquids are sold. Direct operating expenses are recorded when the related liability is incurred. Direct operating expenses include lease operating expenses, ad valorem taxes and production taxes. Depreciation and amortization of oil and gas properties, general and administrative expenses and income taxes have been excluded from operating expenses in the accompanying historical summaries because the amounts would not be comparable to those resulting from proposed future operations.

      The historical summaries presented herein were prepared for the purpose of complying with the financial statement requirements of a business acquisition to be filed on Form 8-K as promulgated by Regulation S-B Item 3-10 of the Securities Exchange Act of 1934.

2.    SUPPLEMENTAL INFORMATION ON OIL AND GAS RESERVES (UNAUDITED)

      Proved oil and gas reserves consist of those estimated quantities of crude oil, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

      The following estimates of proved reserves have been made by independent engineers, based on the 80% net revenue interest purchased by the Company. The estimated net interest in proved reserves are based upon subjective engineering judgments and may be affected by the limitations inherent in such estimation. The process of estimating reserves is subject to continual revision as additional information becomes available as a result of drilling, testing, reservoir studies and production history. There can be no assurance that such estimates will not be materially revised in subsequent periods.

      The changes in proved reserves of the Delhi Field properties acquired on September 23, 2003 for the period from January 1, 2003 to September 23, 2003 and for the nine months ended December 31, 2002 are set forth below.

                                                                 NATURAL GAS
                                                     OIL          (THOUSAND
                                                  (BARRELS)      CUBIC FEET)
                                                   -------         -------
      Reserves at April 1, 2002                    248,074         778,700
      Production                                    (2,461)             --
      Revisions, extensions and discoveries             --              --
                                                   -------         -------
      Reserves at January 1, 2003                  245,613         778,700
      Production                                    (4,394)             --
      Revisions, extensions and discoveries             --              --
                                                   -------         -------
      Reserves at September 23, 2003               241,219         778,700
                                                   =======         =======

      The standardized measure of discounted estimated future net cash flows related to proved oil and gas reserves as of September 23, 2003 and December 31, 2002 is as follows:

                                                             SEPTEMBER 23,     DECEMBER 31,
                                                                  2003              2002
                                                             ------------      ------------
Future cash inflows                                          $ 11,097,902      $ 11,437,004
Future production costs                                        (2,892,314)       (3,054,627)
Future development costs                                         (357,000)         (357,000)
Future income taxes                                            (1,658,000)       (1,718,000)
                                                             ------------      ------------
Future net cash flows                                           6,190,588         6,307,377
10% annual discount                                            (1,290,548)       (1,669,865)
                                                             ------------      ------------
Standardized measure of discounted future net cash flows     $  4,900,040      $  4,637,512
                                                             ============      ============

      The primary changes in the standardized measure of discounted estimated future net cash flows for the period from January 1, 2003 to September 23, 2003 and for the nine-month period ended December 31, 2002, were as follows:

                                                               2003             2002
                                                           -----------      -----------
Beginning of period                                        $ 4,637,512      $ 3,254,254
Sales of oil and gas produced, net of production costs          (6,652)          (9,289)
Effect of change in prices                                    (267,891)       1,846,310
Accretion of discount                                          463,751          325,425
Net change in income taxes                                      47,492         (609,524)
Revision of estimates and other                                 25,828         (169,664)
                                                           -----------      -----------
End of period                                              $ 4,900,040      $ 4,637,512
                                                           ===========      ===========

      Estimated future cash inflows are computed by applying year-end prices of oil and gas to year-end quantities of proved reserves. Estimated future development and production costs are determined by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves at the end of the year, based on period-end costs and assuming continuation of existing economic conditions. Estimated future income tax expense is calculated by applying year-end statutory tax rates to estimated future pre-tax net cash flows related to proved oil and gas reserves, less Natural Gas Systems' tax basis of the properties involved as if the purchase had occurred at April 1, 2002.

      The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and as such, do not necessarily reflect the Company's expectations of actual revenues to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.

      On September 23, 2003, Natural Gas Systems, Inc. (the "Company") acquired interests in the Delhi Field for considering of $2,495,000. Unaudited pro forma financial statements have not been prepared to demonstrate the effect on the Company's financial position and results of operations as if the properties had been acquired on December 31, 2002 (with respect to the pro forma balance sheet) and at January 1, 2003 and April 1, 2002 (with respect to the pro forma statements of income) because the Company did not exist prior to September 23, 2003.

                                    UNAUDITED
                                    FINANCIAL
                                   STATEMENTS

                   NATURAL GAS SYSTEMS, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                   MARCH 31, 2005    JUNE 30, 2004
                                                                   --------------    -------------
                                                                    (unaudited)
                                     ASSETS
Current Assets:
        Cash                                                        $   978,412       $   367,831
        Accounts receivable                                             176,388            24,387
        Inventories                                                     250,050           115,859
        Prepaid expenses                                                 55,872            69,067
        Retainers and deposits                                           34,530             5,000
                                                                    -----------       -----------
                Total current assets                                  1,495,252           582,144

        Oil & Gas properties - full cost                              4,922,029         3,075,438
        Oil & Gas properties - not amortized                             95,510           105,225
        Less:  accumulated depletion                                   (212,330)          (55,509)
                                                                    -----------       -----------
                Net oil and gas properties                            4,805,209         3,125,154

        Furniture, fixtures, and equipment, at cost                       8,128             3,091
        Less:  accumulated depreciation                                  (2,461)           (1,159)
                                                                    -----------       -----------
                Net furniture, fixtures, and equipment                    5,667             1,932

Other Assets:
        Restricted deposits                                             602,246           301,835
        Other assets                                                    304,103                 0
                                                                    -----------       -----------
                Net other assets                                        906,349           301,835
                                                                    -----------       -----------
                Total assets                                          7,212,477         4,011,065
                                                                    ===========       ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
        Accounts payable                                                499,206           139,188
        Accrued liabilities                                              98,192            50,073
        Notes payable                                                    16,774           776,235
        Production taxes payable                                         48,837                 0
                                                                    -----------       -----------
                Total current liabilities                               663,009           965,496

Long term Liabilities:
        Notes payable                                                 2,877,846                 0
        Deferred plugging and abandonment liabilities                   321,374           311,442
                                                                    -----------       -----------
                Total liabilities                                     3,862,229         1,276,938

Stockholders' Equity:
      Common Stock, par value $0.001 per share;                          23,409            22,945
      100,000,000 shares authorized, 23,409,600 and 22,945,400
         shares issued and outstanding as of March 31, 2005
          and June 30, 2004, respectively
      Subscription receivable                                                30                 0
      Additional paid-in capital                                      6,684,358         4,453,905
      Deferred stock based compensation                                (310,187)         (378,136)
      Retained earnings (deficit)                                    (3,047,362)       (1,364,587)
                                                                    -----------       -----------
              Total stockholders' equity                              3,350,248         2,734,127
                                                                    -----------       -----------
              Total liabilities and stockholders' equity            $ 7,212,477       $ 4,011,065
                                                                    ===========       ===========

See accompanying notes to condensed consolidated financial statements.

                   NATURAL GAS SYSTEMS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                           NINE MONTHS       FOR THE PERIOD FROM
                                                          ENDED MARCH 31,    SEPTEMBER 23, 2003
                                                               2005            (INCEPTION) TO
                                                                               MARCH 31, 2004
                                                           ------------         ------------
                                                            (unaudited)         (unaudited)
Revenues:
             Oil sales                                     $    723,625         $     72,801
             Gas sales                                     $    293,203         $       --
                                                           ------------         ------------
                     Total revenues                        $  1,016,828         $     72,801

Expenses:
             Operating costs                               $    555,418         $    134,929
             Production taxes                              $     44,773         $      9,027
             Depletion                                     $    158,123         $     27,537
             General and administrative                    $  1,706,871         $    509,783
                                                           ------------         ------------
                                                           $  2,465,185         $    681,276

             Loss from operations                          $ (1,448,357)        $   (608,475)

Other income and expense:
             Interest income                               $      8,226         $      3,413
             Interest expense                              $   (201,698)        $    (56,350)
             Unrealized loss on financial instruments      $    (40,946)        $       --
                                                           ------------         ------------
                     Total other income and expense        $   (234,418)        $    (52,937)
                                                           ------------         ------------
Net Loss                                                   $ (1,682,775)        $   (661,412)
                                                           ============         ============

          Loss per common share, basic and diluted         $      (0.07)        $      (0.03)

          Weighted average number of common shares,
          basic and diluted                                  23,299,719           20,948,744

See accompanying notes to condensed consolidated financial statements.

                   NATURAL GAS SYSTEMS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               NINE MONTHS ENDED     FOR THE PERIOD
                                                                                 MARCH 31, 2005     FROM SEPTEMBER 23,
                                                                                                    2003 (INCEPTION)
                                                                                                    TO MARCH 31, 2004
                                                                                 -----------           -----------
                                                                                 (unaudited)           (unaudited)
Operating activities:
          Net loss                                                               $(1,682,775)          $  (661,412)

          Adjustments to reconcile net loss to net cash used by operating activities:
                 Stock-based compensation                                            620,589               104,707
                 Depletion                                                           156,821                27,537
                 Depreciation                                                          1,302                   773
                 Accretion of asset retirement obligation                              9,932                     0
          Changes in assets and liabilities:
                 Accounts receivable                                                (152,001)              (73,625)
                 Retainers and deposits                                              (29,530)             (342,473)
                 Inventories                                                        (134,191)             (119,908)
                 Accounts payable                                                    360,018               109,397
                 Production taxes payable                                             48,837                     0
                 Prepaid expenses                                                     13,195               (11,413)
                 Accrued expenses                                                     48,119                     0
                                                                                 -----------           -----------
                         Net cash used by operating activities                      (739,684)             (966,417)

Investing activities:
                 Capital expenditures for oil and gas properties                  (1,836,876)           (3,331,553)
                 Capital expenditures for furniture, fixtures and equipment           (5,037)               (3,092)
                 Other assets                                                       (344,811)              308,206
                                                                                 -----------           -----------
                         Net cash used in investing activities                    (2,186,724)           (3,026,439)

Financing activities:
                 Deferred financing fees                                            (259,703)                    0
                 Proceeds from notes payable                                       3,855,721             1,088,499
                 Payments on notes payable                                        (1,737,336)                    0
                 Proceeds from issuance of common stock                            1,678,307             3,018,200
                                                                                 -----------           -----------
                         Net cash generated by financing activities                3,536,989             4,106,699

          Net increase in cash                                                       610,581               113,843

          Cash and cash equivalents, beginning of period                             367,831                     0

          Cash and cash equivalents, end of period                                   978,412               113,843

          Supplemental Cash Flow Information:
                 Interest paid                                                   $   168,475           $      --
          Non-cash transactions:
                 Seller note issued to acquire properties, net of discount       $      --             $ 1,407,049

                 Assumption of plugging and abandonment liability                $      --             $   301,835

See accompanying notes to condensed consolidated financial statements.

                   NATURAL GAS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NATURAL GAS SYSTEMS, INC. AND SUBSIDIARIES

1.    NATURE OF BUSINESS, ORGANIZATION AND BASIS OF PREPARATION AND PRESENTATION

Headquartered in Houston, Texas, Natural Gas Systems, Inc. (the "Company", "NGS", "we" or "us") is a petroleum company incorporated under the laws of the State of Nevada, engaged primarily in the acquisition, exploitation and development of properties for the production of crude oil and natural gas from underground reservoirs. The Company acquires established oil and gas properties and exploits them through the application of conventional and specialized technology to increase production, ultimate recoveries, or both. At March 31, 2005, NGS conducted operations through its 100% working interests in the Delhi, Tullos Urania, Crossroads and Colgrade Fields located in Louisiana.

The condensed consolidated financial statements for the nine month period ended March 31, 2005 have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnotes normally prepared in accordance with accounting principles generally accepted in the United States of America have been omitted or condensed. However, in management's opinion, all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position and results of operations of the Company have been made.

The condensed consolidated financial statements provided herein should be read in conjunction with the financial statements and their accompanying notes included in the Company's Form 10-KSB filed for the period ended June 30, 2004 and Forms 10-QSB filed for the fiscal quarters ended September 30, 2004 and December 31, 2004.

2.    ACQUISITIONS

On February 3, 2005, we completed the purchase of a 100% working interest in certain leases with approximately 65 producing oil wells, 9 salt water disposal wells and 56 shut-in wells located in the Tullos Urania and Colgrade Fields in La Salle and Winn Parishes, Louisiana. Four of the 56 shut-in wells will require a new lease prior to restoration of production. The purchase price was $798,907 after post-closing adjustments to reflect an effective date of December 1, 2004, paid in cash. The acquisition was accounted for under the purchase method of accounting. No goodwill arose from the purchase. Revenue and expense from the property is recognized beginning February 1, 2005.

We believe that the foregoing acquisition is consistent with our strategic business plan to acquire established oil and gas properties in order to exploit them through the application of conventional and specialized technology to increase production, ultimate recoveries, or both. At the purchase date, the field's production capacity was estimated to average approximately 70 barrels of oil per day. Following the closing, we initiated a program of restoring shut-in wells to production, increasing overall production per well by the addition of incremental water disposal capacity and utilizing gas production to replace purchased power for pumps.

In September 2004, we purchased approximately 140 wells in the same fields from another operator. Those leases and wells directly offset (i.e. are geographically and geologically adjacent to) the wells purchased in February 2005, and NGS anticipates that the combination of operations will result in a more efficient and effective overall operation. Each of these property acquisitions, together and individually, are referred to as the "Tullos Field Area."

As is common with the purchase of producing oil and gas properties, we assumed an asset retirement obligation in connection with the acquisition of the fields described above. In accordance with FAS 143, management is making an assessment as to the amount of liability to be recorded in the Company's financial statements as a result of our assumption of these obligations.

3.    LOSS PER SHARE

The following table sets forth the computation of basic and diluted loss per share:

                                                                                 For the period
                                                              Nine months       from September 23,
                                                            ended March 31,     2003 (inception)
                                                                2005            to March 31, 2004
                                                             ------------       ----------------
Numerator:
     Net loss applicable to common stockholders              $ (1,682,775)      $       (661,412)
     Plus income impact  of assumed conversions:
          Preferred stock dividends                                   N/A                    N/A
          Interest on convertible subordinated notes                  N/A                    N/A
                                                             ------------       ----------------
     Net loss applicable to common stockholders
       plus assumed conversions                              $ (1,682,775)      $       (661,412)
                                                             ============       ================

Denominator:

Affect of potentially dilutive common shares:
        Warrants                                                      N/A                    N/A
        Employee and director stock options                           N/A                    N/A
        Convertible preferred stock                                   N/A                    N/A
        Convertible subordinated notes                                N/A                    N/A
        Redeemable preferred stock                                    N/A                    N/A
Denominator for dilutive earnings per share -  weighted
average shares
     Outstanding and assumed conversions                       23,299,719             20,948,744

Loss per common share:
     basic and diluted                                       $      (0.07)      $          (0.03)
                                                             ============       ================

4.    LIQUIDITY

As of March 31, 2005, we had $978,412 of unrestricted cash and positive working capital of $832,243, excluding $800,000 available for drawing under a facility provided by Prospect Energy Corporation (the "Prospect Facility" or "Facility"), which we have allowed to expire on May 3, 2005 as described in Note 5 below. We incurred losses for the nine months ended March 31, 2005 of $1,682,775, of which $620,589 were related to non-cash general and administrative charges associated with compensatory stock expense (See Note 6). Our positive working capital of $832,243 at March 31, 2005 was positively impacted by the $4,000,000 we received under the Prospect Facility, the proceeds of which were used to pay off most of our short-term debt and to replenish our working capital. See Note 5, Notes Payable.

During the nine months ended March 31, 2005, the Chairman of our Board of Directors, Laird Q. Cagan, loaned us, through a series of advances, $920,000 pursuant to a secured promissory note bearing interest at 10% per annum (the "Bridge Loan"), earmarked for our purchase of working interests in the Tullos Urania Field in Louisiana, working capital and certain costs related to the closing of the Prospect Facility. Pursuant to the terms of the Prospect Facility, we were permitted to repay in full the Bridge Loan following satisfaction of certain requirements, including the acquisition of oil and gas price hedges for at least 50% of current net production for a two year period. On February 15, 2005, we paid off the Bridge Loan in full, including accrued interest thereon, in the amount of $953,589. As of February 22, 2005 we had entered into contracts to hedge in excess of 50% of our estimated production from existing proved developed producing reserves covering a two year period.

On February 3, 2005, we closed the Prospect Facility and drew down $3,000,000, and on March 16, 2005 we drew down an additional $1,000,000 on the total of $4,800,000 committed under the Facility. The draws were used to fund the February 2005 acquisition of properties in Louisiana, costs of the financing, funding of a debt service reserve fund, repayment of the Bridge Loan, immediate re-development of our existing properties and for working capital purposes. We allowed the remaining $800,000 commitment to expire on May 3, 2005. After taking into account the effect of the completion of the February 2005 acquisition of properties (see Note 2), the closing of the Prospect Facility and our recent private placement of common stock described below, and before taking into account the effect of any new projects or acquisitions, we believe that our current liquidity and anticipated operating cash flows will be sufficient to meet our near-term operating expense and capital expenditure needs, absent unanticipated reductions of revenue or increases in expenses due to factors including, but not limited to, drops in product prices, unanticipated shut downs, bad weather and unforeseen expenses.

Subsequent to the end of the quarter, on May 6, 2005, we closed a private placement of 1,200,000 shares of common stock with a European institutional investor at a $2.50 price per share. Our gross proceeds were $3,000,000 before payment of a $240,000 placement fee to Chadbourn Securities and Laird Q. Cagan, the Chairman of our Board of Directors, and our obligation to issue them warrants to purchase up to 96,000 shares of our common stock at a price of $2.50 per share.

In accordance with our business objectives, we plan to continue expending considerable time and effort to secure additional capital in order to acquire additional oil and gas properties. There can be no assurance that we will be able to secure such additional financing on terms satisfactory to us or at all, or that we will be able to identify acquisitions that meet our strategic objectives.

5.    NOTES PAYABLE

The following table sets forth the Company's notes payable balances as of the dates indicated:

                                               MARCH 31,       JUNE 30,
             BORROWING                           2005            2004
             ---------                        ----------      ----------
Delhi Mortgage Note                           $       --      $  732,807
AICCO Insurance Premium Loan                          --          43,428
Cananwill Insurance Premium Loan                  16,774              --
Prospect Energy 5-Year Note                    2,877,846              --
Bridge Loan by our Chairman of the Board              --              --
Herlin Loan                                           --              --
TOTAL OUTSTANDING                             $2,894,620      $  776,235

DELHI MORTGAGE NOTES: In September 2003, we issued $1,500,000 of notes payable in connection with our acquisition of the Delhi Field. The notes were collateralized by a first mortgage on our Delhi Field and were payable to the sellers in twelve equal monthly installments beginning on January 30, 2004. Although the notes bear no interest, the Company imputed interest at 8% per annum, thus resulting in an initial recorded principal amount of $1,407,049. At March 31, 2005, there were no outstanding amounts owed under the Delhi Mortgage Notes.

AICCO LOAN: In May 2004, we borrowed $49,490 to finance 70% of our Director and Officer's liability insurance premiums. The loan required eight level mortgage-amortizing payments in the amount of $6,350 per month, including 7% interest per annum. At March 31, 2005, there were no outstanding amounts owed under the AICCO Loan.

CANANWILL LOAN: In October 2004, we borrowed $33,186 to finance 80% of our General Liability, Casualty and Well Control insurance premiums. The loan requires ten level payments in the amount of $3,399 per month, including 5.25% interest per annum. At March 31, 2005, $16,774 was owed under the Cananwill Insurance Premium Loan.

BRIDGE LOAN: As described in Note 4, during the nine months ended March 31, 2005, we borrowed a total of $920,000 from Laird Q. Cagan, the Company's Chairman and a major stockholder, secured by a pledge of all of our assets. On February 15, 2005, we repaid the Bridge Loan in full.

HERLIN LOAN: During the nine months ended March 31, 2005, Mr. Herlin advanced us $3,000 for working capital, with interest payable at 10% per annum. At March 31, 2005, Mr. Herlin's loan was included in accounts payable, which was paid in April, 2005.

PROSPECT FACILITY: As described in Note 4, on February 3, 2005 we closed the "Prospect Facility" (or "Facility"). Advances under the Prospect Facility can aggregate up to $4,800,000 if funded on or prior to May 3, 2005. To date, we have drawn $4,000,000 under the Facility in order to pay fees and expenses related to the financing, to fund the debt service reserve account, to fund the purchase of additional oil producing properties in the Tullos Urania and Colgrade Fields in Louisiana, to pay off the Bridge Loan to Mr. Cagan, to fund working capital and to fund the immediate re-development of our existing properties. We have allowed the remaining $800,000 commitment to expire as of May 4, 2005. At March 31, 2005, we owed $2,877,846 on the Prospect Facility, including the accreted discount through such date. At maturity or, exclusive of any prepayment penalty, on early prepayment, the total amount owed under the Facility will be $4,000,000 due to accretion of the original issue discount.

Under the terms of the Prospect Facility, each advance requires us to issue two securities, a debt security and an equity security (in the form of irrevocable and revocable warrants) as follows:

(i) The debt securities issued under the Facility (the "Prospect Loan(s)") were secured by all of our assets, bear an initial interest rate of 14% per annum payable in arrears on the "face" (the par or matured amount of the loan), mature on February 2, 2010 and do not require principal payments until the end of the term. For each draw under the Facility, we recorded a loan with an imputed discount equivalent to the value of the Prospect Warrants described below. Through March 31, 2005, we had drawn $4,000,000 under the Facility, crediting $2,850,992 (net of the discount described below) to the Prospect Loan. The fair value of the Prospect Warrants of $1,149,008 was recorded as a discount on the Prospect Loans with a corresponding credit to additional paid-in capital for the Prospect Warrants. The discount will be accreted as additional loan interest expense using the interest rate method over the five-year life of the loan, yielding an annual effective interest rate of 27.26% and 24.87% for the first and second Prospect Loans, respectively.

(ii) The equity securities issued under the Facility consisted of irrevocable and revocable warrants (the "Prospect Warrants"). An irrevocable warrant to purchase one share of our common stock was issued to Prospect for each $6.666667 drawn under the Facility, and a revocable warrant to purchase one share of our common stock was issued for each $10 drawn under the Facility. Through March 31, 2005 we had issued to Prospect Energy irrevocable warrants to acquire up to 600,000 shares of common stock exercisable over a five-year term at a price of $0.75 per common share, and revocable warrants to acquire up to 400,000 shares of common stock on the same terms, except that the revocable warrants will be automatically canceled if we attain certain financial targets by the end of February 2006, and such revocable warrants cannot be exercised prior to such date. As described under the Prospect Loan above, the Prospect Warrants have been credited to additional paid-in capital in the amount of $1,149,008. The holder of the shares of common stock underlying the Prospect Warrants are subject to a registration rights agreement, briefly described in Note 6, "Common Stock, Options and Warrants".

Among other restrictions and subject to certain exceptions, the Prospect Facility restricts us from creating liens, entering into certain types of mergers or consolidations, incurring additional indebtedness, changing the character of our business, or engaging in certain types of transactions. The Loan Agreement also requires us to maintain specified financial ratios (including a 1.5:1 ratio of borrowing base to debt and, commencing with the quarter ended September 30, 2005, a 2.0:1 ratio of operating cash flow to interest). In order to satisfy certain of these ratios, we will need to significantly increase our operating cash flow, of which there can be no assurance.

6.    COMMON STOCK, OPTIONS AND WARRANTS

                                  COMMON STOCK

During the nine months ended March 31, 2005, we raised gross proceeds of $1,728,876 from the sale of our common stock and warrants to purchase our common stock. Of the total, $579,868 was received from the sale of 394,200 shares of our common stock and 70,000 shares were issued upon the exercise of options previously granted under the stock option plan. The remaining $1,149,008 was allocated to the sale of the Prospect Warrants as described under "Options and Warrants" in this footnote. In connection with these issuances, we incurred placement fees to Chadbourn Securities and Laird Q. Cagan, our Chairman, in the aggregate amount of $17,840 and were obligated to issue them warrants to purchase up to a total of 12,536 shares of our common stock at an exercise price of $1.50 per share. We also paid $32,659 to unrelated third parties as finder's fees.

On May 6, 2005, we raised gross proceeds of $3,000,000 from the sale of common stock from one institutional investor in a private placement. A placement fee of $240,000 was paid to Chadbourn Securities and Laird Q. Cagan, and the Company is obligated to issue them warrants to purchase 96,000 shares of common stock at a price of $2.50 per share.

                              OPTIONS AND WARRANTS

During the nine months ended March 31, 2005, we issued options to purchase 200,000 shares of our common stock, issued warrants to purchase 1,429,836 shares of our common stock (including the warrants described under "Common Stock" in this footnote), cancelled warrants to purchase 16,000 shares of our common stock and honored the exercise of warrants to purchase 104,800 shares of our common stock, as described below:

With respect to the 200,000 options, on October 22, 2004 we recorded the grant of options to purchase up to an aggregate total of 200,000 shares of common stock with an exercise price of $1.00 per share, to our two independent board members, in error. In fact, the options were issued at an exercise price of $1.27 per share, which was 85% of the market price at the time of the grant, the minimum threshold allowed under the Stock Plan of 2004 (the "Plan"). In the current fiscal quarter, an adjustment was made to accurately reflect the terms of the grant.

As part of the $4,000,000 we have drawn under the Prospect Facility described in
Note 5, we have issued to Prospect Energy irrevocable warrants to acquire up to 600,000 shares of common stock exercisable over a five-year term at a price of $0.75 per common share, and revocable warrants to acquire up to 400,000 shares of common stock on the same terms, except that the revocable warrants will be automatically canceled if we attain certain financial targets by the end of February 2006. We also issued 5-year warrants to a third-party finder to acquire up to 50,000 shares of our common stock at $2.00 per share.

The shares of common stock issuable upon exercise of the Prospect Warrants are subject to a registration rights agreement, pursuant to which we have granted the holder certain piggyback registration rights.

As of January 1, 2005, we issued fully vested warrants to Tatum Partners to purchase up to 262,500 shares of our common stock at $.001 per share in exchange for a re-negotiated contract for Tatum's services. Under the terms of our original contract dated September 18, 2003, Tatum Partners agreed to provide the services of Robert Herlin as our CEO and provide access to Tatum's network of resources in exchange for a fee of $3,000 per month, a ten-year option to purchase up to 250,000 shares of our common stock at an exercise price of $.001 per share and 25% of any bonus or stock compensation awarded to Mr. Herlin during his service with us. As previously reported in our public filings, an option for 250,000 shares had been awarded in the name of Mr. Herlin in September of 2003 that was earmarked for transfer or reissuance to Tatum. Under the re-negotiated Tatum agreement, our monthly fee has been reduced to $1,000 per month, a new warrant to purchase 262,500 shares of our common stock was issued to Tatum, Tatum forfeited any interest in the original option to purchase up to 250,000 shares and Tatum agreed that they hold no rights to earn any additional amounts arising from Mr. Herlin's compensation, other than the reduced fee of $1,000 per month for one year. During the quarter ending March 31, 2005, we charged $432,976 to expense, representing the fair value of the warrants issued to Tatum. Tatum's warrants do not contain registration rights.

Also during the nine months ended March 31, 2005, we issued warrants to purchase up to 104,800 shares of our common stock at a nominal exercise price to investors who purchased our common stock in a private placement, warrants to purchase up to 50,000 shares at $2.00 per share to a third party finder in connection with the Prospect Facility, and warrants to purchase up to 12,536 shares at an exercise price of $1.50 per share to Chadbourn Securities for placement services related to sales of our common stock during the period.

During the nine months ended March 31, 2005, warrants to purchase 16,000 shares of our common stock were cancelled and warrants to purchase 104,800 shares were exercised.

We account for our employee stock option plan under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations. The following table illustrates the effect on net income and earnings per share for the nine months ended March 31, 2005, as if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS 148, Accounting for Stock-Based Compensation Transition and Disclosure, issued in December 2002.

                                                                                      Nine Months
                                                                                      ended  March
                                                                                       31, 2005
                                                                                     -------------
Pro forma impact of Fair Value Method (SFAS 148):
     Net loss attributable to common stockholders, as reported                       $  (1,682,775)
     Plus employee compensation expense determined under Intrinsic Value Method
     Less employee compensation expense determined under Fair Value                  $      11,000
     Method                                                                          $     (51,046)
                                                                                     -------------
     Pro forma net loss attributable to common stockholders                          $  (1,722,821)

Loss per share (basic & diluted):
     As reported                                                                     $       (0.07)
     Pro Forma                                                                       $       (0.07)
        Weighted average Black-Schoales fair value assumptions:
               Risk free interest rate                                                        4.93%
               Expected life                                                               3 years
               Expected volatility                                                           103.6%
               Expected dividend yield                                                         0.0%

7. COMMODITY HEDGING

Pursuant to the terms of the Prospect Facility we closed on February 3, 2005, we entered into financial instruments covering approximately 50% of our expected oil and gas production from proved developed producing properties over the next two years. We used reserve report data prepared by W. D. Von Gonten & Co., our independent petroleum engineering firm, to estimate our future production for hedging purposes. As we may elect under FAS 133, Accounting for Derivative Instruments and Hedging Activities, we have designated our physical delivery contracts as normal delivery sale contracts. For the puts we recently purchased, we have not fulfilled the documentation requirements of FAS 133. As a result, the unrealized losses from our put contracts are expensed in our statement of operations. At March 31, 2005, we had the following financial instruments in place:

(i) 2,100 Bbls of oil to be delivered monthly from March 2005 through February 2006 to Plains Oil Marketing LLC, at $48.35 per barrel, plus or minus changes in basis between: (a) the arithmetic daily average of the prompt month "Light Sweet Crude Oil" contract reported by the New York Mercantile Exchange, and (b) Louisiana field posted price. This is accounted for as a normal delivery sales contract.

(ii) 100 MCFD of natural gas at a fixed price of $6.21, delivered through our Delhi Field sales tap into Gulf South's pipeline, for the account of Texla for deliveries from March 2005 to May 2006. This is accounted for as a normal delivery sales contract.

(iii) Purchase of a non-physical put contract (or price floor) at $38 per barrel for 2,000 Bbls of crude oil production from March 2006 through February 2007. This is accounted for as a "mark-to-market" derivative investment. Of the $72,000 premium we paid for the put option, we charged $40,946 to expense for the difference between the purchase price paid and the market value of the put at March 31, 2005.

Subsequent to the end of the quarter ended March 31, 2005, we extended the price swap described in (i) above for an additional three months for the volume of 2,100 barrels of oil per month at a fixed price of $52.55 per barrel of oil.

8. RELATED PARTY TRANSACTIONS

Laird Q. Cagan, Chairman of our Board, is a Managing Director and co-owner of Cagan McAfee Capital Partners, LLC ("CMCP"). CMCP performs financial advisory services to us pursuant to a written agreement, earning a monthly retainer of $15,000. At March 31, 2005, CMCP's fees for March 2004 through January, 2005, totaling $180,000, were accrued, but unpaid. Mr. Cagan is a registered representative of Chadbourn Securities, Inc. ("Chadbourn"), our placement agent in private equity financings. Mr. Cagan and Chadbourn Securities earned $17,840 for the placement of 394,200 shares of our common stock during the nine months ended March 31, 2005.

During the nine month period ended March 31, 2005, we charged $17,840 to stockholder's equity as a reduction of the proceeds from common stock sales placed by Chadbourn Securities and Mr. Cagan, and were issued warrants to purchase up to a total of 12,536 shares of our common stock to Chadbourn Securities and Mr. Cagan in connection with the placement of our common shares. These warrants have a $1.50 exercise price and a seven-year term.

John Pimentel, a member of our Board of Directors, is a principal at CMCP.

Eric McAfee, also a Managing Director of CMCP and a significant shareholder of ours, has served as Vice Chairman of the Board of Verdisys, Inc., the provider of certain horizontal drilling services to us. During 2004, Mr. McAfee resigned from the Board of Directors of Verdisys, but continues to hold shares in both companies. Mr. McAfee has represented to us that he is also a 50% owner of Berg McAfee Companies, LLC, which owns approximately 30% of the outstanding shares of Verdisys, Inc. NGS paid $130,000 to Verdisys during fiscal 2003 and $25,960 during fiscal 2004 for horizontal drilling services.

During the nine months ended March 31, 2005, Mr. Cagan loaned us $920,000 under the Bridge Loan. We paid off the loan in the amount of $953,589, including accrued interest, on February 15, 2005. See Note 5, Notes Payable, for a further explanation.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Our Articles of Incorporation provide that no officer or director shall be personally liable to our corporation or our stockholders for monetary damages except as provided pursuant to Nevada law. Our bylaws and Articles of Incorporation also provide that we shall indemnify and hold harmless each person who serves at any time as a director, officer, employee or agent of our company from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director, officer, employee or agent of our company, and shall reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with Nevada law. The rights accruing to any person under our bylaws and Articles of Incorporation do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by our bylaws or Articles of Incorporation.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling stockholders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

SEC registration fee.............................................         $1,495
Accounting fees and expenses.....................................              *
Legal fees and expenses..........................................              *
Printing and related expenses....................................              *
Transfer agent fees and expenses.................................              *
Miscellaneous....................................................              *

Total............................................................         $    *

-----------------

*  To be filed by amendment

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

      On September 23, 2003, Natural Gas Systems, Inc., a Delaware corporation ("Old NGS"), a subsidiary of Natural Gas Systems, Inc., a Nevada corporation (our "company"), issued 18,000,000 million shares to various founders. Included in this issuance, Mr. Herlin also purchased 1,000,000 shares of common stock (included in the issuance of 18,000,000 shares above) of Old NGS at a price of $.001 per share, with Old NGS having a repurchase right under a reverse vesting arrangement over 27 months. We issued and sold the foregoing securities pursuant to an exemption from registration provided by Rule 506 of Regulation D and
Section 4(2) of the Securities Act of 1933.

      Old NGS also granted on September 23, 2003 stock options to purchase 350,000 shares of Old NGS common stock at an exercise price of $0.001 per share. Of these options, Robert S. Herlin was granted a stock option to purchase up to 250,000 shares of Old NGS common stock at an exercise price of $0.001 per share, vesting over four years, pursuant to Mr. Herlin's executive employment agreement. In addition, a stock option of 100,000 shares was granted to Mr. Lee, the company's corporate counsel. These securities were issued pursuant to an exemption from registration provided by Rule 701 of the Securities Act of 1933, as amended..

      On November 10, 2003, Old NGS granted Sterling McDonald a stock option to purchase up to 250,000 shares of common stock of Old NGS at an exercise price of $0.25 per share, vesting over 48 months, pursuant to Mr. McDonald's executive employment agreement. We issued and sold the foregoing securities pursuant to an exemption from registration provided by Rule 701 of the Securities Act of 1933, as amended.

      In early 2004, Old NGS issued 3,000,000 shares of our common stock at a price of $1.00 per share to approximately 100 accredited investors. We issued and sold the foregoing securities pursuant to an exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. In May 2004, we sold 749,478 shares of our common stock at a price of $1.00 per share (net of warrants exercised at $0.01 per share) to three accredited investors We issued and sold the foregoing securities pursuant to an exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. In connection with this two offerings, we paid a placement agent fee to Chadbourn Securities, Inc., an NASD broker dealer, and Laird Q. Cagan, chairman of our board of directors and a registered representative of Chadbourn Securities, Inc., and their assigns (collectively, the "Placement Agent") comprised of seven-year warrants to acquire up to 79,931 shares of our common stock at an exercise price of $1.00 per share, and cash in the amount of $60,000.

      In 2004, we, as Reality Interactive, Inc., issued our then-president 7,000,000 shares of our common stock for services rendered valued at $7,000. We issued and sold the foregoing securities pursuant to an exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. In 2004, we, as Reality Interactive, Inc., also issued a total of 695,000 shares of our common stock upon conversion of $230,000 of indebtedness. We issued and sold the foregoing securities pursuant to an exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

      On May 26, 2004, we, as Reality Interactive, Inc., entered into a merger with Old NGS whereby the shareholders of Old NGS received 21,749,478 shares of our common stock in exchange for all of the 21,749,748 shares of Old NGS common stock then outstanding. All stock options of Old NGS were exchanged in the merger for stock options exercisable for shares of our common stock. The operations and management of Old NGS became our own, and we changed our name to Natural Gas Systems, Inc. All of the shareholders of Old NGS were accredited investors. In connection with consulting services related to the merger, we issued seven-year warrants to acquire up to 240,000 shares of our common stock at an exercise price of $1.00 per share (including 165,000 warrants to Cagan McAfee Capital Partners, an entity 50% owned and controlled by the Company's chairman, Laird Q. Cagan, and cash in the amount of $300,000. We issued and sold the foregoing securities pursuant to an exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

      In June 2004, we sold 249,667 shares of our common stock at a price of $1.00 per share (net of warrants exercised at $0.01 per share) to one accredited investor. We issued and sold the foregoing securities pursuant to an exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. In connection with this offering, we paid our Placement Agent $20,000.

      In July 2004, we sold 200,000 shares of our common stock at a price of $1.50 per share (net of warrants exercised at $0.01 per share) to one accredited investor. We issued and sold the foregoing securities pursuant to an exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. In connection with this two offerings, we paid our Placement Agent seven-year warrants to acquire up to 12,536 shares of our common stock at an exercise price of $1.50 per share.

      During the nine months ended March 31, 2005, Mr. Cagan loaned us, through a series of advances, $920,000 pursuant to a secured promissory note bearing interest at 10% per annum. We issued and sold the foregoing security pursuant to an exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

      On October 22, 2004, our board of directors approved the grant of options to purchase up to 100,000 shares of our common stock at an exercise price of $1.27 per share, to each of our two independent board members, Messrs. Gene Stoever and Jed DiPaolo. The options vest annually over a two-year period beginning May 26, 2004, the date of the directors' election to our board. We issued and sold the foregoing securities pursuant to an exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

      On April 4, 2005, as compensation for services rendered, we effectuated a grant to (i) Tatum Partners of a warrant to purchase up to 262,500 shares of our common stock at an exercise price of $.001 per share, (ii) Robert S. Herlin, our president and chief executive officer, of a stock option to purchase up to 500,000 shares of our common stock at an exercise price of $1.80 per share and a warrant to purchase up to 287,500 shares of our common stock at an exercise price of $1.80 per share and (iii) Sterling McDonald, our chief financial officer, of a stock option to purchase up to 350,000 shares of our common stock at an exercise price of $1.80 per share. In addition, options to purchase 150,000 shares of Company common stock, with an exercise price equal to $1.80 were granted to a key employee and independent contractor. We granted the foregoing securities pursuant to an exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

      From October 2004 to February 2005, we sold a total of 139,400 Units, at a price of $2.00 per Unit, to a total of 11 investors. All investors were accredited investors. Each Unit consisted of one share of our common stock and warrants to acquire up to one-third of a share of our common stock at an exercise price of $0.01 per share. All of the Warrants were immediately exercised, resulting in the issuance by us of an additional 54,800 shares of our common stock. In connection with this offering, we paid a fee to the Placement Agent comprised of seven-year warrants to acquire up to 12,536 shares of our common stock at an exercise price of $1.50 per share, and cash in the amount of $17,840. We issued and sold the foregoing securities pursuant to an exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

      On October 20, 2004, we entered into a Stock Purchase Agreement with Seaside Investments PLC ("Seaside"). The Seaside agreement provided for the issuance by NGS to Seaside of 1,000,000 shares of NGS common stock ("NGS Common Stock") in exchange for up to 1,484,031 ordinary shares of Seaside ("Seaside Ordinary Shares"). The Seaside Agreement and related Escrow Agreement provided for the shares of NGS Common Stock and the Seaside Ordinary Shares to be placed in escrow pending the satisfaction of certain closing conditions, including the admission of the Seaside Ordinary Shares for listing on the London Stock Exchange (the "Seaside Listing"). The Seaside Agreement provided that in the event the Seaside Listing was not obtained by October 30, 2004, we would have the option to terminate the Seaside Agreement, in which case the Seaside Ordinary Shares and the shares of NGS Common Stock would be returned to Seaside and NGS, respectively. As of October 30, 2004, the Seaside Listing had not been obtained, and on November 12, 2004, NGS notified Seaside that, effective as of that date, NGS was terminating the Seaside Agreement. Accordingly, the shares of NGS Common Stock placed in escrow have been cancelled by NGS. We issued and sold the foregoing securities pursuant to an exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

      On February 2, 2005, we entered into a senior secured loan agreement (the "Loan Agreement") with Prospect Energy Corporation ("Prospect") providing for borrowings by us of up to $4.8 million (the "Secured Loan"). On February 3, 2005, we borrowed $3.0 million under the Loan Agreement. The Secured Loan bears interest at an annual rate equal to the greater of (a) 14% and (b) the Treasury Rate plus 9%, with interest payable in arrears on the last day of each month. The Secured Loan is due in full on February 2, 2010. Pursuant to the terms of the Loan Agreement, we were required to (i) pay Prospect a $96,000 cash fee,
(ii) reimburse Prospect for its legal fees incurred in connection with the transaction, and (iii) issue Prospect five-year warrants to purchase up to 450,000 shares of our common stock at an exercise price of $0.75 per share, and "revocable warrants" to purchase up to an additional 300,000 shares of our common stock at an exercise price of $0.75 per share. The revocable warrants are subject to cancellation by us prior to their exercise if we meet and maintain certain operating cash flow targets. On March 16, 2005, we borrowed an additional $1.0 million under the Loan Agreement and issued additional warrants and "revocable warrants" to Prospect (to purchase up to 150,000 shares and 100,000 shares, respectively). In connection with the Secured Loan, we also paid a third-party consultant a $30,000 cash fee and issued such party warrants to acquire up to 50,000 shares of our common stock at an exercise price of $2.00 per share. We issued and sold the foregoing securities pursuant to an exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

      In May 2005, we sold 1,200,000 shares of our common stock at a price of $2.50 per share, to one accredited investor. In connection with this offering, we paid a fee to the Placement Agent comprised of seven-year warrants to acquire up to 96,000 shares of our common stock at an exercise price of $2.50 per share, and cash in the amount of $240,000. We issued and sold the foregoing securities pursuant to an exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

      On May 5, 2005, we issued 120,000 shares of our common stock to Liviakis Financial Communications, our investor relations firm, at a purchase price of $.001 per share, as additional compensation for services rendered to us. The shares are subject to monthly vesting over a 12 month period. We issued and sold the foregoing securities pursuant to an exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.


      ITEM 27. EXHIBITS

EXHIBIT                 DESCRIPTION
NUMBER

3.1        Amended and Restated Articles of Incorporation*

3.2        Amended Bylaws*

4.1        Specimen form of the Company's Common Stock Certificate*

5.1        Opinion of Troy & Gould Professional Corporation*

10.1 Securities Purchase Agreement dated as of May 6, 2005, by and between the Company and Rubicon Master Fund (2)

10.2 Registration Rights Agreement dated as of May 6, 2005, by and between the Company and Rubicon Master Fund (2)

10.3 Amendment to Consulting Agreement, dated as of May 4, 2005, by and between the Company and Liviakis Financial Communications, Inc. (2)

10.4 Stock Grant Agreement, dated as of May 4, 2005, by and between the Company and Liviakis Financial Communications, Inc. (2)

10.5       Executive Employment Agreement, Robert S. Herlin, dated April 4, 2005
           (3)

10.6       Herlin Stock Option Agreement, dated April 4, 2005 (3)

10.7       Herlin Warrant Agreement, dated April 4, 2005 (3)

10.8       Amended and Restated Tatum Resources Agreement, dated April 4, 2005
           (3)

10.9       Tatum Warrant Agreement, dated April 4, 2005 (3)

10.10 Executive Employment Agreement, Sterling H. McDonald, dated April 4, 2005 (3)

10.11      McDonald Stock Option Agreement, dated April 4, 2005 (3)

10.12 Certificate of Draw Request, dated as of February 16, 2005, between the Company and Prospect Energy Corporation ("Prospect") (4)

10.13 Loan Agreement, dated as of February 2, 2005, between the Company and Prospect (5)

10.14 Mortgage, Collateral Assignment, Security Agreement and Financing Statement by NGS Sub. Corp., dated as of February 2, 2005 (5)

10.15      Company Promissory Note in favor of Prospect (5)

10.16 Security Agreement, dated as of February 2, 2005, between NGS Sub. Corp. and Prospect (5)

10.17 Security Agreement, dated as of February 2, 2005, between Natural Gas Systems, Inc., a Delaware corporation, and Prospect (5)

10.18 Guaranty Agreement, dated as of February 2, 2005, by Natural Gas Systems, Inc., a Delaware corporation, NGS Sub. Corp., Arkla Petroleum, L.L.C. and Four Star Development Corporation, in favor of Prospect (5)

10.19 Warrant Agreement, dated as of February 2, 2005, between the Company and Prospect (5)

10.20 Company Common Stock Purchase Warrant in favor of Prospect, dated as of February 2, 2005 (5)

10.21 Revocable Warrant Agreement, dated as of February 2, 2005, between the Company and Prospect (5)`

10.22 Company Revocable Common Stock Purchase Warrant in favor of Prospect, dated as of February 2, 2005 (5)

10.23 Registration Rights Agreement, dated as of February 2, 2005, between the Company and Prospect (5)

10.24 Definitive Asset Purchase Agreement, dated as of February 2, 2005, by and between Chadco, Inc., Alan Chadwick McCartney, Sonya Lynn McCarty McCartney and NGS Sub. Corp. (5)

10.25 Amendment to Secured Promissory Note - Laird Q. Cagan, dated September 20, 2004 (6)

10.26      Form of Subscription Agreement (7)

10.27      Form of Registration Rights Agreement (7)

10.28      Asset Purchase Agreement for Delhi Field, dated September 24, 2003
           (8)

10.29      Asset Purchase Agreement for Tullos Field, dated September 3, 2004
           (8)

10.30 Engagement Agreement - Cagan McAfee Capital Partners, LLC, dated September 23, 2003 (8)

10.31 Addendum to Engagement Agreement - Cagan McAfee Capital Partners, LLC, dated May 5, 2004 (8)

10.32      Lateral Drilling Services Agreement - Verdisys, Inc., January 27,
           2004 (8)

10.33      Secured Promissory Note - Laird Q. Cagan, dated August 10, 2004 (8)

10.35 Agreement and Plan of Reorganization dated as of April 12, 2004 among Reality Interactive, Inc., Reality Acquisition Corp., Global Marketing Associates, Inc., Dean H. Becker and the Company (9)

10.36      Plains Marketing Agreement*

10.37      2004 Stock Plan (10)

10.38      2003 Stock Option Plan

21.1       List of Subsidiaries*

23.1       Consent of Hein & Associates, LLP, independent auditors (1)

23.2 Consent of Troy & Gould Professional Corporation (reference is made to Exhibit 5.1)*

24.1       Power of Attorney (reference is made to signature page)

----------------------

*     To be filed by amendment

(1)   Filed herewith.

(2) Previously filed as an exhibit to the Company's Current Report on Form 8-K on May 11, 2005, which exhibit is hereby incorporated herein by reference.

(3) Previously filed as an exhibit to the Company's Current Report on Form 8-K on April 8, 2005, which exhibit is hereby incorporated herein by reference.

(4) Previously filed as an exhibit to the Company's Current Report on Form 8-K on March 21, 2005, which exhibit is hereby incorporated herein by reference.

(5) Previously filed as an exhibit to the Company's Current Report on Form 8-K on February 8, 2005, which exhibit is hereby incorporated herein by reference.

(6) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB on November 17, 2004, which exhibit is hereby incorporated herein by reference.

(7) Previously filed as an exhibit to the Company's Current Report on Form 8-K on October 26, 2004, which exhibit is hereby incorporated herein by reference.

(8) Previously filed as an exhibit to the Company's Report on Form 10-KSB on September 28, 2004, which exhibit is hereby incorporated herein by reference.

(9) Previously filed as an exhibit to the Company's Current Report on Form 8-K/A on April 27, 2004, which exhibit is hereby incorporated herein by reference.

(10) Previously filed as an exhibit to the Company's Definitive Information Statement on Schedule 14C, which exhibit is hereby incorporated by reference.


ITEM 28. UNDERTAKINGS

      B.    Rule 415 Offering

      We hereby undertake:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      C. Request for Acceleration of Effective Date

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Houston, Texas, on June 6, 2005.

                                       NATURAL GAS SYSTEMS, INC.


                                       By: /s/ Robert S. Herlin
                                           -------------------------------------
                                           Robert S. Herlin, President

                                POWER OF ATTORNEY

      The officers and directors of Natural Gas Systems, Inc., whose signatures appear below, hereby constitute and appoint Robert S. Herlin and Sterling McDonald, and each of them, their true and lawful attorneys and agents, each with power to act alone, to sign, execute and cause to be filed on behalf of the undersigned any amendment or amendments, including post-effective amendments, to this registration statement of Natural Gas Systems, Inc. on Form SB-2. Each of the undersigned does hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                  TITLE                                                DATE
/s/ Robert S. Herlin                       President (principal executive officer) and          June 6 2005
----------------------------------         Chief Executive Officer and Director
Robert S. Herlin


/s/ Laird Q. Cagan                         Chairman of the Board                                June 6, 2005
----------------------------------
Laird Q. Cagan


/s/ Sterling McDonald                      Chief Financial Officer (principal financial         June 6,2005
----------------------------------         and accounting officer)
Sterling McDonald


/s/ John Pimentel                          Director                                             June 6, 2005
----------------------------------
John Pimentel


                                           Director                                             June 6, 2005
----------------------------------
E.J. DiPaolo


/s/ Gene Stoever                           Director                                             June 6,2005
----------------------------------
Gene Stoever

                                  EXHIBIT INDEX

EXHIBIT                 DESCRIPTION
NUMBER

3.1        Amended and Restated Articles of Incorporation (1)

3.2        Amended Bylaws (1)

4.1        Specimen form of the Company's Common Stock Certificate*

5.1        Opinion of Troy & Gould Professional Corporation*

10.1 Securities Purchase Agreement dated as of May 6, 2005, by and between the Company and Rubicon Master Fund (2)

10.2 Registration Rights Agreement dated as of May 6, 2005, by and between the Company and Rubicon Master Fund (2)

10.3 Amendment to Consulting Agreement, dated as of May 4, 2005, by and between the Company and Liviakis Financial Communications, Inc. (2)

10.4 Stock Grant Agreement, dated as of May 4, 2005, by and between the Company and Liviakis Financial Communications, Inc. (2)

10.5       Executive Employment Agreement, Robert S. Herlin, dated April 4, 2005
           (3)

10.6       Herlin Stock Option Agreement, dated April 4, 2005 (3)

10.7       Herlin Warrant Agreement, dated April 4, 2005 (3)

10.8       Amended and Restated Tatum Resources Agreement, dated April 4, 2005
           (3)

10.9       Tatum Warrant Agreement, dated April 4, 2005 (3)

10.10 Executive Employment Agreement, Sterling H. McDonald, dated April 4, 2005 (3)

10.11      McDonald Stock Option Agreement, dated April 4, 2005 (3)

10.12 Certificate of Draw Request, dated as of February 16, 2005, between the Company and Prospect Energy Corporation ("Prospect") (4)

10.13 Loan Agreement, dated as of February 2, 2005, between the Company and Prospect (5)

10.14 Mortgage, Collateral Assignment, Security Agreement and Financing Statement by NGS Sub. Corp., dated as of February 2, 2005 (5)

10.15      Company Promissory Note in favor of Prospect (5)

10.16 Security Agreement, dated as of February 2, 2005, between NGS Sub. Corp. and Prospect (5)

10.17 Security Agreement, dated as of February 2, 2005, between Natural Gas Systems, Inc., a Delaware corporation, and Prospect (5)

10.18 Guaranty Agreement, dated as of February 2, 2005, by Natural Gas Systems, Inc., a Delaware corporation, NGS Sub. Corp., Arkla Petroleum, L.L.C. and Four Star Development Corporation, in favor of Prospect (5)

10.19 Warrant Agreement, dated as of February 2, 2005, between the Company and Prospect (5)

10.20 Company Common Stock Purchase Warrant in favor of Prospect, dated as of February 2, 2005 (5)

10.21 Revocable Warrant Agreement, dated as of February 2, 2005, between the Company and Prospect (5)`

10.22 Company Revocable Common Stock Purchase Warrant in favor of Prospect, dated as of February 2, 2005 (5)

10.23 Registration Rights Agreement, dated as of February 2, 2005, between the Company and Prospect (5)

10.24 Definitive Asset Purchase Agreement, dated as of February 2, 2005, by and between Chadco, Inc., Alan Chadwick McCartney, Sonya Lynn McCarty McCartney and NGS Sub. Corp. (5)

10.25 Amendment to Secured Promissory Note - Laird Q. Cagan, dated September 20, 2004 (6)

10.26      Form of Subscription Agreement (7)

10.27      Form of Registration Rights Agreement (7)

10.28      Asset Purchase Agreement for Delhi Field, dated September 24, 2003
           (8)

10.29      Asset Purchase Agreement for Tullos Field, dated September 3, 2004
           (8)

10.30 Engagement Agreement - Cagan McAfee Capital Partners, LLC, dated September 23, 2003 (8)

10.31 Addendum to Engagement Agreement - Cagan McAfee Capital Partners, LLC, dated May 5, 2004 (8)

10.32      Lateral Drilling Services Agreement - Verdisys, Inc., January 27,
           2004 (8)

10.33      Secured Promissory Note - Laird Q. Cagan, dated August 10, 2004 (8)

10.35 Agreement and Plan of Reorganization dated as of April 12, 2004 among Reality Interactive, Inc., Reality Acquisition Corp., Global Marketing Associates, Inc., Dean H. Becker and the Company (9)

10.36      Plains Marketing Agreement*

10.37      2004 Stock Plan

10.38      2003 Stock Option Plan

21.1       List of Subsidiaries*

23.1       Consent of Hein & Associates, LLP, independent auditors (1)

23.2 Consent of Troy & Gould Professional Corporation (reference is made to Exhibit 5.1)*

24.1       Power of Attorney (reference is made to signature page)

--------------------------------

(1)   Filed herewith.

(2) Previously filed as an exhibit to the Company's Current Report on Form 8-K on May 11, 2005, which exhibit is hereby incorporated herein by reference.

(3) Previously filed as an exhibit to the Company's Current Report on Form 8-K on April 8, 2005, which exhibit is hereby incorporated herein by reference.

(4) Previously filed as an exhibit to the Company's Current Report on Form 8-K on March 21, 2005, which exhibit is hereby incorporated herein by reference.

(5) Previously filed as an exhibit to the Company's Current Report on Form 8-K on February 8, 2005, which exhibit is hereby incorporated herein by reference.

(6) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB on November 17, 2004, which exhibit is hereby incorporated herein by reference.

(7) Previously filed as an exhibit to the Company's Current Report on Form 8-K on October 26, 2004, which exhibit is hereby incorporated herein by reference.

(8) Previously filed as an exhibit to the Company's Report on Form 10-KSB on September 28, 2004, which exhibit is hereby incorporated herein by reference.

(9) Previously filed as an exhibit to the Company's Current Report on Form 8-K/A on April 27, 2004, which exhibit is hereby incorporated herein by reference.